- - - - --------------------------------------------------------------------------------
- - - - --------------------------------------------------------------------------------


                          STONE CONTAINER CORPORATION,
                                   as Issuer


                                       TO


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                   as Trustee


                                    _________


                                    Indenture


                          Dated as of October 12, 1994


                                  ____________

                               up to $500,000,000

                      10 3/4% First Mortgage Notes due 2002

- - - - --------------------------------------------------------------------------------
- - - - --------------------------------------------------------------------------------

                           STONE CONTAINER CORPORATION

           Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of October 12, 1994

Trust Indenture                              Indenture Section
  Act Section

Section  310(a)(1) . . . . . . . . . . . . .     609
   (a)(2). . . . . . . . . . . . . . . . . .     609
   (a)(3). . . . . . . . . . . . . . . . . .     Not Applicable
   (a)(4). . . . . . . . . . . . . . . . . .     Not Applicable
   (a)(5). . . . . . . . . . . . . . . . . .     609
   (b) . . . . . . . . . . . . . . . . . . .     608, 610
   (c) . . . . . . . . . . . . . . . . . . .     Not Applicable
Section  311(a). . . . . . . . . . . . . . .     613
   (b) . . . . . . . . . . . . . . . . . . .     613
   (b)(2). . . . . . . . . . . . . . . . . .     703(a), 703(b)
Section  312(a). . . . . . . . . . . . . . .     701, 702(a)
   (b) . . . . . . . . . . . . . . . . . . .     702(b)
   (c) . . . . . . . . . . . . . . . . . . .     702(c)
Section  313(a)  . . . . . . . . . . . . . .     703(a)
   (b) . . . . . . . . . . . . . . . . . . .     703(b)
   (c) . . . . . . . . . . . . . . . . . . .     703(a), 703(b)
   (d) . . . . . . . . . . . . . . . . . . .     703(b
Section  314(a)(1) . . . . . . . . . . . . .     704
     (a)(2). . . . . . . . . . . . . . . . .     704
     (a)(3). . . . . . . . . . . . . . . . .     704
     (a)(4). . . . . . . . . . . . . . . . .     1011
     (b) . . . . . . . . . . . . . . . . . .     1302
   (c)(1). . . . . . . . . . . . . . . . . .     102
   (c)(2). . . . . . . . . . . . . . . . . .     102
   (c)(3). . . . . . . . . . . . . . . . . .     Not Applicable
   (d) . . . . . . . . . . . . . . . . . . .     1009, 1015,
       . . . . . . . . . . . . . . . . . . .     1305(b), 1610
   (e) . . . . . . . . . . . . . . . . . . .     102
   (f) . . . . . . . . . . . . . . . . . . .     Not Applicable
Section  315(a). . . . . . . . . . . . . . .     601(a)
   (b) . . . . . . . . . . . . . . . . . . .     602, 703(a)
   (c) . . . . . . . . . . . . . . . . . . .     601(b)
   (d) . . . . . . . . . . . . . . . . . . .     601(c)
   (d)(1). . . . . . . . . . . . . . . . . .     601(a), 601(c)
   (d)(2). . . . . . . . . . . . . . . . . .     601(c)
   (d)(3). . . . . . . . . . . . . . . . . .     601(c)
   (e) . . . . . . . . . . . . . . . . . . .     514
Section  316(a). . . . . . . . . . . . . .       101
   (a)(1)(A) . . . . . . . . . . . . . . . .     512
   (a)(1)(B) . . . . . . . . . . . . . . . .     502, 513
   (a)(2). . . . . . . . . . . . . . . . . .     Not Applicable
   (b) . . . . . . . . . . . . . . . . . . .     508
____________________

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

Section  317(a)(1) . . . . . . . . . . . . .     503
   (a)(2). . . . . . . . . . . . . . . . . .     504
   (b) . . . . . . . . . . . . . . . . . . .     1003
   (c) . . . . . . . . . . . . . . . . . . .     104(c)
Section  318(a). . . . . . . . . . . . . . .     107










































____________________

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                 ______________

                                                                            Page

Parties
Recitals of the Company. . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                   ARTICLE ONE
             Definitions and Other Provisions of General Application

Section 101.  Definitions:

              1991 Indenture . . . . . . . . . . . . . . . . . . . . . . .   2
              Acquiring Person . . . . . . . . . . . . . . . . . . . . . .   2
              Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
              Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . .   3
              Asset Disposition. . . . . . . . . . . . . . . . . . . . . .   3
              Asset Disposition Offer. . . . . . . . . . . . . . . . . . .   3
              Asset Disposition Offer Amount . . . . . . . . . . . . . . .   3
              Asset Disposition Payment Date . . . . . . . . . . . . . . .   3
              Authenticating Agent . . . . . . . . . . . . . . . . . . . .   4
              Authority. . . . . . . . . . . . . . . . . . . . . . . . . .   4
              Bankruptcy Law . . . . . . . . . . . . . . . . . . . . . . .   4
              Board of Directors . . . . . . . . . . . . . . . . . . . . .   4
              Board Resolution . . . . . . . . . . . . . . . . . . . . . .   4
              Business Day . . . . . . . . . . . . . . . . . . . . . . . .   4
              Capital Stock. . . . . . . . . . . . . . . . . . . . . . . .   4
              Capitalized Lease Obligation . . . . . . . . . . . . . . . .   4
              Cash Collateral Account. . . . . . . . . . . . . . . . . . .   4
              Cash Equivalents . . . . . . . . . . . . . . . . . . . . . .   4
              Castlewood Agreement . . . . . . . . . . . . . . . . . . . .   5
              Casualty . . . . . . . . . . . . . . . . . . . . . . . . . .   5
              Change of Control. . . . . . . . . . . . . . . . . . . . . .   5
              Change of Control Date; Change of
                Control Offer; Change of Control
                Payment Date . . . . . . . . . . . . . . . . . . . . . . .   5
              Collateral . . . . . . . . . . . . . . . . . . . . . . . . .   5
              Collateral Asset Disposition . . . . . . . . . . . . . . . .   5
              Collateral Loss Event. . . . . . . . . . . . . . . . . . . .   6
              Collateral Properties. . . . . . . . . . . . . . . . . . . .   6
              Commission . . . . . . . . . . . . . . . . . . . . . . . . .   6
              Commodities Agreement. . . . . . . . . . . . . . . . . . . .   6
              Company. . . . . . . . . . . . . . . . . . . . . . . . . . .   6

____________________

NOTE: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

                                                                            Page

              Company Request; Company Order . . . . . . . . . . . . . . .   7
              Condemnation . . . . . . . . . . . . . . . . . . . . . . . .   7
              Condemnation Proceeds. . . . . . . . . . . . . . . . . . . .   7
              Consolidated Amortization Expense. . . . . . . . . . . . . .   7
              Consolidated Cash Flow Available for
                Fixed Charges. . . . . . . . . . . . . . . . . . . . . . .   7
              Consolidated Depreciation Expense. . . . . . . . . . . . . .   7
              Consolidated Free Cash Flow. . . . . . . . . . . . . . . . .   7
              Consolidated Income Tax Expense. . . . . . . . . . . . . . .   7
              Consolidated Interest Coverage Ratio . . . . . . . . . . . .   8
              Consolidated Interest Expense. . . . . . . . . . . . . . . .   8
              Consolidated Net Income. . . . . . . . . . . . . . . . . . .   8
              Consolidated Net Worth . . . . . . . . . . . . . . . . . . .   9
              Contaminant. . . . . . . . . . . . . . . . . . . . . . . . .   9
              Continental Guaranty . . . . . . . . . . . . . . . . . . . .   9
              Continuing Director. . . . . . . . . . . . . . . . . . . . .   9
              Corporate Trust Office . . . . . . . . . . . . . . . . . . .  10
              corporation. . . . . . . . . . . . . . . . . . . . . . . . .  10
              Co-Trustee . . . . . . . . . . . . . . . . . . . . . . . . .  10
              covenant defeasance. . . . . . . . . . . . . . . . . . . . .  10
              Credit Agreements. . . . . . . . . . . . . . . . . . . . . .  10
              Currency Agreement . . . . . . . . . . . . . . . . . . . . .  10
              Custodian. . . . . . . . . . . . . . . . . . . . . . . . . .  11
              Default. . . . . . . . . . . . . . . . . . . . . . . . . . .  11
              Defaulted Interest . . . . . . . . . . . . . . . . . . . . .  11
              defeasance . . . . . . . . . . . . . . . . . . . . . . . . .  11
              Deficiency Amount. . . . . . . . . . . . . . . . . . . . . .  11
              Deficiency Date. . . . . . . . . . . . . . . . . . . . . . .  11
              Deficiency Offer . . . . . . . . . . . . . . . . . . . . . .  11
              Deficiency Offer Amount. . . . . . . . . . . . . . . . . . .  11
              Deficiency Payment Date. . . . . . . . . . . . . . . . . . .  11
              dollars; $ . . . . . . . . . . . . . . . . . . . . . . . . .  11
              Environment. . . . . . . . . . . . . . . . . . . . . . . . .  11
              Environmental Laws . . . . . . . . . . . . . . . . . . . . .  11
              Event of Default . . . . . . . . . . . . . . . . . . . . . .  12
              Excess Proceeds. . . . . . . . . . . . . . . . . . . . . . .  12
              Exchange Act . . . . . . . . . . . . . . . . . . . . . . . .  12
              First Mortgage Notes . . . . . . . . . . . . . . . . . . . .  12
              First Mortgage Note Offer. . . . . . . . . . . . . . . . . .  12
              First Mortgage Note Offer Price. . . . . . . . . . . . . . .  12
              First Mortgage Note Payment Date . . . . . . . . . . . . . .  12
              Five Year Treasury Rate. . . . . . . . . . . . . . . . . . .  12
              GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
              Holder; Securityholder . . . . . . . . . . . . . . . . . . .  13
              Improvements . . . . . . . . . . . . . . . . . . . . . . . .  13
              Indebtedness . . . . . . . . . . . . . . . . . . . . . . . .  13
              Indenture. . . . . . . . . . . . . . . . . . . . . . . . . .  14
              Independent Appraiser. . . . . . . . . . . . . . . . . . . .  15
              Independent Director . . . . . . . . . . . . . . . . . . . .  15

                                                                            Page

              Independent Financial Adviser. . . . . . . . . . . . . . . .  15
              Initial Interest Rate. . . . . . . . . . . . . . . . . . . .  15
              Insurance Proceeds . . . . . . . . . . . . . . . . . . . . .  15
              Interest Payment Date. . . . . . . . . . . . . . . . . . . .  15
              Interest Swap Obligations. . . . . . . . . . . . . . . . . .  15
              Issue Date . . . . . . . . . . . . . . . . . . . . . . . . .  16
              Land . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
              Legal Requirements . . . . . . . . . . . . . . . . . . . . .  16
              Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
              Maturity . . . . . . . . . . . . . . . . . . . . . . . . . .  16
              Minimum Subordinated Capital Base. . . . . . . . . . . . . .  16
              Mortgage . . . . . . . . . . . . . . . . . . . . . . . . . .  16
              Net Proceeds . . . . . . . . . . . . . . . . . . . . . . . .  16
              New Credit Agreement . . . . . . . . . . . . . . . . . . . .  17
              Non-Cash Consideration . . . . . . . . . . . . . . . . . . .  17
              Officer. . . . . . . . . . . . . . . . . . . . . . . . . . .  17
              Officer's Certificate. . . . . . . . . . . . . . . . . . . .  17
              Opinion of Counsel . . . . . . . . . . . . . . . . . . . . .  17
              Ordinary Course of Business Liens. . . . . . . . . . . . . .  17
              Outstanding. . . . . . . . . . . . . . . . . . . . . . . . .  19
              Partial Collateral Loss Event. . . . . . . . . . . . . . . .  20
              Paying Agent . . . . . . . . . . . . . . . . . . . . . . . .  20
              Permits. . . . . . . . . . . . . . . . . . . . . . . . . . .  20
              Permitted Collateral Liens . . . . . . . . . . . . . . . . .  20
              Permitted Existing Indebtedness of an
                Acquired Person. . . . . . . . . . . . . . . . . . . . . .  21
              Permitted Indebtedness . . . . . . . . . . . . . . . . . . .  21
              Permitted Liens. . . . . . . . . . . . . . . . . . . . . . .  24
              Permitted Refinancing Indebtedness . . . . . . . . . . . . .  28
              Permitted Stone Canada
                Indebtedness . . . . . . . . . . . . . . . . . . . . . . .  28
              Permitted Subordinated Indebtedness. . . . . . . . . . . . .  29
              Person . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
              Place of Payment . . . . . . . . . . . . . . . . . . . . . .  29
              Predecessor First Mortgage Note. . . . . . . . . . . . . . .  29
              Rate Determination Period. . . . . . . . . . . . . . . . . .  30
              Receivables. . . . . . . . . . . . . . . . . . . . . . . . .  30
              Record Date. . . . . . . . . . . . . . . . . . . . . . . . .  30
              Redeemable Stock . . . . . . . . . . . . . . . . . . . . . .  30
              Redemption Date. . . . . . . . . . . . . . . . . . . . . . .  30
              Redemption Price . . . . . . . . . . . . . . . . . . . . . .  30
              Register; Registrar. . . . . . . . . . . . . . . . . . . . .  30
              Release. . . . . . . . . . . . . . . . . . . . . . . . . . .  30
              Remedial Action. . . . . . . . . . . . . . . . . . . . . . .  30
              Replacement Collateral . . . . . . . . . . . . . . . . . . .  31
              Reset Date . . . . . . . . . . . . . . . . . . . . . . . . .  31
              Reset Rate . . . . . . . . . . . . . . . . . . . . . . . . .  31
              Responsible Officer. . . . . . . . . . . . . . . . . . . . .  31
              Restoration; Restore . . . . . . . . . . . . . . . . . . . .  31

                                                                            Page

              Restricted Payment . . . . . . . . . . . . . . . . . . . . .  32
              Restricted Subsidiary. . . . . . . . . . . . . . . . . . . .  32
              Security Documents . . . . . . . . . . . . . . . . . . . . .  32
              Seminole . . . . . . . . . . . . . . . . . . . . . . . . . .  32
              Senior Indebtedness. . . . . . . . . . . . . . . . . . . . .  32
              Seven Year Treasury Rate . . . . . . . . . . . . . . . . . .  32
              Southshore Agreement . . . . . . . . . . . . . . . . . . . .  33
              Special Record Date. . . . . . . . . . . . . . . . . . . . .  33
              Specified Bank Debt. . . . . . . . . . . . . . . . . . . . .  33
              Stated Maturity. . . . . . . . . . . . . . . . . . . . . . .  34
              Stone Canada . . . . . . . . . . . . . . . . . . . . . . . .  34
              Stone Canada Group . . . . . . . . . . . . . . . . . . . . .  34
              Stone Southwest. . . . . . . . . . . . . . . . . . . . . . .  34
              Subordinated Capital Base. . . . . . . . . . . . . . . . . .  34
              Subordinated Indebtedness. . . . . . . . . . . . . . . . . .  35
              Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . .  35
              Ten Year Treasury Rate . . . . . . . . . . . . . . . . . . .  35
              Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . .  36
              Trust Indenture Act. . . . . . . . . . . . . . . . . . . . .  36
              Two Year Treasury Rate . . . . . . . . . . . . . . . . . . .  36
              U.S. Government Obligations. . . . . . . . . . . . . . . . .  37
              Unrestricted Subsidiary. . . . . . . . . . . . . . . . . . .  37
              Vice President . . . . . . . . . . . . . . . . . . . . . . .  37
              Work . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

Section 102.  Compliance Certificates and Opinions . . . . . . . . . . . .  37

Section 103.  Form of Documents Delivered
                to Trustee . . . . . . . . . . . . . . . . . . . . . . . .  38

Section 104.  Acts of Holders. . . . . . . . . . . . . . . . . . . . . . .  39

Section 105   Notices, etc., to Trustee and Company. . . . . . . . . . . .  40

Section 106.  Notice to Holders; Waiver. . . . . . . . . . . . . . . . . .  40

Section 107.  Conflict with Trust Indenture Act. . . . . . . . . . . . . .  41

Section 108.  Effect of Headings and
                Table of Contents. . . . . . . . . . . . . . . . . . . . .  41

Section 109.  Successors and Assigns . . . . . . . . . . . . . . . . . . .  42

Section 110.  Separability Clause. . . . . . . . . . . . . . . . . . . . .  42

Section 111.  Benefits of Indenture. . . . . . . . . . . . . . . . . . . .  42

Section 112.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . .  42

                                                                            Page

Section 113.  Legal Holidays . . . . . . . . . . . . . . . . . . . . . . .  42

Section 114.  No Recourse Against Others . . . . . . . . . . . . . . . . .  42

Section 115.  Incorporation by Reference
                to Trust Indenture Act . . . . . . . . . . . . . . . . . .  43

                                   ARTICLE TWO
                            First Mortgage Note Forms

Section 201.  Forms Generally. . . . . . . . . . . . . . . . . . . . . . .  43

Section 202.  Form of Face of First Mortgage Note. . . . . . . . . . . . .  44

Section 203.  Form of Reverse of First Mortgage Note . . . . . . . . . . .  45

Section 204.  Form of Trustee's Certificate of
                Authentication . . . . . . . . . . . . . . . . . . . . . .  52

Section 205.  CUSIP Number . . . . . . . . . . . . . . . . . . . . . . . .  52

                                  ARTICLE THREE
                            The First Mortgage Notes

Section 301.  Title and Terms. . . . . . . . . . . . . . . . . . . . . . .  52

Section 302.  Denominations. . . . . . . . . . . . . . . . . . . . . . . .  53

Section 303.  Execution, Authentication, Delivery
                and Dating . . . . . . . . . . . . . . . . . . . . . . . .  53

Section 304.  Temporary First Mortgage Notes . . . . . . . . . . . . . . .  54

Section 305.  Registration, Registration of Transfer
                and Exchange . . . . . . . . . . . . . . . . . . . . . . .  55

Section 306.  Mutilated, Destroyed, Lost and Stolen
                First Mortgage Notes . . . . . . . . . . . . . . . . . . .  56

Section 307.  Payment of Interest; Interest Rights
                Preserved. . . . . . . . . . . . . . . . . . . . . . . . .  57

Section 308.  Persons Deemed Owners. . . . . . . . . . . . . . . . . . . .  58

Section 309.  Cancellation . . . . . . . . . . . . . . . . . . . . . . . .  58

Section 310.  Computation of Interest. . . . . . . . . . . . . . . . . . .  59

                                                                            Page

                                  ARTICLE FOUR
                           Satisfaction and Discharge

Section 401.  Satisfaction and Discharge of
                Indenture. . . . . . . . . . . . . . . . . . . . . . . . .  59

Section 402.  Application of Trust Money . . . . . . . . . . . . . . . . .  60

                                  ARTICLE FIVE
                                    Remedies

Section 501.  Events of Default. . . . . . . . . . . . . . . . . . . . . .  61

Section 502.  Acceleration of Maturity; Rescission
                and Annulment. . . . . . . . . . . . . . . . . . . . . . .  64

Section 503.  Collection of Indebtedness and Suits
                for Enforcement by Trustee . . . . . . . . . . . . . . . .  65

Section 504.  Trustee May File Proofs of Claim . . . . . . . . . . . . . .  66

Section 505.  Trustee May Enforce Claims Without
                Possession of First Mortgage Notes . . . . . . . . . . . .  66

Section 506.  Application of Money Collected . . . . . . . . . . . . . . .  67

Section 507.  Limitation on Suits. . . . . . . . . . . . . . . . . . . . .  67

Section 508.  Unconditional Right of Holders to
                Receive Principal, Premium and
                Interest . . . . . . . . . . . . . . . . . . . . . . . . .  68

Section 509.  Restoration of Rights and Remedies . . . . . . . . . . . . .  68

Section 510.  Rights and Remedies Cumulative . . . . . . . . . . . . . . .  69

Section 511.  Delay or Omission Not Waiver . . . . . . . . . . . . . . . .  69

Section 512.  Control by Holders . . . . . . . . . . . . . . . . . . . . .  69

Section 513.  Waiver of Past Defaults. . . . . . . . . . . . . . . . . . .  69

Section 514.  Undertaking for Costs. . . . . . . . . . . . . . . . . . . .  70

Section 515.  Waiver of Stay or Extension Laws . . . . . . . . . . . . . .  70

                                                                            Page

                                   ARTICLE SIX
                                   The Trustee

Section 601.  Certain Duties and Responsibilities
                of the Trustee . . . . . . . . . . . . . . . . . . . . . .  71

Section 602.  Notice of Defaults . . . . . . . . . . . . . . . . . . . . .  71

Section 603.  Certain Rights of Trustee. . . . . . . . . . . . . . . . . .  71

Section 604.  Not Responsible for Recitals or
                Issuance of First Mortgage Notes . . . . . . . . . . . . .  72

Section 605.  May Hold First Mortgage Notes. . . . . . . . . . . . . . . .  73

Section 606.  Money Held in Trust. . . . . . . . . . . . . . . . . . . . .  73

Section 607.  Compensation and Reimbursement . . . . . . . . . . . . . . .  73

Section 608.  Disqualification; Conflicting
                Interests. . . . . . . . . . . . . . . . . . . . . . . . .  74

Section 609.  Corporate Trustee Required;
                Eligibility. . . . . . . . . . . . . . . . . . . . . . . .  75

Section 610.  Resignation and Removal; Appointment of
                Successor. . . . . . . . . . . . . . . . . . . . . . . . .  75

Section 611.  Acceptance of Appointment by
                Successor. . . . . . . . . . . . . . . . . . . . . . . . .  77

Section 612.  Merger, Conversion, Consolidation or
                Succession to Business . . . . . . . . . . . . . . . . . .  77

Section 613.  Preferential Collection of Claims
                Against Company. . . . . . . . . . . . . . . . . . . . . .  78

Section 614.  Appointment of Authenticating Agent. . . . . . . . . . . . .  78

Section 615.  Appointment of Separate Trustee or
                Co-Trustee . . . . . . . . . . . . . . . . . . . . . . . .  80

                                  ARTICLE SEVEN
                Holders' Lists and Reports by Trustee and Company

Section 701.  Company to Furnish Trustee Names and
                Addresses of Holders . . . . . . . . . . . . . . . . . . .  81

                                                                            Page

Section 702.  Preservation of Information;
                Communications to Holders. . . . . . . . . . . . . . . . .  81

Section 703.  Reports by Trustee . . . . . . . . . . . . . . . . . . . . .  82

Section 704.  Reports by Company . . . . . . . . . . . . . . . . . . . . .  82

                                  ARTICLE EIGHT
                 Consolidation, Merger, Lease, Sale or Transfer

Section 801.  When Company May Merge, etc. . . . . . . . . . . . . . . . .  84

Section 802.  First Mortgage Notes to Be Secured in
                Certain Events . . . . . . . . . . . . . . . . . . . . . .  85

Section 803.  Officer's Certificate;
                Opinion of Counsel . . . . . . . . . . . . . . . . . . . .  86

Section 804.  Successor Corporation Substituted. . . . . . . . . . . . . .  86

                                  ARTICLE NINE
                       Supplements and Amendments to the
                        Indenture and Security Documents

Section 901.  Supplemental Indentures and Amendments to
                Security Documents Without Consent of
                Holders. . . . . . . . . . . . . . . . . . . . . . . . . .  86

Section 902.  Supplemental Indentures and Amendments to
                Security Documents with Consent of
                Holders. . . . . . . . . . . . . . . . . . . . . . . . . .  87

Section 903.  Execution of Supplemental Indentures and
                Amendments to Security Documents . . . . . . . . . . . . .  89

Section 904.  Effect of Supplemental Indentures
                and Amendments . . . . . . . . . . . . . . . . . . . . . .  89

Section 905.  Conformity with Trust Indenture Act. . . . . . . . . . . . .  90

Section 906.  Reference in First Mortgage Notes to
                Supplemental Indentures. . . . . . . . . . . . . . . . . .  90

                                                                            Page

                                   ARTICLE TEN
                                    Covenants

Section 1001. Payment of Principal, Premium and
                Interest . . . . . . . . . . . . . . . . . . . . . . . . .  90

Section 1002. Maintenance of Office or Agency. . . . . . . . . . . . . . .  90

Section 1003. Money for First Mortgage Notes Payments
                to Be Held in Trust. . . . . . . . . . . . . . . . . . . .  91

Section 1004. Corporate Existence. . . . . . . . . . . . . . . . . . . . .  92

Section 1005. Payment of Taxes and Other Claims. . . . . . . . . . . . . .  93

Section 1006. Restriction on Dividends . . . . . . . . . . . . . . . . . .  93

Section 1007. Limitation on Future Liens and
                Guaranties . . . . . . . . . . . . . . . . . . . . . . . .  94

Section 1008. Limitation on Future Incurrence of
                Indebtedness . . . . . . . . . . . . . . . . . . . . . . .  96

Section 1009. Limitation on Asset Dispositions . . . . . . . . . . . . . .  97

Section 1010. Maintenance of Properties. . . . . . . . . . . . . . . . . . 101

Section 1011. Compliance Certificates. . . . . . . . . . . . . . . . . . . 102

Section 1012. Waiver of Stay, Extension or Usury
                Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . 103

Section 1013. Change of Control. . . . . . . . . . . . . . . . . . . . . . 103

Section 1014. Waiver of Certain Covenants. . . . . . . . . . . . . . . . . 105

Section 1015. Limitation on Collateral Asset Dispositions
                and Collateral Loss Events . . . . . . . . . . . . . . . . 106

Section 1016. Procedures Concerning First Mortgage
                Note Offers. . . . . . . . . . . . . . . . . . . . . . . . 110

                                 ARTICLE ELEVEN
                    Maintenance of Subordinated Capital Base

Section 1101. Maintenance of Subordinated Capital
                Base . . . . . . . . . . . . . . . . . . . . . . . . . . . 112

Section 1102. Alternative Interest Rate Adjustment . . . . . . . . . . . . 114

                                                                            Page

                                 ARTICLE TWELVE
                       Redemption of First Mortgage Notes

Section 1201. Election to Redeem; Notice to Trustee. . . . . . . . . . . . 116

Section 1202. Selection by Trustee of the First
                Mortgage Notes to Be Redeemed. . . . . . . . . . . . . . . 116

Section 1203. Notice of Redemption . . . . . . . . . . . . . . . . . . . . 117

Section 1204. Deposit of Redemption Price. . . . . . . . . . . . . . . . . 118

Section 1205. First Mortgage Notes Payable on
                Redemption Date. . . . . . . . . . . . . . . . . . . . . . 118

Section 1206. First Mortgage Notes Redeemed in Part. . . . . . . . . . . . 118

                                ARTICLE THIRTEEN
                        Collateral and Security Documents

Section 1301. Security Documents . . . . . . . . . . . . . . . . . . . . . 119

Section 1302. Recording. . . . . . . . . . . . . . . . . . . . . . . . . . 119

Section 1303. Possession of the Collateral and
                the Cash Collateral Account. . . . . . . . . . . . . . . . 120

Section 1304. Suits to Protect the Collateral. . . . . . . . . . . . . . . 121

Section 1305. Release upon Termination of the Company's
                Obligations; Partial Release . . . . . . . . . . . . . . . 121


                                ARTICLE FOURTEEN
                             Cash Collateral Account

Section 1401. Cash Collateral Account. . . . . . . . . . . . . . . . . . . 122

Section 1402. Terms of Cash Collateral Account . . . . . . . . . . . . . . 123

Section 1403. Representations, Warranties and
                 Covenants Specific to the Cash
                 Collateral Account. . . . . . . . . . . . . . . . . . . . 126

                                                                            Page

                                 ARTICLE FIFTEEN
                       Defeasance And Covenant Defeasance

Section 1501. Applicability of Article; Company's
                Option to Effect Defeasance or
                Covenant Defeasance. . . . . . . . . . . . . . . . . . . . 126

Section 1502. Defeasance and Discharge . . . . . . . . . . . . . . . . . . 126

Section 1503. Covenant Defeasance. . . . . . . . . . . . . . . . . . . . . 127

Section 1504. Conditions to Defeasance or Covenant
                Defeasance . . . . . . . . . . . . . . . . . . . . . . . . 127

Section 1505. Deposited Money and Government
                Obligations to be Held in Trust;
                Other Miscellaneous Provisions . . . . . . . . . . . . . . 129

                                 ARTICLE SIXTEEN
                  Covenants Specific To The Collateral Property

Section 1601. Good Title; Authority; Priority;
                Maintenance of Title; Supplemental
                Indentures; Registration, Recording
                and Filing . . . . . . . . . . . . . . . . . . . . . . . . 130

Section 1602. Further Documentation to Assure Lien; Fees
                and Expenses . . . . . . . . . . . . . . . . . . . . . . . 132

Section 1603. Impairment of Collateral . . . . . . . . . . . . . . . . . . 133

Section 1604. Obligations with Respect to Leases and
                Material Contracts . . . . . . . . . . . . . . . . . . . . 133

Section 1605. Use and Configuration; Maintenance of
                Collateral Properties. . . . . . . . . . . . . . . . . . . 134

Section 1606. Payment of Taxes, Assessments;
                Compliance with Law. . . . . . . . . . . . . . . . . . . . 135

Section 1607. Environmental Matters. . . . . . . . . . . . . . . . . . . . 136

Section 1608. Condemnation . . . . . . . . . . . . . . . . . . . . . . . . 138

Section 1609. Required Insurance Policies. . . . . . . . . . . . . . . . . 139

Section 1610. Withdrawals of Condemnation Proceeds
                and Insurance Proceeds . . . . . . . . . . . . . . . . . . 145

Section 1611. Inspection . . . . . . . . . . . . . . . . . . . . . . . . . 149

                                                                            Page

Section 1612. Failure to Make Certain Payments . . . . . . . . . . . . . . 149

Signatures and Seals . . . . . . . . . . . . . . . . . . . . . . . . . . . 150
Acknowledgments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 151

          INDENTURE, dated as of October 12, 1994, between STONE CONTAINER CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at Chicago, Illinois, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking corporation, as Trustee (herein called the "Trustee") having its Corporate Trust office at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, United States of America.

                             RECITALS OF THE COMPANY

          The Company has duly authorized the creation of an issue of its 10 3/4% First Mortgage Notes due 2002 (the "First Mortgage Notes"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          All things necessary to make the First Mortgage Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the First Mortgage Notes by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.  DEFINITIONS.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (4) the word "including" (and with correlative meaning "include") means including, without limiting the generality of, any description preceding such term; and

          (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          Certain terms, used principally in Article Six, are defined in that Article.

          "1991 Indenture" means the indenture dated as of November 1, 1991 between the Company and The Bank of New York, as Trustee, as amended and supplemented to the date hereof and, unless otherwise indicated, from time to time after the date hereof. References herein to Indebtedness issued under the 1991 Indenture shall include any Indebtedness issued thereunder both before and after the date hereof.

          "Acquiring Person" means any Person or group (as defined in Section 13(d)(3) of the Exchange Act) who or which, together with all affiliates and associates (as defined in Rule 12b-2 under the Exchange Act), becomes the beneficial owner of shares of common stock of the Company having more than 50% of the total number of votes that may be cast for the election of directors of the Company; PROVIDED, HOWEVER, that an Acquiring Person shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company or any entity holding common stock of the Company for or pursuant to the terms of any such plan, (iv) any descendant of Joseph Stone or the spouse of any such descendant, the estate of any such descendant or the spouse of any such descendant, any trust or other arrangement for the benefit of any such descendant or the spouse of any such descendant or any charitable organization established by any such descendant or the spouse of any such descendant (collectively, the "Stone Family"), or (v) any group which includes any member or members of the Stone Family and a majority of the common stock of the Company held by such group is beneficially owned by such member or members. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of common stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to more than 50% or more of the common stock of the Company then outstanding; PROVIDED, HOWEVER, that if a Person shall become the beneficial owner of more than 50% or more of the common stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the beneficial owner of any additional shares of common stock of the

Company, then such Person shall be deemed to be an "Acquiring Person."

          "Act", when used with respect to any Holder, has the meaning specified in Section 104.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Asset Disposition" means any sale, transfer, sale-leaseback or other disposition of (i) shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares) or (ii) property or assets of the Company or any Restricted Subsidiary (other than a sale, transfer, sale-leaseback or other disposition of Receivables and other assets or property described in clause (vi) of the definition of Permitted Liens pursuant to a Receivables sale constituting Indebtedness pursuant to clause (ii) of the definition thereof); PROVIDED, HOWEVER, that an Asset Disposition shall not include any sale, transfer, sale-leaseback or other disposition of (a) Collateral, (b) the shares, property or assets referred to in clause (i) and (ii) by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or by the Company to a Restricted Subsidiary, (c) of defaulted Receivables for collection or (d) in the ordinary course of business, but shall include any sale, transfer, sale-leaseback or other disposition by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary of the shares, property or assets referred to in clauses (i) and
(ii). The designation by the Company of a Subsidiary of the Company as an "Unrestricted Subsidiary" shall constitute an Asset Disposition of such Subsidiary's property and assets net of its liabilities, unless the transfer of property and assets to such Subsidiary has previously constituted an Asset Disposition.

          "Asset Disposition Offer" shall have the meaning provided in Section 1009(c).

          "Asset Disposition Offer Amount" shall have the meaning provided in
Section 1009(a).

          "Asset Disposition Payment Date" shall have the meaning provided in
Section 1009(c).

          "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate First Mortgage Notes.

          "Authority" means any federal, state, municipal or local government or quasi-governmental agency or authority.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Board of Directors" means the board of directors of the Company; PROVIDED, HOWEVER, that when the context refers to actions or resolutions of the Board of Directors, then the term "Board of Directors" shall also mean any duly authorized committee of the Board of Directors of the Company or Officer authorized to act with respect to any particular matter to exercise the power of the Board of Directors of the Company.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day", when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or regulation to close.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, warrants, rights, options or other equivalents (however designated) of capital stock or any other equity interest of such Person, including each class of common stock and preferred stock.

          "Capitalized Lease Obligation" means, in respect of any Person, an obligation to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

          "Cash Collateral Account" means one or more accounts forming part of the Collateral in the sole dominion and control of the Trustee into which certain funds are required to be deposited by or on behalf of the Company under the terms of this Indenture and the Security Documents.

          "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the government of the

United States of America, or any agency or instrumentality of such government (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System of the United States of America, having combined capital and surplus and undivided profits of not less than five hundred million dollars ($500,000,000) and, as applicable, rated at least "A-" by Standard & Poor's Corporation or at least "A3" by Moody's Investors Service, Inc.; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia, and, as applicable, rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc.; and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America, or issued by any agency thereof, and backed by the full faith and credit of the United States, maturing within one year from the date of acquisition; PROVIDED that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

          "Castlewood Agreement" has the meaning specified in clause (2) of the proviso to clause (i) of the definition of Permitted Indebtedness.

          "Casualty," with respect to any Collateral, shall mean loss of, damage to or destruction of all or any part of such Collateral.

          "Change of Control" means any event by which (i) an Acquiring Person has become such or (ii) Continuing Directors cease to comprise a majority of the members of the Board of Directors of the Company.

          "Change of Control Date", "Change of Control Offer" and "Change of Control Payment Date" shall have the respective meanings provided in Section 1013.

          "Collateral" means the Collateral Properties (and all additions and improvements thereto and replacements thereof), Replacement Collateral, the Cash Collateral Account and all other property that from time to time secures the First Mortgage Notes pursuant to this Indenture and the Security Documents.

          "Collateral Asset Disposition" means any direct or indirect, voluntary or involuntary sale, conveyance, lease, sale-leaseback, transfer or other disposition, including, without limitation, by means of a merger, consolidation or similar transaction (each, a "Disposition"), or a series of related Dispositions by the Company or any of its Restricted Subsidiaries involving the Collateral (including, without limitation, a sale of, or receipt by the Company of cash or Cash Equivalents in connection with the repayment, exchange, redemption or retirement of, or an extraordinary dividend or return of capital on, any Non-Cash Consideration), other than (a) the sale of machinery, equipment, furniture, apparatus, tools or implements or other similar property that may be defective or may have become worn out or obsolete or no longer used or useful in the operation of the Collateral Properties, the aggregate fair market value of which does not exceed five million dollars ($5,000,000) in any year; (b) the sale of equipment that has been replaced by equipment of substantially equal value in an alteration or improvement made at one of the Collateral Properties; (c) the use by the Trustee of amounts on deposit in the Cash Collateral Account in accordance with Section 1009(g) or
Section 1015; and (d) a Disposition permitted pursuant to Article Eight. A Collateral Asset Disposition shall not include a Condemnation or Casualty involving any Collateral.

          "Collateral Loss Event" means a Condemnation or Casualty involving an actual or constructive total loss or agreed or compromised actual or constructive total loss of all or substantially all of any Collateral Property.

          "Collateral Properties" means the mills owned by the Company at Uncasville, Connecticut, Ontonagon, Michigan, Missoula, Montana and York, Pennsylvania, as more specifically described in the Security Documents, and all mills, plants and related property constituting Replacement Collateral.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Commodities Agreement" of any Person means any forward contract, option or futures contract or similar agreement or arrangement designed to protect such Person or any of its Subsidiaries from fluctuations in the price of, or shortage of supply of, commodities.

          "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Condemnation" means any taking of the Collateral or any part thereof, in or by condemnation, expropriation or similar proceeding, eminent domain proceedings, seizure or forfeiture, pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Collateral or any part thereof, by any Authority.

          "Condemnation Proceeds" means any award, proceeds, payment or other compensation arising out of a Condemnation.

          "Consolidated Amortization Expense" means, for any period, the amortization expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Cash Flow Available for Fixed Charges" means, for any period, (a) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) Consolidated Income Tax Expense, (iv) Consolidated Depreciation Expense, (v) Consolidated Amortization Expense and (vi) other non-cash items reducing Consolidated Net Income, MINUS
(b) non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

          "Consolidated Depreciation Expense" means, for any period, the depreciation expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Free Cash Flow" means, for any period, (a) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Depreciation Expense and (iii) Consolidated Amortization Expense, MINUS (b) the sum of (i) Restricted Payments during such period, (ii) net reduction during such period in Indebtedness of the Company and its Restricted Subsidiaries (other than as a result of Asset Dispositions, Collateral Asset Dispositions or Collateral Loss Events) and (iii) the excess (but not the deficit) of capital expenditures of the Company and its Restricted Subsidiaries for such period not financed pursuant to clause (vi) of the definition of Permitted Indebtedness over Consolidated Depreciation Expense.

          "Consolidated Income Tax Expense" means, for any period, the aggregate of the income tax expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Coverage Ratio" means, for any period, the ratio of (i) Consolidated Cash Flow Available for Fixed Charges to (ii) Consolidated Interest Expense.

          "Consolidated Interest Expense" means, for any period, the interest expense (including the interest component of all Capitalized Lease Obligations and the earned discount or yield with respect to a Receivables sale constituting Indebtedness) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; PROVIDED, HOWEVER, that, with respect to revolving credit, revolving Receivables purchases or other similar arrangements, the interest expense in respect thereof for any period shall be the PRO FORMA interest expense attributable to all amounts committed during such period under such revolving credit, revolving Receivables purchases or other similar arrangements, whether or not such amounts were actually outstanding during such period, in accordance with the terms thereof, in each case on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with GAAP; PROVIDED, HOWEVER, that: (a) there shall be excluded therefrom (i) the net income (or loss) of any Person (other than the Company) which is not a Restricted Subsidiary, EXCEPT to the extent of the amounts of dividends or other distributions actually paid in cash or tangible property or tangible assets (such property or assets to be valued at their fair market value net of any obligations secured thereby) to the Company or any of its Restricted Subsidiaries by such Person during such period, (ii) EXCEPT to the extent includable pursuant to the foregoing clause (i), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or that Person's property or assets are acquired by the Company or any of its Restricted Subsidiaries, (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary (other than any restrictions contained in the instruments relating to the 12-1/8% Subordinated Debentures due September 15, 2001 of Stone Southwest) and (iv) the excess (but not the deficit), if any, of (x) any gain which must be treated as an extraordinary item under GAAP or any gain realized upon the sale or other disposition of any asset that is not sold in the ordinary course of business or of any Capital Stock of a Restricted Subsidiary over (y) any loss which must be treated as an extraordinary item under GAAP or any loss realized upon the sale or other disposition of any asset that is not sold in the ordinary course of business or of any Capital Stock of a Restricted Subsidiary; and (b) there shall be included therein the amount of cash realized by the Company or any of its Restricted Subsidiaries during such period on account of dividends or other distributions theretofore paid in other than cash or tangible property or tangible assets by a Person which is not a Restricted Subsidiary.

          "Consolidated Net Worth" means the amount which at any date of determination, in conformity with GAAP consistently applied, would be set forth under the caption "stockholders' equity" (or any like caption) on a consolidated balance sheet of the Company and its Restricted Subsidiaries, exclusive of amounts attributable to Redeemable Stock (at such time as no Indebtedness is outstanding under the 1991 Indenture, excluding the effects of foreign currency translation adjustments). If the Company has changed one or more of the accounting principles used in the preparation of its financial statements because of a change mandated by the Financial Accounting Standards Board or its successor, then Consolidated Net Worth shall mean the Consolidated Net Worth the Company would have had if the Company had continued to use those generally accepted accounting principles employed on November 1, 1991.

          "Contaminant" means any pollutant, contaminant (as those terms are defined in 42 U.S.C. Section 9601(33)), toxic pollutant (as that term is defined in 33 U.S.C. Section 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. Section 9601(14)), hazardous chemical (as that term is defined by 29 CFR Section 1910.1200(c)), hazardous waste (as that term is defined in 42 U.S.C. Section 6903(5)), or any state or local equivalent of such laws and regulations, including, without limitation, radioactive material, polychlorinated biphenyls, asbestos, petroleum, including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof, or any constituent of any such substance or waste.

          "Continental Guaranty" means the Guaranty dated as of October 7, 1983 between The Continental Group, Inc. and the Company, as amended from time to time.

          "Continuing Director" means any member of the Board of Directors, while such person is a member of such Board of Directors, who is not an Acquiring Person, or an Affiliate or associate of an Acquiring Person or a representative of an Acquiring Person or of any such Affiliate or associate and who (a) was a member of the Board of Directors prior to November 1,

1991, or (b) subsequently became or becomes a member of such Board of Directors and whose nomination for election or election to such Board of Directors was or is recommended or approved by resolution of a majority of the Continuing Directors or who was or is included as a nominee in a proxy statement of the Company distributed when a majority of such Board of Directors consists of Continuing Directors.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, United States of America.

          "corporation" includes corporations, associations, companies, business trusts and limited partnerships.

          "Co-Trustee" shall have the meaning specified in Section 615.

          "covenant defeasance" has the meaning specified in Section 1503.

          "Credit Agreements" means (i) the credit agreement, dated as of March 1, 1989, by and among the Company, the financial institutions signatory thereto, Bankers Trust Company, as agent for such financial institutions, and Citibank, N.A., Chemical Bank (as successor by merger to Manufacturers Hanover Trust Company) and The First National Bank of Chicago, as co-agents for such financial institutions, as amended, modified, refinanced (including, without limitation, by the New Credit Agreement) or extended from time to time, (ii) the credit agreement, dated as of March 1, 1989, by and among Stone Canada, the financial institutions signatory thereto, Bankers Trust Company, as agent for such financial institutions, and Citibank, N.A., Chemical Bank (as successor by merger to Manufacturers Hanover Trust Company) and The First National Bank of Chicago, as co-agents for such financial institutions, as amended, modified, refinanced (including, without limitation, by the New Credit Agreement) or extended from time to time and (iii) the revolving credit agreement, dated as of March 1, 1989, by and among Stone Canada, the financial institutions signatory thereto, BT Bank of Canada, as administrative agent, The Bank of Nova Scotia, as payment agent, and Bankers Trust Company, as collateral agent, as amended, modified, refinanced (including, without limitation, by the New Credit Agreement) or extended from time to time.

          "Currency Agreement" of any Person means any foreign exchange contract, currency swap agreement, forward currency contract, option or futures contract or other similar agreement or arrangement, and any renewal or extension thereof, designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Default" means any event which is, or after notice or passage or time or both would be, an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 307.

          "defeasance" has the meaning specified in Section 1502.

          "Deficiency Amount" shall have the meaning provided in Section
1009(b).

          "Deficiency Date" shall have the meaning provided in Section 1101(a).

          "Deficiency Offer" shall have the meaning provided in Section 1101(a).

          "Deficiency Offer Amount" shall have the meaning provided in Section 1101(a).

          "Deficiency Payment Date" shall have the meaning provided in Section 1101(c)(2).

          "dollars" and "$" means lawful money of the United States of America.

          "Environment" means all components of the earth, including, without limitation, air (and all layers of the atmosphere), land (and all surface and subsurface soil, underground spaces and cavities and all land submerged under water) and water (and all surface and underground water), organic and inorganic matter and living organisms, the interacting natural systems that include components referred to above in this definition.

          "Environmental Laws" means all Legal Requirements imposing liability or standards of conduct for or relating to the protection of the environment, including, without limitation, (i) any actual or potential Release of any Contaminant into the environment; (ii) the required notification of same;
(iii) preventive or remedial measures in connection with any event or occurrence referred to in clause (i) of this definition above; (iv) the manufacturing, processing, use, handling, packaging, labeling, sale, storage, recycling, disposal, destruction, incineration, or transportation of any Contaminant, or any solicitation or offer to do any activity referred to in this clause (iv) in connection with any Contaminant.

          "Event of Default" has the meaning specified in Section 501.

          "Excess Proceeds" means, on any date, the aggregate amount of Net Proceeds from Collateral Asset Dispositions and Collateral Loss Events consummated or occurring after the date hereof that have not been previously (a) used to purchase or invest in Replacement Collateral or Restore Collateral in accordance with Section 1015 or (b) included as part of a First Mortgage Note Offer, PROVIDED that no such Net Proceeds will constitute Excess Proceeds until the later of six months from the date of consummation of the relevant Collateral Asset Disposition or receipt of the Net Proceeds from the relevant Collateral Loss Event and the expiration of any longer period during which such Net Proceeds may be used to purchase or invest in Replacement Collateral or Restore Collateral to the extent permitted by Section 1015.

          "Exchange Act" means the Securities and Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

          "First Mortgage Notes" has the meaning stated in the first recital of this Indenture and more particularly means any First Mortgage Note authenticated and delivered under this Indenture.

          "First Mortgage Note Offer" means an offer, made by the Company pursuant to Section 1016, to repurchase, on a PRO RATA basis up to the amount of Net Sale Proceeds included in such offer, any Outstanding First Mortgage Notes tendered to the Company by any Holders thereof in response to such offer at a purchase price payable in cash equal to the First Mortgage Note Offer Price.

          "First Mortgage Note Offer Price" has the meaning specified in Section 1016(a).

          "First Mortgage Note Payment Date" has the meaning specified in
Section 1016(b)(3).

          "Five Year Treasury Rate" means the arithmetic average (rounded to the nearest basis point) of the weekly average per annum yield to maturity values adjusted to constant maturities of five years, for the Rate Determination Period as determined from the yield curves of the most actively traded marketable United States Treasury fixed interest rate securities (x) constructed daily by the United States Treasury Department (i) as published by the Federal Reserve Board in its Statistical Release

H.15(519), "Selected Interest Rates," which weekly average yield to maturity values currently are set forth in such Statistical Release under the caption "U.S. Government Securities-Treasury Constant Maturities-5 Year" or (ii) if said Statistical Release H.15(519) is not then published, as published by the Federal Reserve Board in any release comparable to its Statistical Release H.15(519) or
(iii) if the Federal Reserve Board shall not then be publishing a comparable release, as published in any official publication or release of any other United States Government Department or agency or (y) if the United States Treasury Department shall not then be constructing such yield curves, then as constructed by the Federal Reserve Board or any other United States Government Department or agency and published as set forth in (x) above. However, if the Five Year Treasury Rate cannot be determined as provided above, then the Five Year Treasury Rate shall mean the arithmetic average (rounded to the nearest basis point) of the per annum yields to maturity for each Business Day during the Rate Determination Period of all of the issues of actively trading issues of non-interest bearing United States Treasury fixed interest rate securities with a maturity of not less than 57 months nor more than 63 months from such Business Day (1) as published in THE WALL STREET JOURNAL or (2) if THE WALL STREET JOURNAL shall cease such publication, based on average asked prices (or yields) as quoted by each of three United States Government securities dealers of recognized national standing selected by the Company.

          "GAAP" means generally accepted accounting principles, as in effect as of November 1, 1991 in the United States of America, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession.

          "Holder" or "Securityholder" means a Person in whose name a First Mortgage Note is registered in the Register.

          "Improvements" shall have the meaning provided in the applicable Security Document.

          "Indebtedness" means (without duplication), with respect to any Person, (i) any obligation of such Person to pay the principal of, premium, if any, interest on, penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to any indebtedness, and any other liability, contingent or otherwise, of such Person (A) for borrowed money or the deferred purchase price of property or services (excluding trade payables and payables, indebtedness, obligations and other liabilities of the Company to any Restricted Subsidiary or of any Restricted Subsidiary to the Company or to any other Restricted

Subsidiary), whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof; (B) for any letter of credit for the account of such Person supporting other obligations of such Person described in this definition; or (C) for the payment of money relating to a Capitalized Lease Obligation; (ii) the unrecovered investment of a purchaser (other than the Company or any of its Restricted Subsidiaries) of such Person's Receivables pursuant to a Receivables purchase facility or otherwise (whether or not characterized as a sale of such Receivables or a secured loan, but excluding any disposition of Receivables in connection with a disposition of fixed assets or a business of such Person and any disposition of defaulted Receivables for collection), together with any obligation of such Person to pay any discount, interest, fees, indemnification amounts, penalties, recourse on account of the uncollectability of Receivables, expenses or other amounts in connection therewith; (iii) any obligation of another Person (other than a Restricted Subsidiary of such Person) of the kind described in the preceding clause (i) or
(ii), which the Person has guaranteed or which is otherwise its legal liability;
(iv) any obligation of another Person (other than a Restricted Subsidiary of such Person) of the kind described in the preceding clause (i) or (ii) secured by a Lien to which the property or assets of such Person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; and (v) any renewals, extensions or refundings of any of the foregoing described in any of the preceding clauses (i), (ii),
(iii) and (iv). The "amount" or "principal amount" of Indebtedness of any Person at any date, as used herein, shall be the outstanding principal amount at such date of all unconditional Indebtedness, the maximum principal amount of any contingent Indebtedness or the unrecovered purchaser's investment in a sale of Receivables, in each case at such date and without taking into account any premium, interest, penalties, reimbursement or indemnification amounts, fees, expenses or other amounts (other than principal or unrecovered purchaser's investment) in respect thereof; PROVIDED, HOWEVER, that (y) with respect to Indebtedness described in clause (iv) above, the amount of Indebtedness shall be the lesser of (a) the amount of the Indebtedness of such other Person that is secured by the property or assets of such Person and (b) the fair market value of the property or assets securing such Indebtedness, and (z) with respect to revolving credit, revolving Receivables purchases or other similar arrangements, the amount of Indebtedness thereunder shall be the amounts of such commitments as of the date of determination.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Independent Appraiser" means an appraisal firm that is nationally recognized in the United States that (i) does not have any direct financial interest in the Company or any of its Subsidiaries, the Trustee or in any Affiliate of any of them, and (ii) is not connected with the Company or any of its Subsidiaries, the Trustee or any such Affiliate as an employee, associate or Affiliate.

          "Independent Director" means, in respect of any transaction involving the Company, a director of the Company who is in fact independent of the transaction other than (a) a director who is a party to such transaction, or (b) a director who is an officer, employee, associate or Affiliate (or is related to any of them by blood or marriage unless such director is, in fact, independent of such relation) of a party to such transaction or who is an officer, employee, director or associate of an Affiliate of the Company (other than the Company and its Subsidiaries), or (c) a director who is an officer, employee or associate of the Company or any of its Subsidiaries.

          "Independent Financial Adviser" means an investment banking firm that is nationally recognized in the United States that (i) does not have any direct financial interest in the Company, any Subsidiary of the Company or the Trustee or in any Affiliate of any of them, and (ii) is not connected with the Company, a Subsidiary of the Company or the Trustee or any such Affiliate as an employee, associate or Affiliate.

          "Initial Interest Rate", when used with respect to any First Mortgage Note, means the initial rate of interest to be borne by such First Mortgage Note as stated on the face thereof.

          "Insurance Proceeds" shall mean any payment, proceeds or other amounts received at any time by the Company or any of its Restricted Subsidiaries under any insurance policy as compensation in respect of a Casualty, PROVIDED that proceeds received by the Company from business interruption insurance shall not constitute Insurance Proceeds.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on any First Mortgage Note.

          "Interest Swap Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, interest rate collar agreement, forward rate agreement, interest rate cap insurance, option or futures contract or other similar agreement or arrangement, and any renewal or extension thereof, designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates or to permit the exchange of fixed rate obligations of such Person for floating rate obligations and entered into the ordinary course of financial management of the Company and not for speculative purposes.

          "Issue Date" means October 12, 1994.

          "Land" shall have the meaning provided in the applicable Security Document.

          "Legal Requirements" means any and all present and future judicial and administrative rulings or decisions, and any and all present and future federal, state and local laws, ordinances, rules, regulations, permits and certificates, of any governmental authority in the United States, in each case in any way applicable to the Company or the Collateral (or the ownership or use thereof).

          "Lien" means any mortgage, pledge, security interest, adverse claim (as defined in Section 8.302(2) of the New York Uniform Commercial Code), encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement).

          "Maturity", when used with respect to any First Mortgage Note, means the date on which the principal of such First Mortgage Note or an installment of the principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Minimum Subordinated Capital Base" shall have the meaning provided in
Section 1101(a).

          "Mortgage" means, with respect to any Collateral Property, the mortgage, assignment of leases and rents, security agreement and fixture filing between the Company and the Trustee.

          "Net Proceeds" means those proceeds received by the Company or any of its Restricted Subsidiaries in connection with a Collateral Asset Disposition or Collateral Loss Event consisting of (a) the sum of cash and Cash Equivalents therefrom (including any amounts of Insurance Proceeds, Condemnation Proceeds or other proceeds (other than proceeds from business interruption insurance) received in connection therewith but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the relevant property) MINUS (b) all accounting, legal, title, recording and tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under generally accepted accounting principles in effect at the date of the relevant Collateral Asset Disposition or Collateral Loss Event, directly as a consequence of such Collateral Asset Disposition or Collateral Loss Event and net of all payments made on any Indebtedness which is secured by a Permitted Collateral Lien on the Collateral Property subject to such Collateral Asset Disposition or Collateral Loss Event, which must be paid in accordance with the terms of such Permitted Collateral Lien or under applicable law.

          "New Credit Agreement" means the credit agreement, dated as of October 12, 1994, by and among the Company, the financial institutions signatory thereto and Bankers Trust Company, as agent for such financial institutions, as amended, modified, refinanced or extended from time to time.

          "Non-Cash Consideration" shall have the meaning provided in Section 1015(a)(v).

          "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer or the Secretary of the Company.

          "Officer's Certificate" means a certificate signed by an Officer and delivered to the Trustee that shall comply with Sections 102 and 103.

          "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company, and who shall be reasonably acceptable to the Trustee.

          "Ordinary Course of Business Liens" means, with respect to any Person,

            (i) Liens for taxes, assessments, governmental charges, levies or claims not yet delinquent or being contested in good faith;

           (ii) statutory Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business (including the construction of facilities) or deposits to obtain the release of such Liens;

          (iii) Liens in connection with workers' compensation, unemployment insurance and other similar legislation;

           (iv) zoning restrictions, licenses, easements, rights-of-way and other similar charges or encumbrances or restrictions not interfering in any material respect with the business of such Person or any of its Subsidiaries;

            (v) Liens securing such Person's obligations with respect to commercial letters of credit;

           (vi)  Liens to secure public or statutory obligations of such Person;

          (vii) judgment and attachment Liens against such Person not giving rise to a Default under the First Mortgage Notes or Liens created by or existing from any litigation or legal proceeding against such Person which is currently being contested in good faith by such Person in appropriate proceedings;

         (viii) leases or subleases granted to other Persons or existing on property acquired by such Persons;

           (ix) Liens encumbering property or assets of such Person under construction arising from progress or partial payments;

            (x) Liens encumbering customary initial deposits and margin accounts and other Liens securing obligations arising out of Interest Swap Obligations, Currency Agreements and Commodities Agreements, in each case of the type typically securing such obligations; PROVIDED, HOWEVER, that if such Interest Swap Obligations, Currency Agreements and Commodities Agreements relate to Indebtedness not incurred in violation of this Indenture, such Lien may also cover the property and assets securing the Indebtedness to which such Interest Swap Obligations, Currency Agreements and Commodities Agreements relate;

           (xi) Liens encumbering deposits made to secure obligations arising from public, statutory, regulatory, contractual or warranty requirements or obligations of such Person or its Subsidiaries (not constituting Indebtedness);

          (xii) Liens arising from filing UCC financing statements regarding leases or consignments;

         (xiii) purchase money Liens securing payables (not constituting Indebtedness) arising from the purchase by such Person or any of its Affiliates of any equipment or goods in the ordinary course of business;

          (xiv) Liens arising out of consignment or similar arrangements for the sale of goods entered into by such Person or any of its Subsidiaries in the ordinary course of business;

           (xv) Liens in the ordinary course of business granted by such Person to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, or progress payments, performance and return-of-money bonds and other similar obligations (not constituting Indebtedness);

          (xvi) Liens in favor of collecting banks constituting a right of set-off, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in the possession of such bank; and

         (xvii)  Liens in favor of customs and revenue authorities.

          "Outstanding" means, as of the date of determination, all First Mortgage Notes theretofore authenticated and delivered under this Indenture,
EXCEPT:

             (i) First Mortgage Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

            (ii) First Mortgage Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such First Mortgage Notes; PROVIDED that, if such First Mortgage Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

           (iii) First Mortgage Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other First Mortgage Notes have been authenticated and delivered pursuant to this Indenture, other than any such First Mortgage Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such First Mortgage Notes are held by a BONA FIDE purchaser in whose hands such First Mortgage Notes are valid obligations of the Company; and

            (iv)  First Mortgage Notes which have been defeased pursuant to
     Section 1502;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding First Mortgage Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, First Mortgage Notes owned by the Company or any other obligor upon the First Mortgage Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only First Mortgage Notes which the Trustee knows to be so owned shall be so disregarded. First Mortgage Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such First Mortgage Notes and that the pledgee is not the Company or any other obligor upon the First Mortgage Notes or any Affiliate of the Company or of such other obligor.

          "Partial Collateral Loss" shall have the meaning provided in Section 1610(a).

          "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any First Mortgage Note on behalf of the Company. The Company may act as Paying Agent with respect to any First Mortgage Note issued hereunder.

          "Permits" shall have the meaning provided in the Security Documents.

          "Permitted Collateral Liens" means:

          (i) Liens securing the First Mortgage Notes arising under this Indenture or any Security Document;

          (ii) Liens on a Collateral Property for taxes or governmental assessments, charges, levies or claims not yet delinquent or for which a bond has been posted in an amount equal to the contested amount (including potential interest and penalties thereon) not interfering in any material respect with the ordinary operation of such Collateral Property or materially and adversely affecting the value thereof;

         (iii) statutory Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business of ownership and operation of a Collateral Property relating to obligations either (a) not yet delinquent or (b) being contested in good faith by appropriate proceedings and to which appropriate reserves or other provisions have been made in advance in accordance with GAAP, in each case not interfering in any material respect with the ordinary operation of such Collateral Property or materially and adversely affecting the value thereof;

          (iv) Liens on a Collateral Property in connection with workers' compensation, unemployment insurance and other similar legislation, surety or appeal bonds, performance bonds or other obligations of a like nature (in each case not constituting Indebtedness) arising in the ordinary course of business with respect to the ownership and operation of such Collateral Property not interfering in any material respect with the ordinary operation of such Collateral Property or materially and adversely affecting the value thereof;

          (v) zoning restrictions, licenses, easements, servitudes, rights-of-way, title defects, covenants running with the land and other similar charges or encumbrances or restrictions affecting a Collateral Property not interfering in any material respect with the ordinary operation of such Collateral Property or materially and adversely affecting the value thereof; and

         (vi) assignments, leases or subleases at a Collateral Property not interfering in any material respect with the ordinary operation of such Collateral Property or materially and adversely affecting the value thereof.

          "Permitted Existing Indebtedness of an Acquired Person" means Indebtedness of any Person (which may be assumed or guaranteed by, or may otherwise become the legal liability of, the Company or any Restricted Subsidiary with or into which such Person is merged or consolidated) existing at the time such Person becomes a Restricted Subsidiary, or is merged with or into or consolidated with the Company or one of its Restricted Subsidiaries, so long as such Indebtedness was not created in anticipation of or as a result of such Person becoming a Restricted Subsidiary or of such merger or consolidation, and any Indebtedness to the extent exchanged for, or the net proceeds of which are used to refinance, redeem or defease, such Indebtedness (or any extension, renewal or refinancing thereof), or to finance any costs incurred in connection with such exchange, refinancing, redemption or defeasance; PROVIDED, HOWEVER, that the proceeds of such Indebtedness shall be used to so refinance, redeem or defease the Indebtedness within 12 months of the incurrence of such subsequent Indebtedness.

          "Permitted Indebtedness" means (i)(a) any Indebtedness in a principal amount not exceeding the principal amount outstanding or committed under the Credit Agreements (including any letter of credit facility thereunder) as of November 1, 1991 PLUS two hundred fifty million dollars ($250,000,000), and LESS the sum of (x) proceeds from the sale of all Indebtedness under the 1991 Indenture issued from time to time that is applied to repay Indebtedness under the Credit Agreements and (y) the proceeds from the sale of the First Mortgage Notes and the 11 1/2%

Senior Notes due 2004 of the Company; (b) any Indebtedness in a principal amount not exceeding 80% of the aggregate face amount of Receivables of the Company and its Restricted Subsidiaries (measured as of the latest date as of which information regarding Receivables is available) and constituting Indebtedness described in clause (ii) of the definition of Indebtedness or outstanding pursuant to any other revolving credit facility; (c) any Indebtedness under the 1991 Indenture issued prior to the date hereof the proceeds of which have been used to repay Indebtedness under the Credit Agreements within five business days after such issuance (and any subsequent Indebtedness the proceeds of which are used to refinance such Indebtedness) and (d) the First Mortgage Notes and the 11 1/2% Senior Notes due 2004 (and any subsequent Indebtedness the proceeds of which are used to refinance such Indebtedness); PROVIDED, HOWEVER, that:

          (1) the aggregate principal amount permitted to be outstanding under clause (a) shall be reduced by the aggregate amount of any repayments or prepayments of any Senior Indebtedness (other than the First Mortgage Notes, the 11 1/2% Senior Notes due 2004 of the Company and Indebtedness issued under the 1991 Indenture) out of the proceeds of Asset Dispositions as described in and required by Section 1009 hereof after November 1, 1991, and, thereafter, shall be increased if, at the end of the fourth consecutive complete fiscal quarter after the initial reduction pursuant to this clause (1) or at any anniversary of the end of such fourth fiscal quarter, the Consolidated Free Cash Flow of the Company for the preceding four quarters has been zero or greater, in which event the amount of the increase shall be the amount by which the consolidated capital expenditures of the Company and its Restricted Subsidiaries not financed by Indebtedness referred to in clause (vi) of this definition during such four-quarter period exceeds Consolidated Depreciation Expense for such period (provided any such increase shall be made only to the extent all such reductions occurring prior to the four fiscal quarters for which such calculation of Consolidated Free Cash Flow has been made exceed all prior increases pursuant to this clause (1));

          (2) (A)  the aggregate amount permitted to be incurred under clause
     (a) shall be reduced by the principal amount outstanding under the New Credit Agreement on the date hereof net of subsequent reductions thereof, and (B) the aggregate amount permitted to be incurred under clause (b) shall be reduced by the principal amounts outstanding under each of the Pledge and Administration Agreement, dated as of August 15, 1991, between Stone Financial Corporation and Castlewood Funding Corporation (the "Castlewood Agreement") and the Pledge and Administrative Agreement, dated as of August 18, 1992, between Stone Fin II Receivables

Corporation and South Shore Funding Corporation (the "Southshore Agreement") on the date hereof net of subsequent reductions thereof;

          (3) the Permitted Indebtedness contemplated by this clause (i) may be incurred by the Company and, in the case of Permitted Indebtedness constituting Indebtedness under clause (ii) of the definition of Indebtedness, by the Company or any Restricted Subsidiary; and

          (4) any Restricted Subsidiary in the Stone Canada Group may incur, assume or guarantee any Indebtedness under clauses(i)(a) and (i)(b) above under any revolving credit facilities of Restricted Subsidiaries in the Stone Canada Group entered into pursuant to this clause (i), for which the aggregate amount committed thereunder does not exceed two hundred million dollars ($200,000,000), to finance the working capital of Restricted Subsidiaries in the Stone Canada Group;

         (ii)  Permitted Subordinated Indebtedness;

        (iii)  Permitted Refinancing Indebtedness;

         (iv)  Permitted Stone Canada Indebtedness;

          (v)  Permitted Existing Indebtedness of an Acquired Person;

         (vi) Indebtedness incurred for the purpose of acquiring Capital Stock of another Person, or assets comprising a business or line of business or intangible assets or acquiring, constructing or improving fixed assets, in each case related primarily to, or used in connection with, the paper or forest products businesses and which (a) constitutes all or a portion of (but not more than) the purchase price of such Capital Stock or assets (such purchase price including any Indebtedness assumed or repaid in connection with such purchase) or the cost of construction or improvement of such assets (together with any transaction costs relating to such purchase, construction or improvement), (b) is incurred prior to, at the time of or within 270 days after the acquisition, construction or improvement of such assets for the purpose of financing the purchase price of such Capital Stock or assets or the cost of construction or improvement thereof (together with any transaction costs relating to such purchase, construction or improvement) and (c) is the direct or guaranteed obligation of any of (1) the Company, (2) a Restricted Subsidiary formed for the purpose of acquiring such Capital Stock or assets (and having no other material assets other than assets to be used for such acquisition), (3) any Person comprised within the acquired assets or (4) in the case of the construction or improvement of fixed assets, the Restricted

Subsidiary which will own such assets, or any extension, renewal or refinancing of such Indebtedness; PROVIDED, HOWEVER, that the amount so extended, renewed or refinanced shall not exceed the principal amount outstanding on the date of such extension, renewal or refinancing, PLUS costs incurred in connection with any such extension, renewal or refinancing (it being understood that any fixed assets included within capital expenditures which increased Indebtedness permitted under clause (i) of the definition of Permitted Indebtedness pursuant to clause (1) to the proviso to such clause may not be financed pursuant to this clause (vi));

        (vii) Indebtedness in an aggregate principal amount not to exceed three hundred million dollars ($300,000,000) at any one time outstanding; PROVIDED, HOWEVER, that no Restricted Subsidiary may incur Indebtedness under this clause
(vii) to the extent that after the incurrence of such Indebtedness the sum (without duplication) of (x) all Indebtedness of Restricted Subsidiaries incurred under this clause (vii), PLUS (y) Indebtedness and other obligations then secured pursuant to clause (xii) of the definition of Permitted Liens, PLUS
(z) the amount of Indebtedness that was not incurred pursuant to clause (i)(b) of this definition and is secured pursuant to clause (vi) of the definition of Permitted Liens shall not exceed three hundred million dollars ($300,000,000);

       (viii) Indebtedness of the Company in an aggregate principal amount not to exceed two hundred fifty million dollars ($250,000,000) at any one time outstanding;

         (ix) any Interest Swap Obligation, Currency Agreement or Commodities Agreement relating to Indebtedness that was not incurred in violation of the terms of this Indenture; and

          (x) Indebtedness to finance an increase in the working capital of any Person or Persons that (a) are organized under the laws of a jurisdiction other than the United States or any subdivision thereof and (b) became Restricted Subsidiaries after November 1, 1991; PROVIDED, HOWEVER, that Indebtedness pursuant to this clause (x) is the obligation of the Company or such Person or Persons.

          "Permitted Liens" means, with respect to any Person,

          (i)  Ordinary Course of Business Liens;

         (ii) Liens upon property or assets acquired or constructed by such Person or any Affiliate after November 1, 1991 or constituting improvements after November 1, 1991 to property or assets; PROVIDED, HOWEVER, that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance or refinance, the purchase price (such purchase price including any Indebtedness assumed or repaid in connection with such purchase) or cost of construction of the property or assets subject thereto or of such improvement, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such purchase price or cost (together with any transaction costs relating to such purchase, construction or improvement), (c) such Lien does not extend to or cover any other property or assets other than such property, assets, improvement and any other improvements thereon (or, in the case of any construction or improvement, any substantially unimproved real property on which the property is constructed or the improvement is located) and (d) the occurrence of such Indebtedness is permitted by clause (vi) of the definition of Permitted Indebtedness;

        (iii) Liens securing obligations with respect to letters of credit (other than commercial letters of credit) to the extent the obligations supported by such letters of credit may be secured without violating Section 1007 hereof;

         (iv) Liens covering property subject to any Capitalized Lease Obligation or other lease which was not entered into in violation of this Indenture securing the interest of the lessor or other Person under such Capitalized Lease Obligation or other lease;

          (v) Liens securing obligations to a trustee pursuant to the compensation and indemnity provisions of any indenture (including this Indenture) and Liens securing obligations to a trustee or agent with respect to collateral for any Indebtedness;

         (vi) Liens created in connection with a disposition of Receivables (whether or not characterized as a sale of such Receivables or a secured loan) not prohibited by this Indenture on (a) such Receivables, (b) collateral securing such Receivables, (c) goods or services, the sale, lease or furnishing of which gave rise to such Receivables, (d) books and records relating to such Receivables, (e) agreements or arrangements supporting or securing such Receivables and (f) incidental property and assets relating to any of the foregoing; PROVIDED, HOWEVER, that the aggregate amount at any time of Indebtedness that is secured pursuant to this clause (vi) and was not incurred pursuant to clause (i)(b) of the definition of Permitted Indebtedness, shall at no time exceed (x) three hundred million dollars ($300,000,000) LESS (y) the sum of Indebtedness and other obligations then secured pursuant to clause (xii) of this definition PLUS the then outstanding principal amount of Indebtedness of Restricted Subsidiaries incurred under clause (vii) of the definition of Permitted Indebtedness (and not secured pursuant to this clause (vi) or such clause (xii));

        (vii) Liens upon property or assets of the Company created in substitution and exchange for a Permitted Lien upon other property or assets of the Company or any of its Subsidiaries and Liens upon property or assets of any Subsidiaries of the Company created in substitution and exchange for a Permitted Lien upon other property or assets of any Subsidiaries of the Company; PROVIDED, HOWEVER, that (a) such Permitted Lien is released contemporaneously with the creation of the Lien in substitution therefor, (b) the fair market value of the property or assets with respect to the Lien so released is substantially the same as the fair market value of the property or assets subject to the Lien created in substitution therefor and (c) no Lien may be placed on property or assets of the Company or a Restricted Subsidiary in substitution and exchange for a Lien upon property or assets of an Unrestricted Subsidiary;

       (viii) Liens upon property or assets of a Subsidiary of a Person securing Indebtedness of such Person or of such Subsidiary, which Liens are created in substitution and exchange for an outstanding pledge by such Person of a majority of the Capital Stock of such Subsidiary for the purpose of securing such Indebtedness (or a guaranty in respect thereof); PROVIDED, HOWEVER, that if the property and assets of such Subsidiary to be subjected to such Liens have a fair market value in excess of twenty-five million dollars ($25,000,000), such Subsidiary shall have guaranteed the obligations of the Company in respect of the First Mortgage Notes and, if requested by the Trustee, such Subsidiary shall have waived all its rights of subrogation and reimbursement from the Company in connection with such guaranty;

         (ix) Liens upon any property or assets (a) existing at the time of acquisition thereof by the Company or any Subsidiary, (b) of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company or existing at the time of a sale or transfer of any such property or assets of such Person to the Company or any Subsidiary of the Company or (c) of a Person existing at the time such Person becomes a Subsidiary of the Company; PROVIDED, HOWEVER, that such Liens shall not have been created in contemplation of such sale, merger, consolidation, transfer or acquisition;

          (x)  Liens existing at November 1, 1991;

         (xi) (a) Liens upon any property or assets of the Company and its Restricted Subsidiaries securing Indebtedness under the Credit Agreements in a principal amount not exceeding the principal amount outstanding or committed under the Credit Agreements (including any letter of credit facility, but without duplication with respect to commitments for loans the use of proceeds of which is restricted to repayment of other Indebtedness under the Credit Agreements) as of November 1, 1991

LESS (y) the proceeds from the sale of all Indebtedness under the 1991 Indenture issued from time to time that are or have been applied to repay Indebtedness under the Credit Agreements and PLUS (z) two hundred fifty million dollars ($250,000,000) and (b) Liens securing Indebtedness permitted by clause (i) of the definition of Permitted Indebtedness upon property or assets that as of November 1, 1991 secured the Credit Agreements, or the Castlewood Agreement;

        (xii) Liens securing Indebtedness or other obligations of the Company and its Restricted Subsidiaries not to exceed an aggregate principal amount of three hundred fifty million dollars ($350,000,000) LESS, at any time, the sum of
(y) the then outstanding principal amount of Indebtedness of Restricted Subsidiaries incurred under clause (vii) of the definition of Permitted Indebtedness (and not secured pursuant to this clause (xii) or clause (vi) of this definition) PLUS (z) the amount of Indebtedness secured pursuant to clause
(vi) of this definition and not incurred pursuant to clause (i)(b) of the definition of Permitted Indebtedness;

       (xiii) Liens upon property or assets of a Subsidiary securing Indebtedness or other obligations owing to the Company;

        (xiv) Liens on proceeds of any property or assets subject to a Lien permitted by the other clauses of this definition;

         (xv) any equal and ratable Lien that is granted pursuant to the Continental Guaranty and that relates to a Lien that otherwise constitutes a Permitted Lien;

        (xvi) Liens on property or assets used to defease Indebtedness that was not incurred in violation of this Indenture;

       (xvii) Liens on property or assets of any Restricted Subsidiary organized under the laws of a jurisdiction other than the United States or any subdivision thereof securing Indebtedness of such Restricted Subsidiary outstanding as of November 1, 1991 (or any extension, renewal or refinancing thereof);

      (xviii) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses (i) through (xvii) (covering the same property and assets as such Lien); and

        (xix)  Permitted Collateral Liens;

PROVIDED, HOWEVER, that no Lien described in any of the foregoing clauses other than clause (xi)(a) shall encumber the rights of the Company with respect to Indebtedness, obligations and other liabilities owed to the Company by any Restricted Subsidiary or to any Restricted Subsidiary by the Company or another Restricted Subsidiary.

          "Permitted Refinancing Indebtedness" means Indebtedness of (i) the Company to the extent exchanged for, or the net proceeds of which are used to refinance, redeem or defease, Indebtedness of the Company or any Restricted Subsidiary (or any extension, renewal or refinancing thereof) outstanding at the time of incurrence of such subsequent Indebtedness, or to finance any costs incurred in connection with any such exchange, refinancing, redemption or defeasance, (ii) a Restricted Subsidiary to the extent exchanged for, or the net proceeds of which are used to refinance, redeem or defease, Indebtedness of such Restricted Subsidiary (or any extension, renewal or refinancing thereof) outstanding at the time of incurrence of such subsequent Indebtedness, or to finance any costs incurred in connection with any such exchange, refinancing, redemption or defeasance, or (iii) the Company or a Restricted Subsidiary to the extent exchanged for, or the net proceeds of which are used to refinance, redeem or defease, any then outstanding industrial revenue or development bonds that were outstanding at November 1, 1991 (or any extension, renewal or refinancing thereof), or to finance any costs incurred in connection with such exchange, refinancing or defeasance; PROVIDED, HOWEVER, that, in the case of (i), (ii) or
(iii), the proceeds of such Indebtedness shall be used to so refinance, redeem or defease the Indebtedness within 12 months of the incurrence of such subsequent Indebtedness; and PROVIDED, FURTHER, that the only Indebtedness which may be subject to exchange, refinancing, redemption, or defeasance pursuant to clause (i), (ii) or (iii) of this definition shall be Indebtedness outstanding as of November 1, 1991 (other than Indebtedness under the Credit Agreements, Subordinated Indebtedness and Indebtedness under lines of credit) or any extension, renewal or refinancing thereof, and Indebtedness that was incurred after November 1, 1991 and before the date hereof (other than solely as Permitted Indebtedness under the 1991 Indenture) or is incurred after the date hereof (other than solely as Permitted Indebtedness).

          "Permitted Stone Canada Indebtedness" means Indebtedness of the Company or a Restricted Subsidiary in the Stone Canada Group outstanding pursuant to lines of credit in an aggregate principal amount not to exceed one hundred million dollars ($100,000,000), (of which not more than Canadian sixty million dollars (Cn.$60,000,000) may be owed by Restricted Subsidiaries in the Stone Canada Group) at any one time outstanding or pursuant to any extension, renewal or refinancing of such outstanding amount PLUS any costs incurred in connection with any such extension, renewal or refinancing; PROVIDED, HOWEVER, that the aggregate principal amount permitted to be incurred under this definition shall be reduced by the principal amount under lines of credit outstanding on the date hereof net of subsequent repayments or reductions thereof.

          "Permitted Subordinated Indebtedness" means (i) Subordinated Indebtedness of the Company to the extent exchanged for, or the net proceeds of which are used to refinance, redeem or defease, then outstanding Subordinated Indebtedness of the Company that was outstanding at November 1, 1991 (or any extension, renewal or refinancing thereof), or to finance any costs incurred in connection with any such exchange, refinancing, redemption or defeasance; PROVIDED, HOWEVER, that (a) such Subordinated Indebtedness does not have a shorter weighted average life than that then remaining for, or a maturity earlier than that of, the Indebtedness so exchanged, refinanced, redeemed or defeased, EXCEPT that in the case of any exchange, such Subordinated Indebtedness may have a maturity that is earlier (but not more than six months earlier) than that of the Indebtedness so exchanged, PROVIDED that the Subordinated Indebtedness shall have the same or a longer weighted average life than that then remaining for the Indebtedness so exchanged and (b) in the case of refinancings, redemptions or defeasances, the proceeds of such Subordinated Indebtedness shall be used to so refinance, redeem or defease the Indebtedness within 12 months of the incurrence of such subsequent Subordinated Indebtedness; and (ii) Indebtedness of the Company in an aggregate principal amount not to exceed two hundred fifty million dollars ($250,000,000) at any one time outstanding, so long as such Indebtedness (a) constitutes Subordinated Indebtedness and (b) does not have (A) a weighted average life that is shorter than that then remaining for the (x) the Company's 9-7/8% Senior Notes due 2001 then outstanding or (y) the First Mortgage Notes then Outstanding or (B) a maturity that is earlier than the latest maturity of (x) the Company's 9-7/8% Senior Notes due 2001 then outstanding or (y) the First Mortgage Notes then Outstanding.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Place of Payment", means The City of New York or any other place or places where the principal of (and premium, if any) and interest on the First Mortgage Notes are payable.

          "Predecessor First Mortgage Note" of any particular First Mortgage Note means every previous First Mortgage Note evidencing all or a portion of the same debt as that evidenced by such particular First Mortgage Note; and, for the purposes of this definition, any First Mortgage Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen First Mortgage Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen First Mortgage Note.

          "Rate Determination Period" means the four full weeks ending on the seventh Business Day prior to a Reset Date.

          "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.

          "Record Date" for the interest payable on any Interest Payment Date means the close of business on the March 15 or September 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable.

          "Redeemable Stock" means, with respect to any Person, any Capital Stock that by its terms or otherwise is required to be redeemed or purchased by such Person or any of its Subsidiaries prior to 30 days after the maturity date of the First Mortgage Notes then Outstanding, or is redeemable or subject to mandatory purchase or similar put rights at the option of the Holder thereof at any time prior to 30 days after the latest maturity date of the First Mortgage Notes then Outstanding, or any security which is convertible or exchangeable into a security which has such provisions.

          "Redemption Date" means the date fixed for redemption of any First Mortgage Note by or pursuant to this Indenture.

          "Redemption Price" means the price at which any First Mortgage Note is to be redeemed pursuant to this Indenture.

          "Register" and "Registrar" have the respective meanings specified in
Section 305.

          "Release" means any releasing, spilling, emitting, emptying, leaking, pumping, pouring, injecting, depositing, disposing, dumping, discharge, dispersing, leaching, escaping, emanating or migrating of any Contaminant in, on, into or onto the environment, including without limitation the movement of any Contaminant through or in the environment, the abandonment or discard of barrels, containers, tanks or other receptacles containing any Contaminant, or any release, emission or discharge other than permitted releases as those terms are defined in any Environmental Laws.

          "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent or minimize the Release or threat of Release of Contaminants; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

          "Replacement Collateral" means, at any relevant date in connection with a Collateral Asset Disposition, Collateral Loss Event or Condemnation (the proceeds of which are to be used in accordance with the last sentence of Section 1610(d)), assets located in North America to be used in the pulp and paper business as conducted by the Company at such date other than the Collateral, which on such date, (a) constitute similar assets to Collateral disposed of or destroyed (and do not constitute Capital Stock of any Person (except for Non-Cash Consideration to the extent permitted by Section 1015(a) in connection with a Collateral Asset Disposition)), (b) are acquired by the Company at a purchase price which does not exceed the fair market value of such Replacement Collateral (as determined, in the case of each of (a) and (b), in good faith by a majority of the Board of Directors, including a majority of the Independent Directors, on the basis of the written opinion of a qualified Independent Appraiser or Independent Financial Adviser prepared contemporaneously with such purchase) and made available to the Trustee, (c) are free and clear of all Liens other than Permitted Collateral Liens and (d) satisfy the requirements of Section 1015(c).

          "Reset Date" means a date on which the interest rate on the First Mortgage Notes shall be reset pursuant to Section 1102(a).

          "Reset Rate" shall have the meaning provided in Section 1102(a).

          "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any senior trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restoration" or "Restore" means the physical repair, restoration or rebuilding of all or any portion of the Collateral following any Casualty or Condemnation.

          "Restricted Payment" shall have the meaning provided in Section 1006.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Security Documents" means, collectively, the mortgage, assignment of leases and rents, security agreement and fixture filings; security agreements; financing statements and each other agreement executed and delivered pursuant to and in connection with any such documents or which otherwise grants a Lien to secure the First Mortgage Notes.

          "Seminole" means Seminole Kraft Corporation, a Delaware corporation.

          "Senior Indebtedness" means the principal of, interest on and other amounts due on (i) Indebtedness of the Company, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed by the Company, on or prior to the date hereof in compliance with the 1991 Indenture and thereafter, in compliance with Section 1008 hereof (including, without limitation, the Company's 11 1/2% Senior Notes due 2004 and the First Mortgage Notes), (ii) obligations of the Company related to the termination of Interest Swap Obligations, Currency Agreements or Commodities Agreements pertaining to Indebtedness described under clause (i) above and (iii) principal of or interest on the First Mortgage Notes. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include: (a) Subordinated Indebtedness, (b) Indebtedness of or amounts owed by the Company for compensation to employees, for goods or materials purchased in the ordinary course of business or for services or (c) Indebtedness of the Company to a Subsidiary of the Company.

          "Seven Year Treasury Rate" means the arithmetic average (rounded to the nearest basis point) of the weekly average per annum yield to maturity values adjusted to constant maturities of seven years, for the Rate Determination Period as determined from the yield curves of the most actively traded marketable United States Treasury fixed interest rate securities (x) constructed daily by the United States Treasury Department (i) as published by the Federal Reserve Board in its Statistical Release H.15 (519), "Selected Interest Rates," which weekly average yield to maturity values currently are set forth in such Statistical Release under the caption "U.S. Government Securities--Treasury Constant Maturities--7 Year" or (ii) if said Statistical Release H.15 (519) is not then published, as published by the Federal Reserve Board in any release comparable to its Statistical Release H.15 (519) or (iii) if the Federal Reserve Board shall not be publishing a comparable release, as published in any official publication or release of any other United States

Government Department or agency, or (y) if the United States Treasury Department shall not then be constructing such yield curves, then as constructed by the Federal Reserve Board or any other United States Government Department or agency and published as set forth in (x) above. However, if the Seven Year Treasury Rate cannot be determined as provided above, then the Seven Year Treasury Rate shall mean the arithmetic average (rounded to the nearest basis point) of the per annum yields to maturity for each Business Day during the Rate Determination Period of all of the issues of actively trading issues of non-interest bearing United States Treasury fixed interest rate securities with a maturity of not less than 81 months nor more than 87 months from such Business Day (1) as published in THE WALL STREET JOURNAL or (2) if THE WALL STREET JOURNAL shall cease such publication, based on average asked prices (or yields) as quoted by each of three United States Government securities dealers of recognized national standing selected by the Company.

          "Southshore Agreement" has the meaning specified in subparagraph 2(A) of the definition of "Permitted Indebtedness."

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

          "Specified Bank Debt" means (i) all Indebtedness and other monetary obligations owing under the New Credit Agreement or any credit facilities with the banks signatory to the New Credit Agreement (or with banks affiliated with such banks), so long as such facilities are related to the New Credit Agreement; and (ii) Indebtedness owing as of the date hereof or hereafter to banks or other financial institutions under credit facilities which may in the future refinance, refund, replace, supplement or succeed (regardless of any gaps in time) the New Credit Agreements or the facilities referenced in clause (i) hereof (including extensions and restructurings and the inclusion of additional or different or substitute lenders), so long as (a) the aggregate principal amount outstanding (including available amounts under committed revolving credit or similar working capital facilities, letter of credit facilities and other commitments to provide credit) of such Indebtedness is at least equal to the principal of all publicly issued Senior Indebtedness (including without limitation, the First Mortgage Notes, the 11 1/2% Senior Notes due 2004, and Indebtedness under the 1991 Indenture) then Outstanding (it being understood that Indebtedness described in clause (i) above and issues of Indebtedness having a principal amount lower than set forth in clause (b) below shall not be included in this amount), (b) Indebtedness outstanding under each particular credit facility has a principal amount outstanding (including available amounts under committed revolving credit or similar working capital facilities, letter of credit facilities and other commitments to provide credit) of at least twenty-five million dollars ($25,000,000) and (c) such Indebtedness constitutes Senior Indebtedness.

          "Stated Maturity," when used with respect to any First Mortgage Note or any installment of principal thereof or interest thereon, means the date specified in such First Mortgage Note as the fixed date on which the principal of such First Mortgage Note or any installment of principal or interest is due and payable.

          "Stone Canada" means Stone Container (Canada) Inc., a company organized under the Canadian Business Corporations Act.

          "Stone Canada Group" means Stone Canada and its Restricted Subsidiaries existing as of the date hereof.

          "Stone Southwest" means Stone Southwest, Inc., a Delaware corporation.

          "Subordinated Capital Base" means the sum of (i) the Consolidated Net Worth and (ii) to the extent not included in clause (i) above, the amounts (without duplication) relating to (a) the principal amount of Subordinated Indebtedness incurred after November 1, 1991 which is unsecured and which does not have at the time of incurrence of such Subordinated Indebtedness a weighted average life that is shorter than the weighted average life remaining for the then outstanding Indebtedness under the 1991 Indenture issued prior to the date hereof, or if less than five hundred million dollars ($500,000,000) of such Indebtedness is outstanding, the First Mortgage Notes or a maturity that is earlier than the maturity of any of the then Outstanding Indebtedness under this Indenture, or if less than five hundred million dollars ($500,000,000) of such Indebtedness is outstanding, the First Mortgage Notes, (b) redeemable stock of the Company that does not constitute Redeemable Stock and (c) the principal amount of the 11 1/2% Senior Subordinated Notes due September 1, 1999 of the Company and the 12-1/8% Subordinated Debentures due September 15, 2001 of Stone Southwest or any Subordinated Indebtedness exchanged for, or the net proceeds of which are used to refinance, redeem or defease, such 11 1/2% Senior Subordinated Notes due September 1, 1999 (or, at such time as no Indebtedness is outstanding under the 1991 Indenture, such 12-1/8% Subordinated Debentures due September 15,
2001) and pursuant to clause (ii) of the definition of "Permitted Indebtedness", that, in the case of clauses (a), (b) and (c), as at the date of determination, in conformity with GAAP consistently applied, would be set forth on the consolidated balance sheet of the Company and its Restricted Subsidiaries.

          "Subordinated Indebtedness" means Indebtedness of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed by the Company) which, pursuant to the terms of the instrument creating or evidencing the same, is subordinate to the First Mortgage Notes in right of payment or in rights upon liquidation.

          "Subsidiary" means, with respect to any Person, (i) any corporation of which at least a majority in interest of the outstanding Capital Stock having by the terms thereof voting power under ordinary circumstances to elect directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by such Person, or by one or more other corporations a majority in interest of such stock of which is similarly owned or controlled, or by such Person and one or more other corporations a majority in interest of such stock of which is similarly owned or controlled or (ii) any other Person (other than a corporation) in which such Person, directly or indirectly, at the date of determination thereof, has at least a majority equity ownership interest; PROVIDED, HOWEVER, that, with respect to the Company, for purposes of this Indenture (other than Section 1007(b)), "Subsidiary" shall not include Seminole.

          "Ten Year Treasury Rate" means the arithmetic average (rounded to the nearest basis point) of the weekly average per annum yield to maturity values (adjusted to constant maturities of ten years, for the Rate Determination Period as determined from the yield curves of the most actively traded marketable United States Treasury fixed interest rate securities (x) constructed daily by the United States Treasury Department (i) as published by the Federal Reserve Board in its Statistical Release H.15 (519), "Selected Interest Rates." which weekly average yield to maturity values currently are set forth in such Statistical Release under the caption "U.S. Government Securities--Treasury Constant Maturities-10 Year" or (ii) if said Statistical Release H.15 (519) is not then published, as published by the Federal Reserve Board in any release comparable to its Statistical Release H.15 or (iii) if the Federal Reserve Board shall not be publishing a comparable release, as published in any official publication or release of any other United States Government Department or agency, or (y) if the United States Treasury Department shall not then be constructing such yield curves, then as constructed by the Federal Reserve Board or any other United States Government Department or agency and published as set forth in (x) above. However, if the Ten Year Treasury Rate cannot be determined as provided above, then the Ten Year Treasury Rate shall mean the arithmetic average (rounded to the nearest basis point) of the per annum yields to maturity for each Business Day during the Rate Determination Period of all of the issues of actively trading issues of non-interest bearing United States Treasury fixed interest rate securities with a maturity of not less then 117 months nor more than 123 months from such Business Day (1) as published in THE WALL STREET JOURNAL or (2) if THE

WALL STREET JOURNAL shall cease such publication, based on average asked prices (or yields) as quoted by each of three United States Government securities dealers of recognized national standing selected by the Company.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed; PROVIDED, HOWEVER, that in the event that such Act is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Two Year Treasury Rate" means the arithmetic average (rounded to the nearest basis point) of the weekly average per annum yield to maturity values adjusted to constant maturities of two years, for the Rate Determination Period as determined from the yield curves of the most actively traded marketable United States Treasury fixed interest rate securities (x) constructed daily by the United States Treasury Department (i) as published by the Federal Reserve Board in its Statistical Release H.15 (519), "Selected Interest Rates," which weekly average yield to maturity values currently are set forth in such Statistical Release under the caption "U.S. Government Securities -- Treasury Constant Maturities -- 2 Years" or (ii) if said Statistical Release H.15 (519) is not then published, as published by the Federal Reserve Board in any release comparable to its Statistical Release H.15 (519) or (iii) if the Federal Reserve Board shall not be publishing a comparable release, as published in any official publication or release of any other United States Government Department or agency, or (y) if the United States Treasury Department shall not then be constructing such yield curves, then as constructed by the Federal Reserve Board or any other United States Government Department or agency and published as set forth in (x) above. However, if the Two Year Treasury Rate cannot be determined as provided above, then the Two Year Treasury Rate shall mean the arithmetic average (rounded to the nearest basis point) of the per annum yields to maturity for each Business Day during the Rate Determination Period of all of the issues of actively trading issues of non-interest bearing United States Treasury fixed interest rate securities with a maturity of not less than 21 months nor more than 27 months from such Business Day (1) as published in THE WALL STREET JOURNAL or (2) if THE WALL STREET JOURNAL shall cease such publication, based on average asked prices (or yields) as quoted by each of three United States Government securities dealers of recognized national standing selected by the Company.

          "U.S. Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed by the full faith and credit of the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof or otherwise subject to prepayment.

          "Unrestricted Subsidiary" means a Subsidiary of the Company which has been designated as an "Unrestricted Subsidiary" for purposes of this Indenture by the Company and (i) at least 20% of whose common stock is held by one or more Persons (other than the Company and its Affiliates) which acquired such common stock in a BONA FIDE transaction for fair value and (b) at least 10% of whose total capitalization at the time of designation is in the form of common stock or at least 15% of the fair market value of whose assets at such time shall have been contributed by such Persons. An Unrestricted Subsidiary may be designated to be a Restricted Subsidiary only if, at the time of such designation, all Indebtedness and Liens of such Subsidiary could be incurred under this Indenture. As of the date of this Indenture, the Company's Unrestricted Subsidiaries are Stone-Consolidated Corporation and its Subsidiaries.

          "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

          "Work" shall have the meaning provided in Section 1610(b)(1).

SECTION 102.  COMPLIANCE CERTIFICATES AND OPINIONS.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.  ACTS OF HOLDERS.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person or any such instrument or writing may be proved by the affidavit or a witness of such execution or by a certificate of a notary public or other Person authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of First Mortgage Notes shall be proved by the Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any First Mortgage Note shall bind every future Holder of the same First Mortgage Note and the Holder of every First Mortgage Note issued upon the registration of transfer thereof or in exchange therefor in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such First Mortgage Note.

          (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act (including revocation thereof) may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding First Mortgage Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding First Mortgage Notes shall be computed as of such record date; PROVIDED that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 105.  NOTICES, ETC., TO TRUSTEE AND COMPANY.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, attention: Secretary or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106.  NOTICE TO HOLDERS; WAIVER.

          Where this Indenture or any First Mortgage Note provides for notice to Holders of any event, such notice shall be deemed sufficiently given (unless otherwise herein or in such First Mortgage Note expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders or the validity of the proceedings to which such notice relates. Where this Indenture or any First Mortgage Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

SECTION 107.  CONFLICT WITH TRUST INDENTURE ACT.

          If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act (including, without limitation, Sections 310 through 317, inclusive, of the Trust Indenture Act in accordance with Section 318(c) thereof), such required provision shall control, provided that, in cases where a provision of this Indenture requires that opinions or certificates be given by an independent person, such requirement shall apply notwithstanding that Section 314(d) of the Trust Indenture Act might otherwise permit such certificate to be given by an officer or employee of the Company. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or shall be excluded, as the case may be.

SECTION 108.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.  SUCCESSORS AND ASSIGNS.

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.  SEPARABILITY CLAUSE.

          In case any provision in this Indenture or in the First Mortgage Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.  BENEFITS OF INDENTURE.

          Nothing in this Indenture, in the Security Documents or in the First Mortgage Notes, express or implied, shall give to any Person, other than the parties hereto or thereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.  GOVERNING LAW.

          This Indenture and the First Mortgage Notes shall be governed by and construed in accordance with the laws (other than the choice of law provisions) of the State of New York.

SECTION 113.  LEGAL HOLIDAYS.

          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any First Mortgage Note, or any other payment date, including, without limitation, any Asset Disposition Payment Date, Change of Control Payment Date or First Mortgage Note Payment Date, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the First Mortgage Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or other payment date, PROVIDED that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity or other payment date, as the case may be.

SECTION 114.  NO RECOURSE AGAINST OTHERS.

          A director, officer, employee or stockholders, as such, of the Company shall not have any liability for any obligations of the Company under the First Mortgage Notes, this Indenture or any Security Document, or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder, by accepting a First Mortgage Note, waives and releases all such liability. Such waivers and releases are part of the consideration for the issuance of the First Mortgage Notes.

SECTION 115.   Incorporation by Reference to
               TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms incorporated by reference in this Indenture have the following meanings:

          "indenture securities" means the First Mortgage Notes.

          "indenture security holder" means a Holder or a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company or any other obligor on the First Mortgage Notes, if any.

          All other Trust Indenture Act terms used or incorporated by reference in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them therein.

                                   ARTICLE TWO

                            FIRST MORTGAGE NOTE FORMS

SECTION 201.  FORMS GENERALLY.

          The First Mortgage Notes shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such First Mortgage Notes, as evidenced by their execution of the First Mortgage Notes. The definitive First Mortgage Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such First Mortgage Notes, as evidenced by their execution of such First Mortgage Notes.

SECTION 202.  FORM OF FACE OF FIRST MORTGAGE NOTE.

          Each First Mortgage Note shall be in substantially the following form:

                          (Face of First Mortgage Note)

                           STONE CONTAINER CORPORATION

                       10 3/4% First Mortgage Notes due 2002

Number R__________                                                $_____________


          STONE CONTAINER CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________________ or registered assigns, the principal sum of _____________ DOLLARS on October 1, 2002, and to pay interest thereon from the date hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 1 and October 1 of each year (commencing April 1, 1995), at the rate of 10 3/4% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this First Mortgage Note (or one or more Predecessor First Mortgage Notes) is registered at the close of business on the Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this First Mortgage Note (or one or more Predecessor First Mortgage Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of First Mortgage Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the First Mortgage Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          Payment of the principal of (and premium, if any) and interest on this First Mortgage Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York in dollars; PROVIDED, HOWEVER, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register.

          Reference is hereby made to the further provisions of this First Mortgage Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this First Mortgage Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                                     STONE CONTAINER CORPORATION


                                                     By:
                                                        ------------------------

[CORPORATE SEAL]

Attest:


- - - - ----------------------


SECTION 203.  FORM OF REVERSE OF FIRST MORTGAGE NOTE.

                        (Reverse of First Mortgage Note)

     1. This First Mortgage Note is one of a duly authorized issue of securities of the Company designated as its "10 3/4% First Mortgage Notes due 2002" (herein called the "First Mortgage Notes") limited in aggregate principal amount to five hundred million dollars ($500,000,000), issued and to be issued in a single series under, and equally and ratably secured by or pursuant to, an indenture dated as of October 12, 1994 (as amended or supplemented from time to time, the "Indenture") between the Company and Norwest Bank Minnesota, National Association, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each of the Holders and of the terms upon which the First Mortgage Notes are, and are to be, authenticated and delivered. All terms used in this First Mortgage Note which are not defined herein shall have the meanings assigned to them in the Indenture.

     2. As provided in the Indenture, the First Mortgage Notes are secured by a pledge of the Collateral. The Trustee shall be entitled to the benefits of the Liens on the Collateral under this Indenture and the Security Documents as the same may be amended from time to time pursuant to the respective provisions thereof and of the Indenture, subject only to Permitted Collateral Liens, for the benefit of each Holder accepting a First Mortgage Note.

     3. Interest on this First Mortgage Note will be computed on the basis of a 360-day year of twelve, 30-day months. Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. If any payment of principal of (and premium, if any) or installment of interest on this First Mortgage Note is not paid when due then, to the extent that payment of such interest shall be legally enforceable, interest upon such overdue principal (and premium, if any) and installment of interest, shall be paid at the rate set forth on the face of this First Mortgage Note.

     4. The First Mortgage Notes are subject to redemption upon not less than 30 days' notice nor more than 45 days' notice by mail, at any time on or after October 1, 1999, as a whole or from time to time in part, at the election of the Company, at a Redemption Price equal to 103.07% of the principal amount thereof if redeemed on or after October 1, 1999 and before October 1, 2000, at 101.54% of the principal amount thereof if redeemed on or after October 1, 2000 and before October 1, 2001 and at 100% of the principal amount thereof if redeemed on or after October 1, 2001 and prior to the Maturity Date, in each case, plus accrued interest (if any) to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such First Mortgage Notes, or one or more Predecessor First Mortgage Notes, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

     5. Under certain circumstances following a Collateral Asset Disposition, Collateral Loss Event or Asset Disposition, the Company may offer to repurchase First Mortgage Notes at a repurchase price equal to 100% of the principal amount thereof, plus accrued interest to the date of repurchase, from the Net Proceeds (or Excess Proceeds, as appropriate) of such Collateral Asset Disposition or Collateral Loss Event or proceeds of such Asset Disposition, as provided in, and subject to the terms of, the Indenture. The Company is required to give Holders notice of such right within the period specified in the Indenture. Holders may tender their First Mortgage Notes for repurchase on or prior to the close of business on the applicable payment date. If the aggregate principal amount of First Mortgage Notes surrendered for repurchase exceeds the aggregate principal amount of the applicable offer price, the selection of the First Mortgage Notes to be repurchased shall be made by the Trustee on a PRO RATA basis.

     6. EXCEPT as set forth below, as provided in the Indenture, in the event that the Company's Subordinated Capital Base is less than one billion dollars ($1,000,000,000) (the "Minimum Subordinated Capital Base") as at the end of each of any two consecutive fiscal quarters (the last day of the second such fiscal quarter, a "Deficiency Date"), then the Company shall no later than 60 days after the Deficiency Date (105 days if a Deficiency Date is also the end of the Company's fiscal year) make an offer to all Holders to purchase (a "Deficiency Offer") 10% of the principal amount of the First Mortgage Notes originally issued, or such lesser amount as may be Outstanding at the time such Deficiency Offer is made (the "Deficiency Offer Amount"), at a purchase price equal to 100% of principal amount, plus accrued and unpaid interest to the Deficiency Payment Date. Thereafter, semi-annually the Company shall make like Deficiency Offers for the then applicable Deficiency Offer Amount of First Mortgage Notes until the Company's Subordinated Capital Base as at the end of any subsequent fiscal quarter shall be equal to or greater than the Minimum Subordinated Capital Base. Notwithstanding the foregoing, after any specified Deficiency Date, the last day of any subsequent fiscal quarter shall not constitute a Deficiency Date (giving rise to an additional obligation under the first sentence of this paragraph) unless the Company's Subordinated Capital Base was equal to or greater than the Minimum Subordinated Capital Base as at the end of a fiscal quarter that followed such specified Deficiency Date and preceded such subsequent quarter.

     7. Notwithstanding the foregoing, as provided in the Indenture, in the event that (1) the making of a Deficiency Offer by the Company or (2) the purchase of First Mortgage Notes by the Company in respect of a Deficiency Offer would constitute a default (with the giving of notice, the passage of time or both) with respect to any Specified Bank Debt at the time outstanding, then, in lieu of the making of a Deficiency Offer in the circumstances set forth above,
(i) the interest rate on the First Mortgage Notes shall be reset as of the first day of the second fiscal quarter following the Deficiency Date (the "Reset Date") to a rate per annum (the "Reset Rate") equal to the greater of (x) the Initial Interest Rate and (y) the sum of (A) 400 basis points and (B) the higher of the Seven Year Treasury Rate and the Ten Year Treasury Rate, (ii) on the first Interest Payment Date following the Reset Date, the interest rate on the First Mortgage Notes, as reset on the Reset Date, shall increase by fifty (50) basis points, and (iii) the interest rate on the First Mortgage Notes shall further increase by an additional fifty (50) basis points on each succeeding Interest Payment Date, PROVIDED, HOWEVER, that notwithstanding clauses (i), (ii) or (iii) above, in no event shall the interest rate to be borne by the First Mortgage Notes at any time exceed the Initial Interest Rate by more than two hundred (200) basis points. Once the interest rate on the First Mortgage Notes has been reset as set forth above, as provided in the Indenture, if the Company's Subordinated Capital Base is equal to or greater than the Minimum Subordinated Capital Base as of the last day of any fiscal quarter subsequent to the Deficiency Date, interest on the First Mortgage Notes shall return to the Initial Interest Rate effective as of the first day of the second following fiscal quarter.

     8. The Indenture also provides that upon the occurrence of a Change of Control, subject to the satisfaction of certain substantial conditions precedent set forth in the Indenture, each Holder shall have the right to require that the Company repurchase such Holder's First Mortgage Notes in whole or in part at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of such repurchase.

     9. The Indenture contains provisions for (i) defeasance of certain of the Company's obligations (including covenants) under the Indenture and (ii) satisfaction and discharge of the Indenture upon compliance by the Company with certain conditions set forth therein, which provisions apply to this First Mortgage Note.

     10. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Restricted Payments, create and incur Indebtedness and create or suffer to exist certain Liens (other than Permitted Liens). The Indenture imposes limitations on the ability of the Company to merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

     11. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and of the Security Documents and the modification of the rights and obligations of the Company and the rights of the Holders to be affected under the Indenture and the Security Documents at any time by the Company and the Trustee with the consent of the Holders representing at least two-thirds in principal amount of the First Mortgage Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of at least two-thirds in principal amount of the First Mortgage Notes at the time Outstanding, on behalf of the Holders of all First Mortgage Notes, to waive compliance by the Company with certain provisions of the Indenture and the Security Documents, and certain defaults under the Indenture and the Security Documents, and their consequences. Any such consent or waiver by the Holder of this First Mortgage Note shall bind such Holder and all future Holders of this First Mortgage Note and of any First Mortgage Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this First Mortgage Note.

     12. No reference herein to the Indenture and no provision of this First Mortgage Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this First Mortgage Note at the times, place and rate, and in the coin or currency, herein prescribed.

     13. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this First Mortgage Note is registrable in the Register, upon surrender of this First Mortgage Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this First Mortgage Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof, or such Holder's attorney duly authorized in writing, and thereupon one or more new First Mortgage Notes, of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

     14. The First Mortgage Notes are issuable only in registered form without coupons in denominations of one thousand dollars ($1,000) and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, First Mortgage Notes are exchangeable for a like aggregate principal amount of First Mortgage Notes of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     15. Prior to due presentment of this First Mortgage Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this First Mortgage Note is registered as the owner hereof for all purposes, whether or not this First Mortgage Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     16. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this First Mortgage Note, the Indenture or any Security Document, or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a First Mortgage Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this First Mortgage Note.

     17. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures ("CUSIP"), the Company has caused CUSIP numbers to be printed on the First Mortgage Notes as a convenience to the Holders of the First Mortgage Notes. No representation is made as to the correctness or accuracy of such numbers as printed on the First Mortgage Notes and reliance may be placed only on the other identification numbers printed hereon.


                                 ASSIGNMENT FORM

     To assign this First Mortgage Note, fill in the form below: (I) or (we) assign and transfer this First Mortgage Note to


- - - - --------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. number)

- - - - --------------------------------------------------------------------------------

- - - - --------------------------------------------------------------------------------

- - - - --------------------------------------------------------------------------------

- - - - --------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this First Mortgage Note on the books of the Company. The agent may substitute another to act for him or her.

Dated:                 Your Signature:
        ------------                  ------------------------------------------
                                   (Sign exactly as your name appears on the other side of this First Mortgage Note)

Signature Guaranty:
                    ------------------------------------------------------------
                    Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to elect to have all or any portion of this First Mortgage Note purchased by the Company pursuant to Section 1009 ("Asset Disposition Offer"), Section 1013 ("Change of Control Offer"), Section 1016 ("First Mortgage Note Offer") or Section 1101 ("Deficiency Offer") of the Indenture, check the applicable boxes:

/ / Section 1009:      / / Section 1013:          / / Section 1016:
     in whole / /           in whole / /               in whole / /
     in part / /            in part / /                in part / /
     amount to be           amount to be               amount to be
     purchased: $           purchased: $               purchased: $
                 ------                 ------                     ------

/ / Section 1101:
     in whole / /
     in part / /
     amount to be
     purchased: $
                 ------

Dated:                   Your Signature:
      --------------                    ---------------------------------------
                              (Sign exactly as your name appears on the other side of this First Mortgage Note)


Signature Guaranty:
                    -----------------------------------------------------------
                    Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Social Security Number or Taxpayer Identification Number:
                                                         ---------

SECTION 204.  FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

          The Trustee's certificate of authentication on each First Mortgage Note shall be in substantially the following form:

Dated:
      ------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the 10 3/4% First Mortgage Notes due 2002 issued under the Indenture referred to in this First Mortgage Note.

                                   NORWEST BANK MINNESOTA,
                                     NATIONAL ASSOCIATION
                                        AS TRUSTEE


                                   By:
                                      ---------------------
                                      AUTHORIZED SIGNATORY


SECTION 205.  CUSIP NUMBER.

          The Company in issuing First Mortgage Notes may use a "CUSIP" number, and if so, the Trustee may use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed on the notice or on the First Mortgage Notes, and that reliance may be placed only on the other identification numbers printed on the First Mortgage Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP number of the First Mortgage Notes.

                                  ARTICLE THREE

                            THE FIRST MORTGAGE NOTES

SECTION 301.  TITLE AND TERMS.

          The aggregate principal amount of First Mortgage Notes Outstanding at any time may not exceed the amount of five hundred million dollars ($500,000,000), except for First Mortgage Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other First Mortgage Notes pursuant to Section 304, 305, 306, 906 or 1206.

          The First Mortgage Notes shall be issued in a single series, known and designated as the "10 3/4% First Mortgage Notes due 2002" of the Company. The Stated Maturity for the payment of principal of the First Mortgage Notes shall be October 1, 2002, and the First Mortgage Notes shall bear interest at 10 3/4% per annum from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid thereon or duly provided for, payable semi-annually on April 1 and October 1 of each year (commencing April 1, 1995) until the principal thereof is paid or duly provided for.

          The principal of (premium, if any,) and interest on the First Mortgage Notes shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose; PROVIDED, HOWEVER, that interest may be payable at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Register.

SECTION 302.  DENOMINATIONS.

          The First Mortgage Notes shall be issuable in fully registered form without coupons in denominations of one thousand dollars ($1,000) or any integral multiple thereof.

SECTION 303.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

          The First Mortgage Notes shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the First Mortgage Notes may be manual or facsimile. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the First Mortgage Notes. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any First Mortgage Note that has been duly authenticated and delivered by the Trustee.

          First Mortgage Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such First Mortgage Notes or did not hold such offices at the date of such First Mortgage Notes.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver First Mortgage Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such First Mortgage Notes, and the Trustee in accordance with the Company order shall authenticate and make such First Mortgage Notes available for delivery. Each First Mortgage Note shall be dated the date of its authentication. The First Mortgage Notes may contain such notations, legends or endorsements required by law, stock exchange rule or usage.

          No First Mortgage Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such First Mortgage Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any First Mortgage Note shall be conclusive evidence, and the only evidence, that such First Mortgage Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

SECTION 304.  TEMPORARY FIRST MORTGAGE NOTES.

          Pending the preparation of definitive First Mortgage Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary First Mortgage Notes which are printed, lithographed, typewritten, mimeographed, or otherwise produced, in any authorized denomination, substantially in the tenor of the definitive First Mortgage Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such First Mortgage Notes may determine, as conclusively evidenced by their execution of such First Mortgage Notes.

          If temporary First Mortgage Notes are issued, the Company will cause definitive First Mortgage Notes to be prepared without unreasonable delay.
After the preparation of definitive First Mortgage Notes, the temporary First Mortgage Notes shall be exchangeable for definitive First Mortgage Notes upon surrender of the temporary First Mortgage Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary First Mortgage Notes, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive First Mortgage Notes of authorized denominations and of like tenor. Until so exchanged the temporary First Mortgage Notes shall in all respects be entitled to the same benefits under this Indenture as definitive First Mortgage Notes.




SECTION 305.  REGISTRATION, REGISTRATION OF TRANSFER AND
              EXCHANGE.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of First Mortgage Notes and for registration of transfers of First Mortgage Notes. The Trustee is hereby appointed "Registrar" for the purpose of registering First Mortgage Notes and transfers of First Mortgage Notes as herein provided.

          Upon surrender for registration of transfer of any First Mortgage Note at the office or agency of the Company in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new First Mortgage Notes, of any authorized denomination or denominations and of a like aggregate principal amount, all as requested by the transferor.

          At the option of the Holder, First Mortgage Notes may be exchanged for other First Mortgage Notes, of any authorized denomination or denominations and of a like aggregate principal amount, upon surrender of the First Mortgage Notes to be exchanged at such office or agency upon the payment of the charges, if any, hereinafter provided. Whenever any of the First Mortgage Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the First Mortgage Notes which the Holder making the exchange is entitled to receive.

          All First Mortgage Notes issued upon any registration of transfer or exchange of First Mortgage Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the First Mortgage Notes surrendered upon such registration of transfer or exchange.

          Every First Mortgage Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or such Holder's attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of First Mortgage Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of First Mortgage Notes, other than exchanges pursuant to Section 304, 906 or 1206 not involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange First Mortgage Notes during a period beginning at the opening of business 15 days before the date of the mailing of a notice of redemption of First Mortgage Notes selected for redemption under Section 1202 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any First Mortgage Note so selected for redemption in whole or in part, except the unredeemed portion of any First Mortgage Note being redeemed in part.

SECTION 306.  MUTILATED, DESTROYED, LOST AND STOLEN FIRST
              MORTGAGE NOTES.

          If any mutilated First Mortgage Note is surrendered to the Trustee, the Company shall execute and upon its request the Trustee shall authenticate and deliver in exchange therefor a new First Mortgage Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company the Trustee (i) evidence of their satisfaction of the destruction, loss or theft of any First Mortgage Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such First Mortgage Note has been acquired by a BONA FIDE purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen First Mortgage Note, a new First Mortgage Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen First Mortgage Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new First Mortgage Note, pay such First Mortgage Note.

          No service charge shall be made for the issuance of any new First Mortgage Note under this Section, but the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new First Mortgage Note issued pursuant to this Section in lieu of any destroyed, lost or stolen First Mortgage Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen First Mortgage Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other First Mortgage Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen First Mortgage Notes.

SECTION 307.  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

          Interest on any First Mortgage Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such First Mortgage Note (or one or more Predecessor First Mortgage Notes) is registered at the close of business on the Record Date for such interest.

          Any interest on any First Mortgage Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest, and any interest payable on Defaulted Interest, to the Persons in whose names the First Mortgage Notes (or their respective Predecessor First Mortgage Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each First Mortgage Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder's address as it appears in the Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the First Mortgage Notes (or their respective Predecessor First Mortgage Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest, and any interest payable on Defaulted Interest, on the First Mortgage Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such First Mortgage Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each First Mortgage Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other First Mortgage Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such Predecessor First Mortgage Note.

SECTION 308.  PERSONS DEEMED OWNERS.

          Prior to due presentment of a First Mortgage Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such First Mortgage Note is registered as the owner of such First Mortgage Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such First Mortgage Note and for all other purposes whatsoever, whether or not such First Mortgage Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309.  CANCELLATION.

          All First Mortgage Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any First Mortgage Note previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all First Mortgage Notes so delivered shall be promptly canceled by the Trustee. No First Mortgage Notes shall be authenticated in lieu of or in exchange for any of the First Mortgage Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled First Mortgage Notes shall be held by the Trustee and may be destroyed (and, if so destroyed, certification of their destruction shall be delivered to the Company, unless, by a Company Order, the Company shall direct that canceled First Mortgage Notes be returned to it).

SECTION 310.  COMPUTATION OF INTEREST.

          Interest on the First Mortgage Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401.  SATISFACTION AND DISCHARGE OF INDENTURE.

          This Indenture and all obligations of the Company under the Security Documents shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of First Mortgage Notes herein expressly provided for), when the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1)  either:

               (A) all Outstanding First Mortgage Notes theretofore authenticated and issued hereunder (other than (i) First Mortgage Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) First Mortgage Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section
          1003) have been delivered to the Trustee for cancellation; or

               (B) all such First Mortgage Notes not theretofore delivered to the Trustee for cancellation

                      (i)  have become due and payable, or

                     (ii) will become due and payable at their Stated Maturity within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (B)(i), (ii) or (iii) above, has deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such First Mortgage Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of First Mortgage Notes which have become due and payable) or the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Company to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to clause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.  APPLICATION OF TRUST MONEY.

          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the First Mortgage Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with or received by the Trustee.

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.  EVENTS OF DEFAULT.

          "Event of Default", wherever used herein with respect to First Mortgage Notes, means any one of the following events (whatever the reason for such Event of Default and whether it

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shall be voluntary or involuntary or to be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) the Company defaults in the payment of interest on any First Mortgage Note when such interest becomes due and payable and the default continues for a period of 30 days; or

          (2) the Company defaults in the payment of the principal of (or premium, if any, on) any First Mortgage Note when the same becomes due and payable at Maturity, upon redemption (including redemptions under Article Twelve), upon repurchases pursuant to a Deficiency Offer as described in Article Eleven, pursuant to an Asset Disposition Offer as described in
     Section 1009, pursuant to a Change of Control Offer as described in Section 1013 or pursuant to a First Mortgage Note Offer as described in Section 1016 or otherwise; or

          (3) the Company fails to observe or perform any of its other covenants, warranties or agreements in the First Mortgage Notes or this Indenture (other than a covenant, agreement or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and the failure to observe or perform continues for the period and after the notice specified in the next to last paragraph of this Section; or

          (4) (i) the Company fails to pay at final maturity the principal of any Indebtedness of the Company, whether such Indebtedness now exists or shall hereafter be created and an aggregate principal amount of not less than twenty-five million dollars ($25,000,000) (or, if less, the least amount contained in any similar provision of an instrument governing any outstanding Subordinated Indebtedness of the Company, but in no event less than ten millions dollars ($10,000,000)) or more of such Indebtedness is outstanding or (ii) an event or events of default, as defined in any one or more mortgages, indentures, agreements or instruments under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company, whether such Indebtedness now exists or shall hereafter be created, shall happen and shall result in Indebtedness in an aggregate amount of not less than twenty-five million dollars ($25,000,000) (or, if less, the least amount contained in any similar provision of an instrument governing any outstanding Subordinated Indebtedness of the Company, but in no event less than ten million dollars ($10,000,000)) or more becoming or being declared due and payable prior to the date on which it would otherwise have

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     become due and payable, and such acceleration shall not have been rescinded or annulled (or if such acceleration shall not have been rescinded or annulled, such Indebtedness shall not have been discharged), within a period of 15 days after there shall have been given to the Company by the Trustee or to the Company by the Holders of at least 25% in aggregate principal amount of the Outstanding First Mortgage Notes a written notice specifying such event or events of default and requiring the Company to cause such acceleration to be rescinded or annulled or to cause such Indebtedness to be discharged and stating that such notice is a "Notice of Default" hereunder; or

          (5) one or more judgments or decrees shall be entered against the Company involving, individually or in the aggregate, a liability of twenty-five million dollars ($25,000,000) or more and a sufficient number of such judgments or decrees shall not have been vacated, discharged, satisfied or stayed pending appeal within 30 days from the entry thereof so as to bring the aggregate liability in respect thereof below the twenty-five million dollar ($25,000,000) threshold; or

          (6) the Company pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (ii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iii) consents to or acquiesces in the institution of bankruptcy or insolvency proceedings against it, (iv) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of the Company or for any material part of its property, (v) makes a general assignment for the benefit of its creditors or (vi) takes any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing; or

          (7) (i) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company in an involuntary case or proceeding under any Bankruptcy Law which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company, (B) appoint a Custodian of the Company or for any material part of its property or (C) order the winding-up or liquidation of its affairs, and such judgment, decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or (ii) any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency proceeding is commenced against the Company and such petition, application or proceeding is not dismissed within 90 days; or (iii) any

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     warrant of attachment is issued against any material portion of the property of the Company which is not released within 90 days of service; or

          (8) the failure to observe or perform any covenant or agreement set forth in Section 1015 and continuance of such failure for 30 days; or

          (9)(i) the failure to observe or perform any of the covenants, agreements or warranties contained or incorporated by reference in any Security Document and continuance of such failure for 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders representing at least 25% of the principal amount of Outstanding First Mortgage Notes, (ii) for any reason, other than the satisfaction in full and discharge of all obligations secured thereby, to the extent permitted by this Indenture or any Security Document, any Security Document ceases to be in full force and effect, any Lien intended to be created thereby ceases to be or is not a valid and perfected Lien having the ranking or priority contemplated thereby or any Person (other than the Trustee and the Holders or the Company) obtains any interest in the Collateral or any part thereof, except for Permitted Collateral Liens and continuance of such condition for 30 days, or (iii) the Company asserts in writing that any Security Document has ceased to be or is not in full force and effect, in contravention of this Indenture.

          A Default under clause (3) above is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding First Mortgage Notes notify the Company of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." When a Default under clause (3) above is cured within such 60-day period, it ceases.

          The Company shall file with the Trustee written notice of the occurrence of any Default or Event of Default within five (5) business days of an Officer becoming aware of any such Default or Event of Default.

SECTION 502.  ACCELERATION OF MATURITY; RESCISSION AND
              ANNULMENT.

          If an Event of Default with respect to First Mortgage Notes (other than an Event of Default specified in clause (6) or (7) of Section 501) occurs and is continuing, the Trustee by notice in writing to the Company, or the

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Holders of at least 25% in aggregate principal amount of the Outstanding First
Mortgage Notes by notice in writing to the Company and the Trustee, may declare the unpaid principal of and accrued interest to the date of acceleration on all the Outstanding First Mortgage Notes to be due and payable immediately and, upon any such declaration, the Outstanding First Mortgage Notes shall become and be immediately due and payable.

          If an Event of Default specified in clause (6) or (7) of Section 501 occurs, all unpaid principal (without premium) of and accrued interest on the Outstanding First Mortgage Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any First Mortgage Note.

          Upon payment of all such principal and interest, all of the Company's obligations under the First Mortgage Notes and (upon payment of the First Mortgage Notes) this Indenture shall terminate, EXCEPT obligations under Section 607.

          The Holders representing at least two-thirds in principal amount of the Outstanding First Mortgage Notes by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal and interest of the First Mortgage Notes that has become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal that has become due otherwise than by such declaration of acceleration have been paid, (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (iv) all payments due to the Trustee and any predecessor Trustee under Section 607 have been made.

SECTION 503.  COLLECTION OF INDEBTEDNESS AND SUITS FOR
              ENFORCEMENT BY TRUSTEE.

          The Company covenants that if:

          (1) default is made in the payment of any interest on any First Mortgage Note when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any First Mortgage Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such First Mortgage Notes, the whole

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amount then due and payable on such First Mortgage Notes for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such First Mortgage Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such First Mortgage Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such First Mortgage Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, either for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted therein, or to secure any other proper remedy.

SECTION 504.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the First Mortgage Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the First Mortgage Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the First Mortgage Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its

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     agent and counsel) and of the Holders allowed in such judicial proceedings,
     and

          (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the First Mortgage Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF
              FIRST MORTGAGE NOTES.

          All rights of action and claims under this Indenture or the First Mortgage Notes may be prosecuted and enforced by the Trustee without the possession of any of the First Mortgage Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 506.  APPLICATION OF MONEY COLLECTED.

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the First Mortgage Notes in respect of which moneys have been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          First:  To the payment of all amounts due the Trustee under Section
     607;

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          Second:  To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the First Mortgage Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such First Mortgage Notes for principal (and premium, if any) and interest, respectively; and

          Third:  To the Company.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 506. At least fifteen (15) days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

SECTION 507.  LIMITATION ON SUITS.

          No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding First Mortgage Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding First Mortgage Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture,

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except in the manner herein provided and for the equal and ratable benefit of all such Holders.

SECTION 508.  UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE
              PRINCIPAL, PREMIUM AND INTEREST.

          Notwithstanding any other provision of this Indenture, the Holder of any First Mortgage Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such First Mortgage Note on the Stated Maturity or Maturities expressed in such First Mortgage Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.  RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.  RIGHTS AND REMEDIES CUMULATIVE.

          Except as otherwise provided with respect to the replacement of mutilated, destroyed, lost or stolen First Mortgage Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of employment of any other appropriate right or remedy.

SECTION 511.  DELAY OR OMISSION NOT WAIVER.

          No delay or omission of the Trustee or of any Holder of any of the First Mortgage Notes to exercise any right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

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SECTION 512.  CONTROL BY HOLDERS.

          The Holders of a majority in principal amount of the Outstanding First Mortgage Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the First Mortgage Notes, PROVIDED that:

          (1) such direction shall not be in conflict with any rule of law or with this Indenture;

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

          (3) subject to Section 601, the Trustee need not take any action which might involve the Trustee in personal liability or be unduly prejudicial to the Holders not joining therein.

SECTION 513.  WAIVER OF PAST DEFAULTS.

          Holders representing not less than at least two-thirds in principal amount of the Outstanding First Mortgage Notes may by written notice to the Trustee on behalf of the Holders of all First Mortgage Notes waive any Default or Event of Default and its consequences, except a Default or Event of Default

          (1) in respect of the payment of the principal of (or premium, if any) or interest on any First Mortgage Note, or

          (2) in respect of a covenant or other provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding First Mortgage Note affected.

          Upon any such waiver, such Default or Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of this Indenture and the First Mortgage Notes; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 514.  UNDERTAKING FOR COSTS.

          All parties to this Indenture agree, and each Holder of any First Mortgage Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the

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costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding First Mortgage Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any First Mortgage Note on or after the Stated Maturity or Maturities expressed in such First Mortgage Note (or, in the case of redemption, on or after the Redemption Date).

SECTION 515.  WAIVER OF STAY OR EXTENSION LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   THE TRUSTEE

SECTION 601.  CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE.

          (a) Except during the continuance of an Event of Default, the Trustee's duties and responsibilities under this Indenture shall be governed by
Section 315(a) of the Trust Indenture Act.

          (b) In case an Event of Default has occurred and is continuing, and is known to the Trustee, the Trustee shall exercise the rights and power vested in it by this Indenture and the Security Documents, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (c) None of the provisions of Section 315(d) of the Trust Indenture Act shall be excluded from this Indenture.

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SECTION 602.  NOTICE OF DEFAULTS.

          Within 30 days after the occurrence of any Default or Event of Default, the Trustee shall give to all Holders, as their names and addresses appear in the Register, notice of such Default or Event of Default known to the Trustee, unless such Default or Event of Default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any) or interest on any First Mortgage Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

SECTION 603.  CERTAIN RIGHTS OF TRUSTEE.

          Subject to the provisions of the Trust Indenture Act:

          (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or under the Security Documents, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

          (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder or under the Security Documents in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or under any Security Document at the request or direction of any of the Holders pursuant to this Indenture,

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

     unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities (including any liabilities arising under Environmental Laws) which might be incurred by it in compliance with such request or direction;

          (6) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval or other paper or document, or the books and records of the Company, unless requested in writing to do so by the Holders of a majority in principal amount of the Outstanding First Mortgage Notes; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is not, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding; the reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder or under the Security Documents either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

          (8) the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any Security Document, or in the exercise of its rights or power, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 604.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF
              FIRST MORTGAGE NOTES.

          The recitals contained herein and in the First Mortgage Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Security Documents

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or of the First Mortgage Notes.  Neither the Trustee nor any Authenticating
Agent shall be accountable for the use or application by the Company of First Mortgage Notes or the proceeds thereof.

SECTION 605.  MAY HOLD FIRST MORTGAGE NOTES.

          The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of First Mortgage Notes and, subject to Section 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.

SECTION 606.  MONEY HELD IN TRUST.

          Money held by the Trustee in trust hereunder (including amounts held by the Trustee as Paying Agent) need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed upon in writing with the Company.

SECTION 607.  COMPENSATION AND REIMBURSEMENT.

          The Company agrees:

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability, damage, claim or expense, including taxes (other than taxes based upon or determined or measured by the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim

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

     or liability in connection with the exercise or performance of any of its powers or duties hereunder.


          As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the First Mortgage Notes upon all property and funds held or collected by the Trustee hereunder, except funds held in trust for payment of principal (and premium, if any) or interest on the First Mortgage Notes.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6) or Section 501(7), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

          The provisions of this Section 607 shall survive this Indenture.

SECTION 608.  DISQUALIFICATION; CONFLICTING INTERESTS.

          The Trustee shall be disqualified only where such disqualification is required by Section 310(b) of the Trust Indenture Act.

SECTION 609.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

          There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Section 310(a)(1) of the Trust Indenture Act having a combined capital and surplus of at least fifty million dollars ($50,000,000) subject to supervision or examination by federal or State authority, to the extent there is such an institution eligible and willing to serve. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Affiliate of the Company may serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

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

SECTION 610.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611 and execution of supplemental Security Documents if required.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding First Mortgage Notes, delivered to the Trustee and to the Company.

          (d)  If at any time:

            (i) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a BONA FIDE Holder for at least six months; or

           (ii) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any Holder who has been a BONA FIDE Holder for at least six months; or

          (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a BONA FIDE Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee, subject to any stay of such removal entered in accordance with Section 310(b) of the Trust Indenture Act.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of

Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of
Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding First Mortgage Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a BONA FIDE Holder for at least six months may, subject to Section 514 hereof, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

          (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, including all rights, powers and trusts under each of the Security Documents, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to its Lien, if any, provided for in Section 607.

          (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all

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such rights, powers and trusts referred to in Subsection (a) above.

          (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article and the Trust Indenture Act.

SECTION 612.  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO
              BUSINESS.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, PROVIDED such corporation shall be otherwise qualified and eligible under this Article and the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any First Mortgage Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the First Mortgage Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such First Mortgage Notes.

SECTION 613.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to
Section 311(a) of the Trust Indenture Act to the extent indicated therein.

SECTION 614.  APPOINTMENT OF AUTHENTICATING AGENT.

          At any time when any of the First Mortgage Notes remain Outstanding the Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of, and subject to the direction of, the Trustee to authenticate First Mortgage Notes issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and First Mortgage Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of First Mortgage Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed

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

on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than fifty million dollars ($50,000,000) and subject to supervision or examination by federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which an Authenticating Agent may be merged or converted to with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders, as their names and addresses appear in the Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

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

          If an appointment is made pursuant to this Section, the First Mortgage Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

Dated:
       ------------------------

          This is one of the 10 3/4% First Mortgage Notes due 2002 issued under the Indenture referred to in this First Mortgage Note.

                                        NORWEST BANK MINNESOTA,
                                          NATIONAL ASSOCIATION
                                        AS TRUSTEE



                                  By:
                                     ----------------------------------------
                                     AS AUTHENTICATING AGENT



                                  By:
                                     ----------------------------------------
                                     AUTHORIZED SIGNATORY


Section 615.   APPOINTMENT OF SEPARATE TRUSTEE OR CO-TRUSTEE.

          It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as the Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, the First Mortgage Notes or the Security Documents, and in particular in case of the enforcement of this Indenture, the First Mortgage Notes or the Security Documents upon a Default or Event of present or future law of any jurisdiction it may not exercise any in respect of the Collateral Properties or hold title to the properties in trust, as herein granted, or to take title to any Collateral Properties or connection therewith, it may be necessary, appropriate or expeditious that the Trustee appoint, and the Trustee is hereby empowered to so appoint, an additional individual or institution as a separate trustee or co-trustee (the "Co-Trustee"). The appointment, and any such Co-Trustee shall be entitled to payment and reimbursement pursuant to Section 607.

          In the event that the Trustee appoints an additional individual or institution as a Co-Trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and Lien expressed or intended by this Indenture, by the First Mortgage Notes or by the Security Documents to be

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

exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such Co-Trustee shall run to and be enforceable by either of them. Should any instrument in writing from the Company be required by the Co-Trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him, her or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by Company. In case any Co-Trustee or a successor thereto shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties obligations of such Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new Co-Trustee.

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.  COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF
              HOLDERS.

          The Company will furnish or cause to be furnished to the Trustee:

               (1) semi-annually, not later than January 1 and July 1 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the preceding December 15 or June 15, as the case may be, and

          (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

PROVIDED, HOWEVER, that so long as the Trustee is the Registrar, no such list shall be required to be furnished.

SECTION 702.  PRESERVATION OF INFORMATION; COMMUNICATIONS TO
              HOLDERS.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

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

          (b) Holders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or under the First Mortgage Notes, and the Trustee shall comply with its obligations under such Section 312(b).

          (c) Each Holder of First Mortgage Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

SECTION 703.  REPORTS BY TRUSTEE.

          (a) Within 60 days after May 15 of each year commencing with the year 1995, the Trustee shall transmit by mail to all Holders as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15, if required by and in compliance with Section 313(a) of the Trust Indenture Act.
If required by Section 313(a) of the Trust Indenture Act, such report shall describe any release, or release and substitution, of Collateral subject to the Lien of any applicable Security Document (and consideration therefor, if any) which has not previously been reported.

          (b) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

          (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the First Mortgage Notes are listed, with the Commission and with the Company. The Company will notify the Trustee when any of the First Mortgage Notes are listed on any stock exchange.

SECTION 704.  REPORTS BY COMPANY.

          The Company shall:

          (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports

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

     pursuant to either of said Sections, then it shall file with the Trustee and the Commission, within the earlier of (a) the same 15 days after the Company would have been required to file with the Commission under the preceding clause and (b) the date which it is required to so file under the 1991 Indenture so long as any Indebtedness is outstanding thereunder, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

          (3) transmit by mail to all Holders, as their names and addresses appear in the Register, (a) concurrently with furnishing the same to its stockholders, the Company's annual report to stockholders, containing certified financial statements, and any other financial reports which the Company generally furnishes to its stockholders, and (b) within 30 days after the filing thereof with the Trustee, such summaries of any other information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

          (4) furnish to the Trustee, on or before May 1 of each year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. Such certificate need not comply with
     Section 102.

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

                                  ARTICLE EIGHT

                 CONSOLIDATION, MERGER, LEASE, SALE OR TRANSFER

SECTION 801.  WHEN COMPANY MAY MERGE, ETC.

          The Company shall not consolidate with, or merge with or into any other corporation (whether or not the Company shall be the surviving corporation), or sell, assign, transfer or lease all or substantially all of its properties and assets as an entirety or substantially as an entirety to any Person or group of affiliated Persons, in one transaction or a series of related transactions, unless:

          (1) either the Company shall be the continuing Person or the Person (if other than the Company) formed by such consolidation or with which or into which the Company is merged or the Person (or group of affiliated Persons) to which all or substantially all the properties and assets of the Company as an entirety are sold, assigned, transferred or leased is a corporation (or constitute corporations) organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the First Mortgage Notes, this Indenture and the Security Documents, including the Trustee's uninterrupted Lien (subject to Permitted Collateral Liens) in respect of the Collateral;

          (2) immediately before and after giving effect to such transaction or series of related transactions, no Event of Default, and no Default, shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction or series of related transactions on a PRO FORMA basis, but prior to any purchase accounting adjustments resulting from the transaction or series of related transactions, the Consolidated Net Worth of the Company (or of the surviving, consolidated or transferee entity if the Company is not continuing, treating such entity as the Company for purposes of determining Consolidated Net Worth) shall be at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of related transactions; and

          (4) immediately after giving effect to such transaction or series of related transactions, the Company (or the surviving, consolidated or transferee entity if the Company is not continuing, but treating such entity as the

     Company for purposes of making such determination) would be permitted to incur an additional dollar of Indebtedness (not constituting Permitted Indebtedness) immediately prior to such transaction or series of related transactions under Section 1008; PROVIDED, HOWEVER,that this Subsection (4) shall be inapplicable if (a) such transaction or series of related transactions would result in the occurrence of a Change of Control or (b) immediately prior to giving effect to such transaction or series of related transactions, the Company would not be permitted to incur an additional dollar of Indebtedness (not constituting Permitted Indebtedness) under
     Section 1008, and immediately after giving effect to such transaction or series of related transactions on a PRO FORMA basis, but prior to any purchase accounting adjustments resulting from the transaction or series of related transactions, the Consolidated Interest Coverage Ratio of the Company (or the surviving, consolidated or transferee entity if the Company is not continuing, treating such entity as the Company for purposes of determining Consolidated Interest Coverage Ratio) shall be at least equal to the Consolidated Interest Coverage Ratio of the Company immediately before such transaction or series of related transactions; and PROVIDED, FURTHER, that notwithstanding the foregoing, if this Subsection (4) in inapplicable by reason of clause (b) of the first proviso to this Subsection, and at the date three months after the consummation of such transaction or series of related transactions the rating ascribed to the First Mortgage Notes by Standard & Poor's Corporation or Moody's Investors Service, Inc. shall be lower than the rating ascribed to the First Mortgage Notes prior to the public announcement of such transaction or series of related transactions, then the Company shall make an offer for the First Mortgage Notes at the same price and following the same procedures and obligations as required with respect to a Change of Control pursuant to
     Section 1013 (as if such date three months after the giving effect to such transaction or series of related transactions were the Change of Control
     Date).

SECTION 802.   FIRST MORTGAGE NOTES TO BE SECURED IN CERTAIN EVENTS.

          If, upon any consolidation or merger, or upon any sale, assignment, transfer or lease as provided in Section 801, any material property of the Company or any Restricted Subsidiary or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, owned immediately prior thereto, would thereupon become subject to any Lien securing any indebtedness for borrowed money of, or guaranteed by, such other corporation or Person (other than any Permitted Lien), the Company, prior to such consolidation, merger, sale, assignment, transfer or lease, will by indenture supplemental hereto secure the due and punctual payment of the principal of, and premium, if any, and interest on the First Mortgage Notes then Outstanding (together with, if the Company shall so determine, any other Indebtedness of, or guaranteed by, the Company or any Restricted Subsidiary and then existing or thereafter created) equally and ratably with (or, at the option of the Company, prior to) the Indebtedness secured by such Lien.

SECTION 803.  OFFICER'S CERTIFICATE; OPINION OF COUNSEL.

          The Company shall deliver to the Trustee prior to the proposed transaction(s) covered by Section 801 an Officer's Certificate and an Opinion of Counsel, each stating that the transaction(s) and such supplemental indenture comply with this Indenture and that all conditions precedent to the consummation of the transaction(s) under this Indenture have been met.

SECTION 804.  SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation by the Company with or merger by the Company into any other corporation or any lease, sale, assignment or transfer of all or substantially all of the property and assets of the Company in accordance with
Section 801, the successor corporation formed by such consolidation or into which the Company is merged or the successor corporation or affiliated group of corporations to which such lease, sale, assignment or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture or under the Security Documents with the same effect as if such successor corporation or corporations had been named as the Company herein or under the Security Documents, and thereafter, except in the case of a lease, the predecessor corporation or corporations shall be relieved of all obligations and covenants under this Indenture, the First Mortgage Notes and the Security Documents and in the event of such conveyance or transfer, except in the case of a lease, any such predecessor corporation may be dissolved and liquidated.


                                  ARTICLE NINE

                        SUPPLEMENTS AND AMENDMENTS TO THE
                        INDENTURE AND SECURITY DOCUMENTS

SECTION 901.  SUPPLEMENTAL INDENTURES AND AMENDMENTS TO SECURITY
              DOCUMENTS WITHOUT CONSENT OF HOLDERS.

          Without notice to or the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may, subject to Section 1003, enter into one or more indentures supplemental hereto or one or more amendments to the Security Documents, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the First Mortgage Notes or the Security Documents, as the case may be; or

          (2) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein or in the First Mortgage Notes or the Security Documents conferred upon the Company; or

          (3)  to add any additional Events of Default; or

          (4)  to further secure the First Mortgage Notes; or

          (5) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

          (6) to cure any ambiguity, defect or inconsistency or to correct or supplement any provision herein or in any Security Document which may be inconsistent with any other provision herein or therein; or

          (7) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

          (8) to make any change that does not materially adversely affect the interests of the Holders.

          Upon request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture or amendment to the Security Documents, and upon receipt by the Trustee of the documents described in (and subject to the last sentence of) Section 903, the Trustee shall join with the Company in the execution of any supplemental indenture or amendment to the Security Documents authorized or permitted by the terms of this Indenture or the Security Documents, respectively.

SECTION 902.  SUPPLEMENTAL INDENTURES AND AMENDMENTS TO SECURITY
              DOCUMENTS WITH CONSENT OF HOLDERS.

          With the written consent of Holders representing at least two-thirds in principal amount of the Outstanding First Mortgage Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee shall, subject to Section 903, enter into an indenture or indentures supplemental hereto or one or

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more amendments to any Security Document, to which it is a party (or authorize one or more amendments to any other Security Document) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any Security Document or of modifying in any manner the rights of the Holders under this Indenture or the rights or obligations of the parties to any Security Document or taking any actions pursuant thereto; PROVIDED, HOWEVER, that no such supplemental indenture or amendment in respect of any Security Document shall, without the consent of the Holder of each Outstanding First Mortgage Note,

          (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any First Mortgage Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof or extend the time for payment thereof, or change the Place of Payment where, or the coin or currency in which, any First Mortgage Note or any premium or the interest thereon is payable, or impair the right to institute a suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

          (2) reduce the percentage in principal amount of the Outstanding First Mortgage Notes, the consent of whose Holders is required for any such supplemental indenture or amendment, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or Defaults or Events of Default hereunder and their consequences provided for in this Indenture, or

          (3) change the repurchase provisions (including those contained in Article Eleven, Section 1009, Section 1013, 1015 and 1016) or redemption provisions (including those contained in Article Twelve) hereof in a manner adverse to such Holder, or

          (4) subordinate in right of payment, or otherwise subordinate, the First Mortgage Notes to any other Indebtedness; or

          (5)  modify any of the provisions of this Section, Section 513 or
     Section 1014, except to increase any such percentage or to provide that certain other provisions of this Indenture or the Security Documents cannot be modified or waived without the consent of the Holder of each Outstanding First Mortgage Note affected thereby, PROVIDED, HOWEVER, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 1014, or the deletion of this proviso,

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     in accordance with the requirements of Sections 611(b) and 901(7); or

          (6) permit the creation of any Lien on the Collateral or any part thereof (other than Permitted Collateral Liens and Liens in favor of the Trustee) or terminate the Lien of any Security Document as to any part of the Collateral, except as permitted by this Indenture or any Security Document.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or amendment to any Security Document, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.  EXECUTION OF SUPPLEMENTAL INDENTURES AND
              AMENDMENTS TO SECURITY DOCUMENTS.

          The Trustee shall sign any supplemental indenture or any amendment to any Security Document authorized pursuant to this Article, subject to the last sentence of this Section 903. In executing, or accepting the additional trusts created by, any supplemental indenture or any amendment to any Security Document permitted by this Article or the modifications thereby of the trusts created by this Indenture and the Security Documents, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture or amendment is authorized or permitted by this Indenture or the Security Documents, respectively. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture or amendment which affects the Trustee's own rights, duties or immunities under this Indenture and the Security Documents or otherwise.

SECTION 904.  EFFECT OF SUPPLEMENTAL INDENTURES AND
              AMENDMENTS TO SECURITY DOCUMENTS.

          Upon the execution of any supplemental indenture or any amendment to any Security Document under this Article, this Indenture or such Security Document, as the case may be, shall be modified in accordance therewith, and such supplemental indenture or amendment shall form a part of this Indenture for all purposes; and every Holder of First Mortgage Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

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SECTION 905.  CONFORMITY WITH TRUST INDENTURE ACT.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906.  REFERENCE IN FIRST MORTGAGE NOTES TO SUPPLEMENTAL
              INDENTURES.

          First Mortgage Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new First Mortgage Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding First Mortgage Notes.

                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001.  PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

          The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the First Mortgage Notes in accordance with the terms of the First Mortgage Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds by 12:00 noon New York City time on the day prior to that date dollars designated for and sufficient to pay the installment and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company will maintain in the Place of Payment, an office or agency where First Mortgage Notes may be presented or surrendered for payment, where First Mortgage Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the First Mortgage Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as

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its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies where the First Mortgage Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Place of Payment for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.  MONEY FOR FIRST MORTGAGE NOTES PAYMENTS TO BE HELD
               IN TRUST.

          If the Company shall at any time act as its own Paying Agent with respect to the First Mortgage Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the First Mortgage Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents with respect to the First Mortgage Notes, it will, prior to each due date of the principal of (and premium, if any) or interest on any of the First Mortgage Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure to so act.

          The Company will cause each Paying Agent for the First Mortgage Notes (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on First Mortgage Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the First Mortgage Notes)

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

     in the making of any payment of principal (and premium, if any) or interest on the First Mortgage Notes; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any First Mortgage Note and remaining unclaimed for one year after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such First Mortgage Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.  CORPORATE EXISTENCE.

          Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each of its Restricted Subsidiaries and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that (a) the Company shall not be required to preserve any such right, license or franchise or the corporate existence of any of its Restricted Subsidiaries if the Board of Directors, or the board of directors of the Restricted Subsidiary concerned, as the case may be, shall

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

determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or any of its Restricted Subsidiaries and that the loss thereof is not materially disadvantageous to the Holders and (b) nothing herein contained shall prevent any Restricted Subsidiary of the Company from liquidating or dissolving, or merging into, or consolidating with the Company (PROVIDED that the Company shall be the continuing or surviving corporation) or with any one or more Restricted Subsidiaries of the Company if the Board of Directors or the board of directors of the Restricted Subsidiary concerned, as the case may be, shall so determine.

SECTION 1005.  PAYMENT OF TAXES AND OTHER CLAIMS.

          Without prejudice to the provisions of Article Sixteen of this Indenture and the provisions of the applicable Security Documents, the Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (2) all lawful claims against the Company or any Restricted Subsidiary for labor, materials and supplies which in the case of either clause (1) or (2) of this Section, if unpaid, might by law become a material Lien upon the property of the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that neither the Company nor any Restricted Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1006.  RESTRICTION ON DIVIDENDS.

          The Company will not, and will not permit any Subsidiary of the Company to, directly or indirectly, (1) declare or pay any dividend or make any distribution, in cash or otherwise, in respect of any shares of Capital Stock of the Company or to the holders of Capital Stock of the Company as such (other than dividends or distributions payable in shares of Capital Stock of the Company (other than Redeemable Stock)) or (2) purchase, redeem or otherwise acquire or retire for value any of the Capital Stock of the Company or options, warrants or other rights to acquire any such Capital Stock, other than acquisitions of Capital Stock or such options, warrants or other rights by any Subsidiary of the Company from the Company (any such transaction included in clause (1) or (2) being hereafter collectively referred to as a "Restricted Payment") if (i) at the time of such Restricted Payment and after giving effect thereto, (a) an Event of Default shall have occurred and be continuing or (b) the Consolidated Net Worth of the Company shall be less than seven hundred fifty million dollars ($750,000,000); or if (ii) after

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giving effect to such Restricted Payment, the aggregate amount expended subsequent to November 1, 1991, for all such Restricted Payments (the amount of any Restricted Payment, if other than cash, to be the fair market value of such payment as determined by the Board of Directors of the Company, whose reasonable determination shall be conclusive and evidenced by a Board Resolution) exceeds the algebraic sum of (w) a number calculated as follows: (A) if the aggregate Consolidated Net Income of the Company earned on a cumulative basis during the period subsequent to September 30, 1991 through the end of the last fiscal quarter that is prior to the declaration of any such dividend or distribution or the giving of notice of such purchase, redemption or other acquisition or retirement and for which such financial information is then available, is a positive number, then 100% of such positive number, and (B) if the aggregate Consolidated Net Income of the Company earned on a cumulative basis during the period subsequent to September 30, 1991 through the end of the last fiscal quarter that is prior to the declaration of any such dividend or distribution or the giving of notice of such purchase, redemption or other acquisition or retirement and for which such financial information is then available, is a negative number, then 100% of such negative number, (x) the aggregate net cash proceeds received by the Company from the issuance and sale, other than to a Subsidiary of the Company, subsequent to November 1, 1991, of Capital Stock (including Capital Stock issued upon the conversion of, or in exchange for, securities other than Capital Stock and options, warrants or other rights to acquire Capital Stock, but excluding Redeemable Stock), (y) the aggregate net cash proceeds originally received by the Company from the issuance and sale, other than to a Subsidiary of the Company, of Indebtedness of the Company that is converted into Capital Stock of the Company subsequent to November 1, 1991, and (z) three hundred million dollars ($300,000,000); PROVIDED, HOWEVER, that the retirement of any shares of the Company's Capital Stock by exchange for, or out of the proceeds of the substantially concurrent sale of, other shares of Capital Stock of the Company other than Redeemable Stock shall not constitute a Restricted Payment. If all of the conditions to the declaration of a dividend or distribution set out in this Section are satisfied at the time such dividend or distribution is declared, then such dividend or distribution may be paid or made within sixty days after such declaration even if the payment of such dividend, the making of such distribution or the declaration thereof would not have been permitted under this Section at any time after such declaration.

SECTION 1007.  LIMITATION ON FUTURE LIENS AND GUARANTIES.

          (a) If the Company or any Subsidiary of the Company shall create, incur, assume or suffer to exist any Lien upon any of the assets of the Company or a Subsidiary of the Company other than upon the Collateral (whether such assets are owned at

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November 1, 1991 or thereafter acquired) as security for (i) any Indebtedness or other obligation (whether unconditional or contingent) of the Company that ranks PARI PASSU with the First Mortgage Notes or any Indebtedness or other obligation (whether unconditional or contingent) of a Subsidiary of the Company, the Company will secure or will cause such Subsidiary to guarantee and secure the Outstanding First Mortgage Notes equally and ratably with (or, at the option of the Company, prior to) such Indebtedness or other obligation, so long as such Indebtedness or other obligation shall be so secured, or (ii) any Subordinated Indebtedness, the Company will secure the Outstanding First Mortgage Notes prior to such Subordinated Indebtedness, so long as such Subordinated Indebtedness shall be so secured; PROVIDED, HOWEVER, that this Subsection shall not apply in the case of Permitted Liens or Liens granted by any Unrestricted Subsidiary to secure Indebtedness or other obligations of itself or of any Person other than the Company and its Restricted Subsidiaries.

          (b) The Company will not guarantee the Indebtedness of any Subsidiary of the Company and will not permit any such Subsidiary or Seminole to guarantee
(i) any Indebtedness of the Company that ranks PARI PASSU with the First Mortgage Notes, (ii) any Indebtedness of a Subsidiary of the Company or (iii) any Subordinated Indebtedness; PROVIDED, HOWEVER, that this Subsection shall not apply to (1) any guaranty by a Subsidiary if such Subsidiary also guarantees the First Mortgage Notes on a PARI PASSU basis with respect to guaranties of Indebtedness described in clause (i) and (ii) and on a senior basis with respect to guaranties of Indebtedness described in clause (iii); (2) any guaranty existing on November 1, 1991 or any extension or renewal of such guaranty to the extent such extension or renewal is for the same or a lesser amount; (3) any guaranty which constitutes Indebtedness permitted by clause (v) or (vi) of the definition of Permitted Indebtedness granted by a Person permitted to incur such Indebtedness; (4) any guaranty by the Company of Indebtedness of a Restricted Subsidiary, PROVIDED that (A) incurrence of such Indebtedness of the Restricted Subsidiary is not prohibited by this Indenture and (B) (x) such guaranty constitutes Indebtedness of the Company incurred as Permitted Indebtedness pursuant to clause (vii) or (viii) of the definition of Permitted Indebtedness (it being understood that, for purposes of determining Permitted Indebtedness, any such guaranty shall be deemed to constitute Indebtedness separate from, and, in addition to, Indebtedness of a Restricted Subsidiary which is so guaranteed) or (y) immediately prior to and (on a PRO FORMA basis) after granting such guaranty, the Company would be permitted to incur an additional dollar of Indebtedness (not constituting Permitted Indebtedness) under Section 1008; (5) any guaranty by an Unrestricted Subsidiary of Indebtedness or other obligations of any Person other than the Company and its Restricted Subsidiaries; (6) any guaranty by the Company or any Subsidiary or Seminole of Indebtedness or other obligations

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constituting Indebtedness permitted by clause (i)(a) of the definition of
Permitted Indebtedness in a principal amount not exceeding the principal amount outstanding or committed under the Credit Agreements (including any letter of credit facility, but without duplication with respect to commitments for loans the use of proceeds of which is restricted to repayment of other Indebtedness under the Credit Agreements) as of November 1, 1991, PLUS two hundred fifty million dollars ($250,000,000) and LESS the proceeds from the sale of all Indebtedness under the 1991 Indenture issued from time to time applied to repay Indebtedness under the Credit Agreements; (7) any guaranty by the Company of Indebtedness of any Restricted Subsidiary outstanding on November 1, 1991 which is not subordinated to any Indebtedness of such Restricted Subsidiary, and any renewal, extension or refinancing of such Indebtedness permitted by this Indenture; (8) any guaranty by the Company of Indebtedness of any Restricted Subsidiary that is organized under the laws of a jurisdiction other than the United States or any subdivision thereof, PROVIDED that the incurrence of such Indebtedness of such Restricted Subsidiary is not prohibited by this Indenture;
(9) any guaranty by a Restricted Subsidiary that is organized under the laws of a jurisdiction other than the United States or any subdivision thereof of the Indebtedness of any of its Subsidiaries that is a Restricted Subsidiary and that is organized under the laws of a jurisdiction other than the United States or any subdivision thereof, PROVIDED that incurrence of such Indebtedness of such Restricted Subsidiary is not prohibited by this Indenture; (10) any guaranty by the Company or a Subsidiary of the Company of Indebtedness or other obligations in a principal amount not exceeding two hundred fifty thousand dollars ($250,000); (11) any guaranty in the form of an endorsement of negotiable instruments for deposit or collection and similar transactions; (12) any guaranty arising under or in connection with performance bonds, indemnity bonds, surety bonds, or commercial letters of credit not exceeding twenty-five million dollars ($25,000,000) in aggregate principal amount from time to time outstanding; (13) any guaranty by a Subsidiary of the Company of Indebtedness or other obligations of another Subsidiary in effect at the time of such guarantor becoming a Subsidiary and not created in contemplation thereof; or (14) any guaranty by the Company or a Restricted Subsidiary of any Interest Swap Obligation, Currency Agreement or Commodities Agreement relating to Indebtedness that is guaranteed pursuant to another clause of this Subsection.

SECTION 1008.  LIMITATION ON FUTURE INCURRENCE OF INDEBTEDNESS.

          The Company will not, and will not permit any Restricted Subsidiary to, incur, create, assume, guarantee or in any other manner become directly or indirectly liable with respect to or responsible for the payment of any Indebtedness except: (1) Permitted Indebtedness; and (2) Indebtedness of the Company if at the time thereof and after giving effect thereto

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

the Consolidated Interest Coverage Ratio of the Company, on a PRO FORMA basis for the then four most recent full quarters, taken as a whole (giving effect to (i) such Indebtedness and (ii) the effect on the Consolidated Cash Flow Available for Fixed Charges of the Company for the then four most recent full fiscal quarters, taken as a whole, as a result of any acquisition of a Person acquired by the Company or any Restricted Subsidiary with the proceeds of such Indebtedness), would be greater than 1.75 to 1. Without limiting the foregoing, the Company shall not, and shall not permit any Restricted Subsidiary to, guarantee, or in any other manner become directly or indirectly liable with respect to or responsible for the payment of, Indebtedness of any Unrestricted Subsidiary in an amount greater than, for all guaranties and undertakings of responsibility by the Company and its Restricted Subsidiaries, 20% of the aggregate amount of Indebtedness of such Unrestricted Subsidiary.

SECTION 1009.  LIMITATION ON ASSET DISPOSITIONS.

          (a) (i) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the fair market value for the assets sold or otherwise disposed of (which shall be as determined in good faith (x) in the case of dispositions of assets having a fair market value of ten million dollars ($10,000,000) or more, by the Board of Directors, whose reasonable determination shall be conclusive and evidenced by a Board Resolution, or (y) in the case of dispositions of assets having a fair market value of less than ten million dollars ($10,000,000) but not less than five million dollars ($5,000,000), an Officer of the Company, whose reasonable determination shall be conclusive and evidenced by a certificate of such Officer) and (ii) the Company will apply the aggregate net proceeds in excess of three hundred million dollars ($300,000,000) received by the Company or any Restricted Subsidiary from all Asset Dispositions occurring subsequent to November 1, 1991 (but excluding for purposes of this clause (ii), whether before or after the receipt of net proceeds in excess of three hundred million dollars ($300,000,000), (1) the net proceeds of any Asset Disposition or series of related Asset Dispositions where the net proceeds are less than five million dollars ($5,000,000) and (2) the first twenty-five million dollars ($25,000,000) of net proceeds in each fiscal year without taking into account any amount excluded pursuant to (1)) as follows: (A) to the payment or prepayment of any Senior Indebtedness within six months of such Asset Disposition, or (B) to investment in the business of the Company and its Restricted Subsidiaries (including, without limitation, by acquiring equity, other than Redeemable Stock, of the transferee of such Asset Disposition) within six months of such Asset Disposition or, if such investment is with respect to a project to be completed

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

within a period greater than six months from such Asset Disposition, then within the period of time necessary to complete such project; PROVIDED, HOWEVER, that
(x) in the case of applications contemplated by clause (B), the Board of Directors has, within such six-month period, adopted in good faith a resolution committing such excess proceeds to such investment, (y) EXCEPT as provided in the next sentence, none of such excess proceeds shall be used to make any Restricted Payment or any payment in respect of Subordinated Indebtedness and
(z) to the extent not applied in accordance with clauses (A) or (B) above, or if after being so applied there remain excess net proceeds in an amount greater than ten million dollars ($10,000,000), the Company shall make a PRO RATA offer to all Holders to purchase First Mortgage Notes at 100% of principal amount, plus accrued and unpaid interest to the Asset Disposition Payment Date, up to an aggregate principal amount equal to such excess net proceeds (as adjusted pursuant to Subsection (g) of this Section, the "Asset Disposition Offer Amount"). If after being applied in accordance with clauses (A), (B) and (z) above there remain excess net proceeds, the Company will apply such excess net proceeds to the general corporate purposes of the Company or any Subsidiary of the Company.

          (b) Notwithstanding Subsection (a) of this Section, to the extent the Company or any of its Restricted Subsidiaries receives securities or other non-cash property or assets as proceeds of an Asset Disposition (other than equity in the transferee not constituting Redeemable Stock), the Company shall not be required to make any application required by Subsection (a) of this Section until it receives cash proceeds from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such non-cash property, EXCEPT that if and to the extent the sum of all cash proceeds plus the fair market value of equity (other than Redeemable Stock) in the transferee of such Asset Disposition received at the time of such Asset Disposition is less than 70% of the fair market value of the total proceeds of such Asset Disposition (with such fair market value determined and evidenced in the same manner as stated in clause (i) of Subsection (a) of this Section), the amount of such deficiency (the "Deficiency Amount") shall be applied as required by Subsection (a) of this Section as if received at the time of the Asset Disposition. Any amounts deferred pursuant to the preceding sentence shall be applied in accordance with Subsection (a) of this Section when cash proceeds are thereafter received from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such non-cash property; PROVIDED, HOWEVER, that the Company shall not be required to apply with respect to any equity interest in a transferee an amount exceeding the fair market value attributable to such equity interest at the time of the Asset Disposition; and PROVIDED, FURTHER, that if a Deficiency Amount was applied pursuant to the exception contained in the

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preceding sentence, then once the cumulative amount of applications made pursuant to Subsections (a) and (b) of this Section (including any Deficiency Amounts) equals 100% of the fair market value of the total proceeds of the Asset Disposition at the time of such Asset Disposition, cash proceeds thereafter received from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such non-cash property shall not be required to be applied in accordance with Subsection (a) of this Section EXCEPT to the extent such cash proceeds exceed the Deficiency Amount.

          (c) An offer to purchase First Mortgage Notes required to be made pursuant to this Section is referred to as an "Asset Disposition Offer" and the date on which the purchase of First Mortgage Notes relating to any such Asset Disposition Offer is to be made is referred to as the "Asset Disposition Payment Date."

          (d) The Company shall provide the Trustee with notice of an Asset Disposition Offer and with all information required to accompany the notice described in (e) below, at least 45 days before any such Asset Disposition Payment Date and at least 10 days before the notice of any Asset Disposition Offer is mailed to Holders.

          (e) Notice of an Asset Disposition Offer described in this Section shall be mailed on behalf of the Company by the Trustee to all Holders at their last registered addresses not less than 30 days nor more than 60 days before the Asset Disposition Payment Date, which shall be a date not more than 210 days after the Asset Disposition giving rise to such Asset Disposition Offer. The Asset Disposition Offer shall remain open from the time of the mailing of such notice until not more than five Business Days before the Asset Disposition Payment Date. The notice shall state:

          (1) that the Asset Disposition Offer is being made pursuant to this Section and the reason for the Asset Disposition Offer;

          (2)  the purchase price and the Asset Disposition Payment Date;

          (3) the aggregate principal amount of First Mortgage Notes initially subject to the Asset Disposition Offer Amount and, if applicable, a description of the adjustment mechanisms describe in Subsection (g) of this Section;

          (4) the name and address of the Paying Agent and the Trustee and that First Mortgage Notes must be surrendered to the Paying Agent to collect the purchase price;

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          (5)  that any of the First Mortgage Notes not tendered or accepted for payment will continue to accrue interest;

          (6) that any First Mortgage Note accepted for payment pursuant to the Asset Disposition Offer shall cease to accrue interest after the Asset Disposition Payment Date;

          (7) that each Holder electing to have a First Mortgage Note purchased pursuant to an Asset Disposition Offer will be required to surrender the First Mortgage Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the First Mortgage Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the fifth Business Day prior to the Asset Disposition Payment Date;

          (8) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Asset Disposition Payment Date, a telegram, telex, facsimile transmission or letter setting forth: the name of the Holder, the principal amount of the First Mortgage Note the Holder delivered for purchase, the certificate number of the First Mortgage Note the Holder delivered and a statement that such Holder is withdrawing his election to have the First Mortgage Note purchased; and

          (9) that Holders whose First Mortgage Notes are purchased only in part will be issued new First Mortgage Notes equal in principal amount to the unpurchased portion of the First Mortgage Notes surrendered.

          (f) On the Asset Disposition Payment Date, the Company shall (i) accept for payment First Mortgage Notes or portions thereof tendered pursuant to the Asset Disposition Offer in an aggregate principal amount equal to the Asset Disposition Offer Amount or such lesser amount of First Mortgage Notes as shall have been tendered, (ii) on or before 12:00 noon New York City time, deposit with the Paying Agent money sufficient to pay the purchase price of all First Mortgage Notes or portions thereof so accepted, and (iii) deliver or cause to be delivered to the Trustee First Mortgage Notes so accepted together with an Officer's Certificate stating the First Mortgage Notes or portions thereof accepted by the Company. If the aggregate principal amount of First Mortgage Notes tendered exceeds the Asset Disposition Offer Amount, the Company shall select the First Mortgage Notes to be purchased on a PRO RATA basis to the nearest one thousand dollars ($1,000) of principal amount. The Paying Agent shall promptly mail or deliver to Holders of First Mortgage Notes so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee shall promptly authenticate and mail or make available for

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

delivery to such Holders a new First Mortgage Note equal in principal amount to any unpurchased portion of the First Mortgage Note surrendered. Any First Mortgage Notes not so accepted shall be promptly mailed or made available for delivery to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on or as soon as practicable after the Asset Disposition Payment Date. For purposes of this Section, the Trustee or its agent shall act as the Paying Agent.

          (g) The Company shall not make an "Asset Disposition Offer" (as defined) required under Section 1009 of the 1991 Indenture in connection with a disposition of assets other than the Collateral unless the Company shall have made an Asset Disposition Offer hereunder (and in respect of certain other Senior Indebtedness in accordance with the following sentence) on a PRO RATA basis (in an aggregate amount equal to the amount to be offered pursuant to the Asset Disposition Offer under the 1991 Indenture) the closing date of which is prior to six months after the asset disposition triggering the obligations of the Company under the 1991 Indenture. Notwithstanding the previous sentence, if on or after the date hereof, the Company issues any Senior Indebtedness (including the 11 1/2% Senior Notes due 2004 of the Company, reference being made to Section 1009(g) of the indenture with respect thereto) containing a requirement that an offer be made to repurchase such Senior Indebtedness under the same circumstances and in the same manner (including the prescribed time periods hereof) provided in this Section 1009, then (i) the Company may apply the Asset Disposition Offer Amount (before any adjustment pursuant to this sentence) to the PRO RATA purchase of First Mortgage Notes tendered hereunder and the Senior Indebtedness tendered thereunder and (ii) the Asset Disposition Offer Amount available to repurchase the First Mortgage Notes shall be reduced by the amount applied to the purchase of such Senior Indebtedness; PROVIDED that this sentence shall only apply to (i) Senior Indebtedness issued on or after the date hereof (including the 11 1/2% Senior Notes due 2004 of the Company) that explicitly permits the PRO RATA purchase of First Mortgage Notes as described herein and refers to this Section 1009(g) and any Indebtedness outstanding at the date of this Indenture that is amended to explicitly permit the PRO RATA purchase of First Mortgage Notes as described herein and refers to this Section 1009(g) and (ii) asset dispositions not involving Collateral.

SECTION 1010.  MAINTENANCE OF PROPERTIES.

          The Company will cause all material properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (normal wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may

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

be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of the Subsidiary concerned, as the case may be, desirable in the conduct of the business of the Company or any Subsidiary of the Company and not materially disadvantageous to the Holders.

SECTION 1011.  COMPLIANCE CERTIFICATES.

          (a) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company (which fiscal year currently ends on December 31), an Officer's Certificate stating whether or not the signer knows of any Default or Event of Default by the Company that occurred prior to the end of the fiscal year and is then continuing. If the signer does know of such a Default or Event of Default, the certificate shall describe each such Default or Event of Default and its status and the specific section or sections of this Indenture in connection with which such Default or Event or Default has occurred. The Company shall also promptly notify the Trustee in writing should the Company's fiscal year be changed so that the end thereof is on any date other than the date on which the Company's fiscal year currently ends.

          (b) The Company shall deliver to the Trustee as soon as practicable but in any event not later than 45 days after the end of each fiscal quarter an Officer's Certificate setting forth the Company's Subordinated Capital Base for purposes of this Section 1011. The Trustee may conclusively rely on the Officer's Certificate for such purposes.

          (c) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the First Mortgage Notes as they relate to accounting matters and (ii) whether, in connection with their audit examination, any Default has come to their attention and if such a Default has come to their attention, specifying the nature and period of existence thereof and the specific section or sections of this Indenture in connection with which such Default has occurred; PROVIDED, that without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of the failure to obtain knowledge of such Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

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

          (d) The Company shall deliver to the Trustee forthwith upon becoming aware of a Default or Event of Default (but in no event later than 10 days after the occurrence of each Default or Event of Default that is continuing), an Officer's Certificate setting forth the details of such Default or Event of Default and the action that the Company proposes to take with respect thereto and the specific section or sections of this Indenture in connection with which such Default or Event of Default has occurred.

SECTION 1012.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim, and will actively resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the First Mortgage Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 1013.  CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control (the "Change of Control Date") and subject to the requirements of the next succeeding sentence, each Holder shall have the right to require that the Company repurchase such Holder's First Mortgage Notes in whole or in part pursuant to the offer described in Subsection (b) below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount of such First Mortgage Notes plus accrued and unpaid interest, if any, to the date of such repurchase. If such repurchase would constitute an event of default under Specified Bank Debt, then, prior to giving the notice to Holders provided in Subsection (b) below, the Company shall (i) repay in full in cash such Specified Bank Debt or
(ii) obtain the requisite consent of holders of such Specified Bank Debt to permit the repurchase of First Mortgage Notes without giving rise to an event of default under such Specified Bank Debt.

          (b) Promptly upon satisfaction of either one of the obligations, if then applicable, set forth in clause (i) or (ii) of Subsection (a) above, the Company shall mail a notice to each Holder and the Trustee in respect of the Change of Control Offer (which notice shall contain all instructions and materials

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necessary to enable such Holders to tender First Mortgage Notes) stating:

          (1) that the Change of Control Offer is being made pursuant to this Section and that all First Mortgage Notes properly tendered will be accepted for payment;

          (2) the purchase price and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed, but in any event prior to the date on which any Subordinated Indebtedness is paid pursuant to the terms of a provision similar to this Section) (the "Change of Control Payment Date");

          (3) the name and address of the Paying Agent and the Trustee and that the First Mortgage Notes must be surrendered to the Paying Agent to collect the purchase price;

          (4) that any First Mortgage Note not tendered will continue to accrue interest;

          (5) that any First Mortgage Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (6) that each Holder electing to have a First Mortgage Note purchased pursuant to a Change of Control Offer will be required to surrender the First Mortgage Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the First Mortgage Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

          (7) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the First Mortgage Note the Holder delivered for purchase, the certificate numbers of the First Mortgage Note the Holder delivered and a statement that such Holder is withdrawing his election to have such First Mortgage Note purchased; and

          (8) that Holders whose First Mortgage Notes are purchased only in part will be issued new First Mortgage Notes equal in principal amount to the unpurchased portion of the First Mortgage Notes surrendered.

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

          On or before 12:00 noon New York City time on the Change of Control Payment Date, the Company shall (i) accept for payment First Mortgage Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all First Mortgage Notes or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee First Mortgage Notes so accepted, together with an Officer's Certificate stating the aggregate principal amount of the First Mortgage Notes or portions thereof so accepted by the Company. The Paying Agent shall promptly mail or deliver to the Holder of First Mortgage Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or make available for delivery to such Holder a new First Mortgage Note equal in principal amount to any unpurchased portion of the First Mortgage Note surrendered. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section, the Trustee or its agent shall act as the Paying Agent.

          If a Change of Control has occurred but a Change of Control Offer is not permitted to be made, the Company shall mail a notice of such Change of Control to each Holder within 30 days following a Change of Control Date.

          The Company shall comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange Act) and any other legal requirements in the event that a Change of Control Offer is made under the circumstances described in this Section 1013.

SECTION 1014.  WAIVER OF CERTAIN COVENANTS.

          The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1006, 1007, 1008, 1009 and 1015, if before the time for such compliance Holders representing at least two-thirds in principal amount of the Outstanding First Mortgage Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

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

SECTION 1015. LIMITATION ON COLLATERAL ASSET DISPOSITIONS AND COLLATERAL LOSS EVENTS.

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate or permit a Collateral Asset Disposition unless: (i) the Company receives consideration in respect of and concurrently with such Collateral Asset Disposition at least equal to the fair market value of the relevant Collateral; (ii) with respect to each such Collateral Asset Disposition, the Company delivers an Officer's Certificate to the Trustee dated no more than 30 days prior to the date of consummation of the relevant Collateral Asset Disposition, certifying that (A) such disposition complies with clause (i) above, (B) the fair market value of the Collateral being sold was determined in good faith by the Board of Directors of the Company, including a majority of the Independent Directors (whose determination was based on the opinion of a qualified Independent Appraiser or Independent Financial Adviser prepared contemporaneously with such Collateral Asset Disposition and which opinion will be evidenced by an opinion letter of the Independent Appraiser or Independent Financial Adviser and attached to the Officer's Certificate), as evidenced by copies of the resolutions of the Board of Directors of the Company (which shall also indicate that the relevant Collateral Asset Disposition is being made for an appropriate business purpose which is not the redemption of the First Mortgage Notes), indicating the requisite approval by the Independent Directors and the Board of Directors, adopted in respect of and concurrently with such Collateral Asset Disposition and (C) in the case of a release of less than all of a Collateral Property, the release of the relevant portion of such Collateral Property will not interfere with or materially and adversely affect the value of the remaining portion of such Collateral Property, the maintenance and operation of such remaining portion or the Trustee's uninterrupted valid first- ranking Lien (subject to Permitted Collateral Liens) on such remaining portion (accompanied by a binding commitment of a title insurer to issue an endorsement to the title insurance policy previously issued in respect of such Collateral Property confirming that, after such release, the Trustee's first-ranking Lien on such remaining portion will remain unimpaired and uninterrupted (subject only to Permitted Collateral Liens existing on the date hereof or obtaining priority through operation of law)); (iii) at least 90% of such consideration is in cash or Cash Equivalents;
(iv) the Net Proceeds therefrom shall be paid directly by the purchaser thereof to the Trustee and deposited into the Cash Collateral Account pending application in accordance with clause (vii) below and the Company takes such actions, at its sole expense, as shall be required to ensure that the Trustee has from such date a first-ranking Lien thereon (subject to Permitted Collateral Liens) pursuant to this Indenture and the Security Documents; (v) concurrently with the

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relevant Collateral Asset Disposition, the Company takes such actions, at its sole expense, as shall be required to ensure that the Trustee has from such date a first-ranking Lien (subject to Permitted Collateral Liens) on any portion of such consideration which is not in the form of cash or Cash Equivalents ("Non-Cash Consideration"), and, upon receipt thereof, of property received in the future in exchange for all or any part of such Non-Cash Consideration, pursuant to the terms of this Indenture and the Security Documents; (vi) the Company takes such other actions, at its sole expense, as shall be required to permit the Trustee to release the Collateral being sold from the Lien of this Indenture and the Security Documents; and (vii) the Company, within six months from the date of consummation of a Collateral Asset Disposition, applies all of the Net Proceeds therefrom for the following purposes, individually or in combination,
(A) to purchase or otherwise invest in Replacement Collateral (in accordance with Subsection (c) below) or (B) to make a First Mortgage Note Offer; PROVIDED that, (x) in the event that the Company enters into a binding commitment to purchase or otherwise invest in Replacement Collateral pursuant to the foregoing clause (vii)(A) within such six month period, the Company will have eighteen months from the date of consummation of such Collateral Asset Disposition to consummate such purchase or investment, which shall be completed with due diligence and (y) in connection with a Collateral Asset Disposition involving all (but not less than all) of the Collateral Property located in York, Pennsylvania (as more specifically described in the relevant Security Document), the Company may, concurrently with such Collateral Asset Disposition, make subject to the Lien of this Indenture as Replacement Collateral any other assets of the Company satisfying the definition of "Replacement Collateral" in accordance with Subsection (c) below in lieu of the assets purchased with the Net Proceeds of such Collateral Asset Disposition. The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into a sale-leaseback transaction involving the Collateral.

          (b) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, suffer or permit a Collateral Loss Event unless: (i) the Net Proceeds therefrom are paid directly by the party providing such Net Proceeds to the Trustee and deposited in the Cash Collateral Account, (ii) the Company takes such actions, at its sole expense, as shall be required to ensure that the Trustee has from the date of such deposit a first-ranking Lien (subject to Permitted Collateral Liens) on such Net Proceeds in the Cash Collateral Account pursuant to the terms of this Indenture and the Security Documents and (iii) the Company, within six months of receipt of the Net Proceeds therefrom, applies all the Net Proceeds received therefrom for the following purposes, individually or in combination: (A) to purchase or otherwise invest in Replacement Collateral; (B) to Restore the relevant

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

Collateral; or (C) to make a First Mortgage Note Offer; PROVIDED that, in the event that the Company enters into a binding commitment to purchase or otherwise invest in Replacement Collateral pursuant to the foregoing clause (iii)(A) or to Restore the relevant Collateral pursuant to the foregoing clause (iii)(B) within six months of receipt of such Net Proceeds from a Collateral Loss Event, the Company will have eighteen months from the date of such receipt to consummate or complete such purchase, investment or Restoration, which shall be carried out with due diligence. In connection with any Restoration, the Company shall follow the procedures set forth in Section 1610 hereof.

          (c)  In the event that the Company (i) elects pursuant to clause
(a)(vii)(A) of this Section or clause (b)(iii)(A) of this Section to apply any portion of the Net Proceeds from a Collateral Asset Disposition or Collateral Loss Event, respectively, to purchase or otherwise invest in Replacement Collateral, (ii) pursuant to Subsection (f) below is deemed to purchase or otherwise invest in Replacement Collateral or (iii) pursuant to clause
(a)(vii)(y) elects to provide other assets of the Company as Replacement Collateral for the Collateral Property located in York, Pennsylvania following the sale thereof, (1) the Company shall deliver an Officers' Certificate to the Trustee dated no more than 30 days prior to the date of consummation of the relevant purchase of or investment in Replacement Collateral (in the case of (i)) or of the relevant Collateral Asset Disposition (in the case of (iii) or dated the date of withdrawal (in the case of (ii)), certifying that: (x) in the case of clause (i), the purchase price for or the amount of the investment in the relevant Replacement Collateral does not exceed the fair market value of such Replacement Collateral, (y) in the case of clause (ii), the Company is required to use the relevant portion of such Net Proceeds to fund an "Asset Disposition Offer" under the 1991 Indenture in accordance with Subsection (f) and has complied with Subsection (f) in connection therewith or (z) in the case of (iii), the fair market value of such Replacement Collateral is not less than thirty-one million dollars ($31,000,000), as determined in good faith by the Board of Directors of the Company, including a majority of the Independent Directors (whose determination (in the case of clauses (x) and (z)) was based on the opinion of a qualified Independent Appraiser or Independent Financial Adviser prepared contemporaneously with the consummation of such purchase of, or investment in, the relevant Replacement Collateral and which opinion will be evidenced by an opinion letter of the Independent Appraiser or Independent Financial Adviser attached to the Officers' Certificate), as evidenced by copies of the resolutions of the Board of Directors, indicating the requisite approval of the Independent Directors, adopted in respect of and concurrently with the purchase of or investment in such Replacement Collateral; and (2) the Company shall take such actions, at its sole expense, as shall be required to permit the Trustee to

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

release such Net Proceeds (or proceeds required to be applied to the prepayment of Indebtedness under the 1991 Indenture, as described in Subsection (f) of this Section) from the Lien of this Indenture and the Security Documents and to ensure that the Trustee has, from the date of such purchase or investment, a first-ranking Lien (subject to Permitted Collateral Liens) on such Replacement Collateral pursuant to the terms of this Indenture and the Security Documents. Furthermore, the Trustee shall have received concurrently with the grant to it of the Lien in respect of any Replacement Collateral constituting real property or equipment the documents set forth in Section 1601(e) relating to such Replacement Collateral substantially in the form delivered to the Trustee on the date of this Indenture in respect of the original Collateral Properties.

          (d) Notwithstanding the foregoing, the Company may defer a First Mortgage Note Offer until such time as the Excess Proceeds exceed fifteen million dollars ($15,000,000) (30 days from which time the Company must make a First Mortgage Note Offer), PROVIDED that (i) the Company provides written notice to the Trustee of such deferred application of Excess Proceeds, (ii) all Excess Proceeds are deposited and remain on deposit in the Cash Collateral Account pending a First Mortgage Note Offer and (iii) any First Mortgage Note Offer shall include all Excess Proceeds on deposit in the Cash Collateral Account on the date of such First Mortgage Note Offer, regardless of whether the Excess Proceeds exceed fifteen million dollars ($15,000,000) at such time. All amounts remaining after the completion of any First Mortgage Note Offer shall remain in the Cash Collateral Account subject to the Lien of this Indenture.
The Company may use such amounts to purchase or otherwise invest in Replacement Collateral securing the First Mortgage Notes on the basis described in Subsection (c) of this Section 1015 at any time and from time to time.

          (e) Within 30 days of any decision by the Company to make a First Mortgage Note Offer or of the date upon which the Excess Proceeds exceed fifteen million ($15,000,000), the Company, or the Trustee at the Company's request, will mail or cause to be mailed to all Holders a notice of the First Mortgage Note Offer in accordance with Section 1016 and of the Holders' rights resulting therefrom. Such notice will contain all instructions and materials necessary to enable Holders to tender their First Mortgage Notes to the Company.

          (f) If, pursuant to Section 1009 of the 1991 Indenture, the Company is required to make an "Asset Disposition Offer" (as defined thereunder) using proceeds from a Collateral Asset Disposition, the Trustee shall, upon the Company's request, release such proceeds as are on deposit in the Cash Collateral Account to fund the purchase of Indebtedness under the 1991 Indenture tendered pursuant to such offer; PROVIDED that the

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Company shall have subjected to the Lien of this Indenture and the Security
Documents cash in an amount equal to such proceeds as Replacement Collateral pursuant to Subsection (c) of this Section in lieu of the cash released from the Cash Collateral Account, the amount so released being deemed to be the amount invested in or used to purchase Replacement Collateral for the purpose of such Subsection (c) and such release and substitution being deemed to constitute a purchase of such Replacement Collateral.

SECTION 1016.  PROCEDURES CONCERNING FIRST
               MORTGAGE NOTE OFFERS.

          (a) All First Mortgage Note Offers shall be made at an offer price (the "First Mortgage Note Offer Price") in cash (i) for Outstanding First Mortgage Notes in an amount equal to 100% of their principal amount, PLUS any accrued and unpaid interest, if any, to the First Mortgage Note Offer Payment Date, and shall be conducted in accordance with the procedures set forth in subsections (b) through (d) of this Section 1016.

          (b) Within 30 days after any date on which the Company decides, or is required pursuant to Section 1015, to make a First Mortgage Note Offer, the Company or, at the direction of the Company, the Trustee on behalf of the Company shall mail a notice to each Holder in respect of the First Mortgage Note Offer at such Holder's last registered address (which notice shall contain all instructions and materials necessary to enable such Holders to tender First Mortgage Notes) stating:

          (1) that the First Mortgage Note Offer is being made pursuant to this Section, and the reason for the First Mortgage Note Offer;

          (2) the aggregate principal amount of the First Mortgage Notes subject to the First Mortgage Note Offer;

          (3) that the Holder has the right to require the Company to repurchase such Holder's First Mortgage Notes at the First Mortgage Note Offer Price, subject to proration in the event the aggregate principal amount of the First Mortgage Notes subject to the First Mortgage Note Offer is less than the aggregate principal of all First Mortgage Notes tendered;

          (4) the name and address of the Paying Agent and the Trustee and that the First Mortgage Notes must be surrendered to the Paying Agent to collect the First Mortgage Note Offer Price;

          (5) the date of the closing of the First Mortgage Note Offer (the "First Mortgage Note Offer Payment Date"), which

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

     shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed;

          (6) that any of the First Mortgage Notes not tendered or accepted for payment will continue to accrue interest;

          (7) that any First Mortgage Note accepted for payment pursuant to the First Mortgage Note Offer shall cease to accrue interest after the First Mortgage Note Offer Payment Date;

          (8) that each Holder electing to have First Mortgage Notes purchased pursuant to a First Mortgage Note Offer will be required to surrender the First Mortgage Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the First Mortgage Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the fifth Business Day prior to the First Mortgage Note Payment Date;

          (9) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three (3) Business Days prior to the First Mortgage Note Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth: the name of the Holder, the principal face amount of the First Mortgage Notes the Holder delivered for purchase, the certificate number of the First Mortgage Note the Holder delivered and a statement that such Holder is withdrawing its election to have such First Mortgage Notes purchased; and

          (10) that Holders whose First Mortgage Notes are purchased only in part will be issued new First Mortgage Notes equal in principal amount to the unpurchased portion of the First Mortgage Notes surrendered.

          (c)  On the First Mortgage Note Offer Payment Date, the Company shall
(i) accept for payment First Mortgage Notes or portions thereof tendered pursuant to the First Mortgage Note Offer in an aggregate principal amount equal to the First Mortgage Note Offer Amount or such lesser amount of First Mortgage Notes as shall have been tendered, (ii) on or before 12:00 noon New York City time, deposit with the Paying Agent money sufficient to pay the purchase price of all First Mortgage Notes or portions thereof so accepted, and (iii) deliver or cause to be delivered to the Trustee First Mortgage Notes so accepted together with an Officer's Certificate stating the First Mortgage Notes or portions thereof accepted by the Company. If the aggregate principal amount of First Mortgage Notes surrendered exceeds the aggregate principal amount of First Mortgage Notes subject to the First Mortgage Note Offer, as indicated in the notice required by Subsection (b) of this Section 1016, the

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Trustee shall select the First Mortgage Notes to be purchased on a PRO RATA basis to the nearest one thousand dollars ($1,000) of principal amount. The Paying Agent shall promptly mail or deliver to Holders of First Mortgage Notes so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee shall promptly authenticate and mail or make available for delivery to such Holders a new First Mortgage Note equal in principal amount to any unpurchased portion of the First Mortgage Note surrendered. Any First Mortgage Notes not so accepted shall be promptly mailed or made available for delivery to the Holder thereof. The Company will publicly announce the results of the First Mortgage Note Offer on or as soon as practicable after the First Mortgage Note Offer Payment Date. For purposes of this Section, the Trustee or its agent shall act as the Paying Agent.

          (d) The Company shall comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange Act) in the event that a First Mortgage Note Offer is made under the circumstances described in this Section 1016.

                                 ARTICLE ELEVEN

                    MAINTENANCE OF SUBORDINATED CAPITAL BASE

SECTION 1101.  MAINTENANCE OF SUBORDINATED CAPITAL BASE.

          (a) Subject to the terms of Section 1102, in the event that the Company's Subordinated Capital Base is less than one billion dollars ($1,000,000,000) (the "Minimum Subordinated Capital Base") as at the end of each of any two consecutive fiscal quarters (the last day of the second such fiscal quarter, a "Deficiency Date"), then, with respect to First Mortgage Notes, the Company shall, no later than 60 days after the Deficiency Date (105 days if a Deficiency Date is also the end of the Company's fiscal year), make an offer to all Holders to purchase (a "Deficiency Offer") 10% of the principal amount of First Mortgage Notes originally issued, or such lesser amount as may be Outstanding at the time each Deficiency Offer is made (the "Deficiency Offer Amount"), at a purchase price equal to 100% of principal amount, plus accrued and unpaid interest to the Deficiency Payment Date.

          (b) Thereafter, semi-annually the Company shall make like Deficiency Offers for the then applicable Deficiency Offer Amount of First Mortgage Notes until the Company's Subordinated Capital Base as at the end of any subsequent fiscal quarter shall be equal to or greater than the Minimum Subordinated Capital Base. Notwithstanding the foregoing, after any specified Deficiency Date, the last day of any subsequent fiscal quarter shall not constitute a Deficiency Date (giving rise to an

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additional obligation under Subsection (a) of this Section) unless the Company's
Subordinated Capital Base was equal to or greater than the Minimum Subordinated Capital Base as at the end of a fiscal quarter that followed such specified Deficiency Date and preceded such subsequent quarter.

          (c) Within 60 days (105 days if a Deficiency Date is also the end of the Company's fiscal year) following a Deficiency Date, the Company shall mail a notice to each Holder in respect of the Deficiency Offer (which notice shall contain all instructions and materials necessary to enable such Holders to tender First Mortgage Notes) stating:

          (1) that the Deficiency Offer is being made pursuant to this Section and the reason for the Deficiency Offer;


          (2) the purchase price and the purchase date, which shall be 20 Business Days from the date such notice is mailed or, if acceptance for payment and payment is not then lawful, on the earliest subsequent Business Day on which acceptance for payment and payment is then lawful (a "Deficiency Payment Date");

          (3) the aggregate principal amount of First Mortgage Notes subject to the Deficiency Amount;

          (4) the name and address of the Paying Agent and the Trustee and that First Mortgage Notes must be surrendered to the Paying Agent to collect the purchase price;

          (5) that any of the First Mortgage Notes not tendered or accepted for payment will continue to accrue interest;

          (6) that any First Mortgage Note accepted for payment pursuant to the Deficiency Offer shall cease to accrue interest after the Deficiency Payment Date;

          (7) that each Holder electing to have a First Mortgage Note purchased pursuant to a Deficiency Offer will be required to surrender the First Mortgage Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the First Mortgage Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Deficiency Payment Date;

          (8) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Deficiency Payment Date, a telegram, telex, facsimile transmission or letter setting forth: the name of the Holder, the principal amount of the First Mortgage Note the

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     Holder delivered for purchase, the certificate number of the First Mortgage
     Note the Holder delivered and a statement that such Holder is withdrawing his election to have the First Mortgage Note purchased; and

          (9) that Holders whose First Mortgage Notes are purchased only in part will be issued new First Mortgage Notes equal in principal amount to the unpurchased portion of the First Mortgage Notes surrendered.

          (d) On a Deficiency Payment Date, the Company shall (i) accept for payment First Mortgage Notes or portions thereof tendered pursuant to the Deficiency Offer in an aggregate principal amount equal to the Deficiency Offer Amount or such lesser principal amount of such First Mortgage Notes as shall have been tendered, (ii) on or before 12:00 noon New York City time, deposit with the Paying Agent money sufficient to pay the purchase price of all such First Mortgage Notes or portions thereof so accepted, and (iii) deliver, or cause to be delivered to the Trustee, First Mortgage Notes or portions thereof so accepted together with an Officer's Certificate stating the First Mortgage Notes or portions thereof accepted by the Company. If the aggregate principal amount of such First Mortgage Notes tendered exceeds the Deficiency Offer Amount, the Company shall select the First Mortgage Notes to be purchased on a PRO RATA basis to the nearest one thousand dollars ($1,000) of principal amount. The Paying Agent shall promptly mail or make available for delivery to Holders of First Mortgage Notes so accepted payment in amounts equal to the purchase prices therefor, and the Company shall execute and the Trustee shall promptly authenticate and mail or make available for delivery to such Holders new First Mortgage Notes equal in principal amounts to, any unpurchased portion of the First Mortgage Notes surrendered. Any First Mortgage Notes not so accepted shall be promptly mailed or made available for delivery to the Holder thereof. The Company will publicly announce the results of the Deficiency Offer on or as soon as practicable after the Deficiency Payment Date. For purposes of this Section, the Trustee or its agent shall act as the Paying Agent.

          (e) The Company shall comply with and applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange Act) and any other legal requirements in the event that a Deficiency Offer is made under the circumstances described in this Section 1101.

SECTION 1102.  ALTERNATIVE INTEREST RATE ADJUSTMENT.

          (a) Notwithstanding the terms of Section 1101, in the event that (1) the making of a Deficiency Offer by the Company or (2) the purchase of First Mortgage Notes by the Company in respect of a Deficiency Offer would constitute a default (with

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the giving of notice, the passage of time or both) with respect to any Specified
Bank Debt at the time outstanding, then, in lieu of the making of a Deficiency Offer in the circumstances set forth in Section 1101, (i) the interest rate on the First Mortgage Notes shall be reset as of the first day of the second fiscal quarter following the Deficiency Date (the "Reset Date") to a rate per annum
(the "Reset Rate") equal to the greater of (x) the Initial Interest Rate and (y) the sum of (A) 400 basis points and (B) the higher of the Seven Year Treasury Rate and the Ten Year Treasury Rate, (ii) on the first Interest Payment Date following the Reset Date, the interest rate on the First Mortgage Notes, as reset on the Reset Date, shall increase by fifty (50) basis points, and (iii) the interest rate on the First Mortgage Notes shall further increase by an additional fifty (50) basis points on each succeeding Interest Payment Date; PROVIDED, HOWEVER, that in no event shall the interest rate on the First
Mortgage Notes at any time exceed the Initial Interest Rate by more than two hundred (200) basis points.

          (b) Once the interest rate on the First Mortgage Notes has been reset pursuant to Subsection (a) of this Section, if the Company's Subordinated Capital Base is equal to or greater than the Minimum Subordinated Capital Base as of the last day of any fiscal quarter subsequent to the Deficiency Date, interest on the First Mortgage Notes shall return to the Initial Interest Rate effective as of the first day of the second following fiscal quarter; PROVIDED, HOWEVER, that the interest rate on the First Mortgage Notes shall again be adjusted in accordance with Subsection (a) of this Section if the Company's Subordinated Capital Base shall thereafter be less than the Minimum Subordinated Capital Base as at the last day of any two consecutive subsequent fiscal quarters and if the making of a Deficiency Offer or the purchase of First Mortgage Notes by the Company in respect of a Deficiency Offer would, at such time, constitute a default (with the giving of notice, the passage of time, or both) with respect to any Specified Bank Debt at the time outstanding.

          (c) The Company shall notify the Trustee of the Reset Rate not later than two Business Days after the Reset Date in the circumstances set forth in Subsection (a) of this Section. Not later than five Business Days after the Trustee has received such notice from the Company, the Trustee shall mail to each Holder such notice setting forth the Reset Rate. Commencing on the Reset Date, the First Mortgage Notes shall bear interest (as determined in accordance with clauses (i), (ii) and (iii) of Subsection (a) of this Section) until the date on which such interest rate returns to the Initial Interest Rate pursuant to Subsection (b) of this Section. The Company shall notify the Trustee and the Holders of such First Mortgage Notes promptly when the interest rate on such First Mortgage Notes returns to the Initial Interest Rate pursuant to Subsection
(b) of this

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Section.  Failure of the Company or the Trustee to give, or failure of a Holder to receive, such notices shall not in any event affect the validity of the proceedings of the adjustment of the interest to be borne by such First Mortgage Notes effective on the Reset Date of the Company's obligations hereunder.

                                 ARTICLE TWELVE

                       REDEMPTION OF FIRST MORTGAGE NOTES

SECTION 1201.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

          The Company may at its option redeem First Mortgage Notes pursuant to paragraph 4 of the reverse of the First Mortgage Notes. The election of the Company to redeem any of the First Mortgage Notes shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the First Mortgage Notes, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of First Mortgage Notes to be redeemed. The Company shall deliver to the Trustee an Officer's Certificate, a Board Resolution authorizing the redemption and an Opinion of Counsel with respect to the due authorization of such redemption and to the effect that such redemption is being made in accordance with this Indenture and the First Mortgage Notes.

SECTION 1202.  SELECTION BY TRUSTEE OF THE FIRST MORTGAGE NOTES TO BE REDEEMED.

          If less than all the First Mortgage Notes are to be redeemed, the particular First Mortgage Notes to be redeemed shall be selected not more than 90 days prior to the Redemption Date by the Trustee, from the Outstanding First Mortgage Notes not previously called for redemption or submitted for repurchase pursuant to Sections 1009, 1013, 1015 and 1016, substantially PRO RATA, by lot or by any other method as the Trustee considers fair and appropriate and that complies with the requirements of the principal national securities exchange, if any, on which such First Mortgage Notes are listed, and which may provide for the selection for redemption of portions (equal to one thousand dollars ($1,000) or any integral multiple thereof) of the principal amount of First Mortgage Notes of a denomination larger than one thousand dollars ($1,000).

          The Trustee shall promptly notify the Company in writing of the First Mortgage Notes selected for redemption and, in the case of any First Mortgage Note selected for partial redemption, the principal amount thereof to be redeemed.

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          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of First Mortgage Notes shall relate, in the case of any First Mortgage Note redeemed or to be redeemed only in part, to the portion of the principal amount of such First Mortgage Note which has been or is to be redeemed.

SECTION 1203.  NOTICE OF REDEMPTION.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 45 days prior to the Redemption Date, to each Holder of First Mortgage Notes to be redeemed, at the address of such Holder appearing in the Register.

          All notices of redemption shall state:

          (1)  the Redemption Date;

          (2) the Redemption Price (including the amount of accrued and unpaid interest to be paid);

          (3) the name and address of the Paying Agent and the Trustee and that the First Mortgage Notes must be surrendered to the Paying Agent to collect the Redemption Price;

          (4) if less than all Outstanding First Mortgage Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular First Mortgage Notes to be redeemed and that, on or after the Redemption Date, upon surrender of any First Mortgage Note to be redeemed in part, a new First Mortgage Note in principal amount equal to the unredeemed portion thereof will be issued;

          (5) that on the Redemption Date the Redemption Price will become due and payable upon each such First Mortgage Note or portion thereof to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date; and

          (6) the CUSIP number, if any, of the First Mortgage Notes to be redeemed.

          Notice of redemption of First Mortgage Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

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SECTION 1204.  DEPOSIT OF REDEMPTION PRICE.

          Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the First Mortgage Notes or portions thereof which are to be redeemed on that date.

SECTION 1205.  FIRST MORTGAGE NOTES PAYABLE ON REDEMPTION DATE.

          Notice of redemption having been given as aforesaid, the First Mortgage Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such First Mortgage Notes or portions thereof shall cease to bear interest. Upon surrender of any such First Mortgage Note for redemption in accordance with said notice, such First Mortgage Note or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such First Mortgage Notes, or one or more Predecessor First Mortgage Notes, registered as such at the close of business on the relevant Record Dates or Special Record Dates according to their terms and the provisions of Section 307.

          If any First Mortgage Note or portion thereof called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the First Mortgage Note.

SECTION 1206.  FIRST MORTGAGE NOTES REDEEMED IN PART.

          Any First Mortgage Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such First Mortgage Note without service charge, one or more new First Mortgage Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the First Mortgage Note so surrendered.

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                                ARTICLE THIRTEEN

                        COLLATERAL AND SECURITY DOCUMENTS

SECTION 1301.  SECURITY DOCUMENTS.

          (a) As general and continuing collateral security for the due repayment and satisfaction of all present and future indebtedness, liabilities and obligations of any kind whatsoever, under, in connection with or relating to this Indenture, including without limitation, the First Mortgage Notes and any ultimate unpaid balance thereof and to secure the due performance of all of the other present and future obligations of the Company to the Trustee (including obligations under Section 607 hereof) and the Holders under this Indenture, each Security Document and the First Mortgage Notes, the Company for all purposes, has entered into the Security Documents and pledged the Collateral.

          (b) The Company covenants and agrees that it has full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm the property constituting the Collateral, in the manner and form done in the Security Documents, or intended to be done, free and clear of all Liens, pledges, charges and encumbrances whatsoever (other than Permitted Collateral Liens), and that (i) it will forever warrant and defend the title to the same against the claims of all persons whatsoever (except as to Permitted Collateral Liens), (ii) it will execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments as the Trustee may require or request, and (iii) it will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the Trustee, to assume and confirm to the Trustee the Collateral, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of the Security Documents, this Indenture and of the First Mortgage Notes. The Company further covenants and agrees that each Security Document, as applicable, creates or will create, as the case may be, a direct and valid first-ranking Lien (subject to Permitted Collateral Liens) on the Collateral subject thereto.

SECTION 1302.  RECORDING.

          The Company will cause, at its own expense, this Indenture and each Security Document, and all amendments or supplements thereto, to be registered, recorded and filed and/or re-recorded and/or re-filed and/or renewed in such manner and in such place or places, if any, as may be required by law in order to preserve, protect and maintain the perfected first-ranking Liens of the Security Documents and all parts of the Collateral and to effectuate and preserve the security of the Holders and

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all rights of the Trustee.  The Company will pay all mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, perfection or enforcement of any of the Security Documents.

          The Company shall furnish to the Trustee:

          (1) promptly after the execution and delivery of this Indenture or other instrument of further assurance, an Opinion of Counsel stating that, in the opinion of such counsel, this Indenture, the Security Documents, and all other instruments of further assurance have been properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created by the Security Documents, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Security Documents, or stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective; and

          (2) by December 15 in each year beginning with the year 1995, an Opinion or Opinions of Counsel, dated as of such date, either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of (x) this Indenture, (y) the Security Documents, and all supplemental indentures and amendments thereto, and (z) financing statements, continuation statements or other instruments of further assurances, as is necessary to maintain the Lien of each such Security Document and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary to preserve and protect the rights of the Holders and the Trustee hereunder, the rights of the Trustee under the Security Documents, or stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens.

SECTION 1303.  POSSESSION OF THE COLLATERAL AND THE CASH COLLATERAL ACCOUNT.

          (a) Subject to Article 14, until the security provided by the Security Documents becomes enforceable, the Company may possess, manage, operate and enjoy, as applicable,

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the Collateral in accordance with the terms of the Security Documents.

          (b) Notwithstanding the foregoing, all moneys received by the Trustee for the release of any part of the Collateral, all Condemnation Proceeds or Insurance Proceeds in respect of the Collateral received by the Trustee, and all amounts of money, securities, letters of credit and other evidences of indebtedness deposited with or held by the Trustee in accordance with this Indenture and any Security Document shall be held by the Trustee, as security for the obligations of the Company under this Indenture and the Security Documents until applied in accordance with the terms of this Indenture. Neither receipt by the Trustee, nor any application whatsoever by the Trustee of Condemnation Proceeds or Insurance Proceeds, or other moneys under this Subsection (b) shall operate as payment or novation of the Company's indebtedness under this Indenture or the Security Documents, or as a reduction of the mortgages, pledges and charges created under the Security Documents, notwithstanding any law, usage or custom to the contrary.

SECTION 1304.  SUITS TO PROTECT THE COLLATERAL.

          The Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture or any of the Security Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral and in the principal, interest, issues, profits, rents, revenues and other income arising therefrom, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or under any of the Security Documents, or be prejudicial to the interests of the Holders or the Trustee.

SECTION 1305. RELEASE UPON TERMINATION OF THE COMPANY'S OBLIGATIONS; PARTIAL RELEASE.

          (a) In the event that the Company delivers an Officer's Certificate certifying that all obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article Four or Section 1502, the Trustee shall (i) to the extent the satisfaction and discharge of the Security Documents is given in accordance with Article Four or Section 1502 deliver to the Holders a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in and to the Collateral and under this Indenture and the

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Security Documents (except for Section 1607(e)), and, upon and after the receipt by the Holders of such notice, the Trustee shall not be deemed to hold any of the Collateral pursuant to this Indenture and the Security Documents on behalf of the Trustee for the benefit of the Holders; or (ii) otherwise disclaim and give up any and all rights it has in and to the Collateral, and any rights it has under any of the Security Documents, and the Trustee shall not be deemed to hold any of the Collateral for the benefit of the Holders.

          (b) The release of any Collateral from the terms hereof or from the terms of any of the Security Documents, or the release, in whole or in part, of the Lien created hereby or by any and all of the Security Documents, will not be deemed to impair the Lien described in Section 1301 in contravention of the provisions of this Indenture if and to the extent the Collateral or Lien are released pursuant to, and in accordance with, the Security Documents and pursuant to, and in accordance with, the terms hereof. The Trustee and each of the Holders acknowledge that a release of any of the Collateral or any part of the Lien in accordance with the terms of any of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Lien in contravention of the terms of this Indenture. To the extent applicable, the Company shall comply with Section 314 of the Trust Indenture Act relating to the release of property or securities from the security interest in the Collateral. Any certificate or opinion required by Section 314 of the Trust Indenture Act shall be set forth in an Officer's Certificate, except in cases in which Section 1015 of this Indenture or Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent person.

                                ARTICLE FOURTEEN

                             CASH COLLATERAL ACCOUNT

SECTION 1401.  CASH COLLATERAL ACCOUNT.

          The Company hereby acknowledges the establishment of the Cash Collateral Account. As collateral security for the due, full and prompt payment or performance when due of all of the Account-Related Obligations (as defined below), the Company hereby grants to the Trustee on behalf of the Holders a continuing first-ranking Lien (subject to Permitted Collateral Liens)upon and security interest in, and pledges and assigns to the Trustee on behalf of the Holders, all of the Company's right, title and interest in and to the Cash Collateral Account and all funds on deposit from time to time therein, together with all cash and non-cash proceeds and all investments made pursuant to Section 1402(d), together with all proceeds thereof and interest, earnings and distributions with respect thereto, inclusive of all

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increments thereto (collectively, the "Account Collateral"), except for Account
Collateral distributed in accordance with the terms of this Indenture, until the termination of the Cash Collateral Account pursuant to the terms of this Indenture. "Account-Related Obligations" means all of the Company's present and future indebtedness, liabilities and obligations of any kind whatsoever, under, in connection with or relating to this Indenture, including, without limitation, the First Mortgage Notes and any ultimate unpaid balance thereof and to secure the due performance of all of the other present and future obligations of the Company to the Trustee (including obligations under Section 607 of this Indenture) and the Holders. From the date hereof and continuing until after satisfaction and discharge of this Indenture pursuant to Section 401 of this Indenture, the Cash Collateral Account shall be maintained with and managed by the Trustee, and the Trustee shall act with respect thereto only in accordance with this Indenture.

SECTION 1402.  TERMS OF CASH COLLATERAL ACCOUNT.

          (a) (i) From the date hereof and up and to satisfaction and discharge of this Indenture pursuant to Section 401, there shall be established by the Company a Cash Collateral Account with the Trustee in the name "Stone Container Corporation, subject to the lien and security interest in favor of Norwest Bank Minnesota, National Association" (or in the event a successor Trustee is appointed under this Indenture, a similar account shall be established consistently showing the name of such Trustee) which account shall be under the sole dominion and control of the Trustee acting in accordance with this Indenture.

          (ii) The Company shall have no right under the terms of the Cash Collateral Account established pursuant to clause (i) above, so long as any First Mortgage Note is Outstanding or other payments are due under this Indenture, to withdraw or instruct any Person to withdraw on its behalf any money from the Cash Collateral Account. No passbook, certificate of deposit or other similar instrument evidencing the Cash Collateral Account shall be issued, and the Trustee shall retain all contracts, receipts and other papers governing or evidencing the Cash Collateral Account. The Company shall deposit, or shall have deposited as required by this Indenture, from time to time into the Cash Collateral Account all Net Proceeds from any Collateral Asset Disposition or Collateral Loss Event in the manner required by Section 1015, as well as any Insurance Proceeds or Condemnation Proceeds received in respect of a Partial Collateral Loss in the manner required by Section 1610. In addition, any income received by the Company or the Trustee with respect to the balance from time to time standing to the credit of the Cash Collateral Account shall be deposited

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     in the Cash Collateral Account, and shall be applied to purchase
     Replacement Collateral pursuant to Section 1015, or applied to purchase First Mortgage Notes pursuant to all First Mortgage Note Offers made by the Company pursuant to Section 1015 following the date of such deposit, or applied to Restoration pursuant to Section 1610 in the event of a Partial Collateral Loss. All right, title and interest in and to the Account Collateral shall vest in the Trustee, shall constitute part of the Collateral hereunder and shall not constitute payment of the obligations of the Company under Indenture or any Security Document or under the First Mortgage Notes, whether principal, premium, interest (including Defaulted Interest, and whether or not accruing after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company) or otherwise, until applied thereto as hereinafter provided. In the event that any amount is required to be deposited in the Cash Collateral Account as aforesaid, the Company shall take such actions at its sole expense as shall be required to ensure that the Trustee has from the date of such deposit a first-ranking Lien and security interest (subject to Permitted Collateral Liens) on such deposit for the benefit of the Trustee and the Holders. Upon receipt of an appropriate Opinion of Counsel pursuant to Section 102 and in accordance with the Trust Indenture Act of 1939, the Trustee shall take such steps as shall be required to ensure that it has from the date of such deposit a first-ranking Lien (subject to Permitted Collateral Liens) on such deposit for its benefit and for the benefit of the Holders.

          (iii) For so long as the First Mortgage Notes are Outstanding, the Trustee shall not exercise any right of set-off or recoupment or similar right that it may otherwise have against the Cash Collateral Account to satisfy obligations of the Company to the Trustee (other than those obligations that may have arisen under the Security Documents and in respect of the Collateral).

          (b)  Except as otherwise provided in Section 1015, 1610 or subsection
(c) of this Section 1402, no amount (including interest on amounts on deposit in the Cash Collateral Account) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Company or any other Person from the Cash Collateral Account.

          (c) The balance from time to time standing to the credit of the Cash Collateral Account shall be released by the Trustee and distributed to the Company or any other Person entitled thereto only as permitted under Sections 1015 and 1610; PROVIDED that the Trustee shall not distribute to the Company or such other Person any such funds at any time a Default or an

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Event of Default shall have occurred and is continuing.  If immediately available cash on deposit in the Cash Collateral Account is not sufficient to make any such permitted distribution, the Trustee shall liquidate as promptly as practicable Cash Equivalents as required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of Sections 1015 and 1610 or this Section 1402, such distribution shall not be made until such liquidation has taken place.

          (d) The Trustee shall invest from time to time amounts on deposit in the Cash Collateral Account in U.S. Government Obligations maturing within 30 days from the date of acquisition thereof, or a longer period (not exceeding one year) if the Company certifies to the Trustee that the funds are set aside either: (x) to purchase or invest in Replacement Collateral pursuant to
Section 1015(a)(vii) in the event of a Collateral Asset Disposition; or (y) to Restore the relevant Collateral in accordance with Section 1610(c) and the Trustee shall at all times have the exclusive right to make investment decisions with respect to amounts on deposit in the Cash Collateral Account. Such investments described above shall be held in the name of the Trustee and shall be under the sole dominion and control of the Trustee, pursuant to this Article Fourteen, subject to the rights of the Trustee under Article Five.
Each such investment shall be either:

          (i) evidenced by negotiable certificates or instruments, or if non-negotiable then issued in the name of the Trustee (or, in the case of clause (2) of this sentence, in the name of the Clearing Corporation or its nominee), which (1) are promptly upon acquisition delivered (together with any appropriate instruments of transfer) to, and held by, the Trustee or an agent thereof (which shall not be the Company or any of its Affiliates) in the State of Minnesota or (2) held by of on behalf of The Depository Trust Company (the "Clearing Corporation") or its nominee, and credited to a securities account of the Trustee maintained with the Clearing Corporation; or

          (ii) maintained in book-entry form on the records of a Federal Reserve Bank and registered in the name of the Trustee, as depositary, in a book-entry securities account maintained with respect to such investment with the Federal Reserve Bank in the Federal Reserve District in which the Corporate Trust Office is located.

          The Company shall bear the risk of any realized losses incurred on such investments, and if any such realized loss shall occur on a day when the Company would not be permitted pursuant to subsection (a) of this Section 1402 to withdraw monies from the Cash Collateral Account, the Company shall promptly remit an

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amount equal to the amount of any such loss to the Trustee for credit to the
Cash Collateral Account.

SECTION 1403.  REPRESENTATIONS, WARRANTIES AND
               COVENANTS SPECIFIC TO THE
               CASH COLLATERAL ACCOUNT.


          The Company represents, warrants and covenants that the Lien and security interest on the Account Collateral granted pursuant to Section 1401 is and will remain (and the Company will make all such future filings and take all such future actions as may be necessary or desirable in order to ensure that it remains) a legal, valid, binding and enforceable Lien and security interest, securing the Account-Related Obligations, ranking prior and superior to all other Liens thereon (other than Permitted Collateral Liens), and covenants that it shall take all necessary action to cause and maintain a perfected first-ranking Lien (subject to Permitted Collateral Liens) in such Cash Collateral Account. The Company represents and warrants that as of the date hereof, all filings and other actions necessary or desirable for the purpose of registering notice of, perfecting and establishing the first-ranking of such Lien (subject to Permitted Collateral Liens) and security interest have been duly made or taken. At any time upon the reasonable request of the Trustee, the Company will, at the Company's sole expense, execute, acknowledge, deliver, record and/or file such documents or instruments in form reasonably satisfactory to the Trustee, and do such acts and things as may be reasonably necessary, desirable or proper to carry out more effectively the purposes of such Lien and security interest or to further assure, evidence, preserve or protect the perfection, ranking or other benefits thereof.

                                 ARTICLE FIFTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1501. APPLICABILITY OF ARTICLE; COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

          The Company may at its option by Board Resolution, at any time, with respect to the First Mortgage Notes, elect to have either Section 1502 (if applicable) or Section 1503 (if applicable) be applied to the Outstanding First Mortgage Notes upon compliance with the applicable conditions set forth below in this Article.

SECTION 1502.  DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise of the option provided in Section 1501 to defease the Outstanding First Mortgage Notes, the Company shall be discharged from its obligations with respect to the Outstanding First Mortgage Notes on the date the applicable

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conditions set forth in Section 1504 are satisfied (hereinafter, "defeasance").
Defeasance shall mean that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding First Mortgage Notes and to have satisfied all its other obligations under such First Mortgage Notes, this Indenture and the Security Documents (and the Trustee, at the expense of the Company, shall executed proper instruments acknowledging the same); PROVIDED, HOWEVER, that the following rights, obligations, powers, trusts, duties and immunities shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding First Mortgage Notes to receive, solely from the trust fund provided for in Section 1504, payments in respect of the principal of (and premium, if any) and interest on such First Mortgage Notes when such payments are due, (B) the Company's obligations with respect to such First Mortgage Notes under Sections 304, 305, 306, 1002, 1003 and 1607(e), (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article. Subject to compliance with this Article, the Company may exercise its option with respect to defeasance under this Section 1502 notwithstanding the prior exercise of its option with respect to covenant defeasance under Section 1503.

SECTION 1503.  COVENANT DEFEASANCE.

          Upon the Company's exercise of the option provided in Section 1501 to obtain a covenant defeasance with respect to the Outstanding First Mortgage Notes, the Company shall be released from its obligations under this Indenture (except its obligations under Sections 306, 506, 509, 610, 1001, 1002, 1011 and
1012) with respect to the Outstanding First Mortgage Notes on and after the date the applicable conditions set forth in Section 1504 are satisfied (hereinafter, "covenant defeasance"). Covenant defeasance shall mean that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in this Indenture (except its obligations under Sections 306, 506, 509, 610, 1001, 1002, 1011 and 1012), whether directly or indirectly by reason of any reference elsewhere herein or by reason of any reference to any other provision herein or in any other document, and such omission to comply shall not constitute an Event of Default under Section 501(3) with respect to Outstanding First Mortgage Notes, and the remainder of this Indenture and of the First Mortgage Notes shall be unaffected thereby.

SECTION 1504.  CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

          The following shall be the conditions to defeasance under Section 1502 and covenant defeasance under Section 1503 with respect to the Outstanding First Mortgage Notes:

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          (1)  the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article applicable to it), under the terms of an irrevocable trust agreement in form and substance reasonably satisfactory to such Trustee, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, (A) dollars in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any, on) and each installment of principal of (and premium, if any) and interest on the Outstanding First Mortgage Notes on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory payments applicable to the Outstanding First Mortgage Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such First Mortgage Notes.

          (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and no Default or Event of Default under clause (6) or (7) of
     Section 501 hereof shall occur and be continuing, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (3) Such deposit, defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

          (4) Such defeasance or covenant defeasance shall not cause the First Mortgage Notes then listed on any national securities exchange registered under the Exchange Act to be delisted.

          (5) In the case of an election with respect to Section 1502, the Company shall have delivered to the Trustee either

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

     (A) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Outstanding First Mortgage Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred or (B) an Opinion of Counsel, based on such ruling or on a change in the applicable federal income tax law since the date of this Indenture, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding First Mortgage Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and a the same times as would have been the case if such defeasance had not occurred.

          (6) In the case of an election with respect to Section 1503, the Company shall have delivered to the Trustee an Opinion of Counsel or a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Outstanding First Mortgage Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (7) The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1502 or the covenant defeasance under Section 1503 (as the case may be) have been complied with.

SECTION 1505.  DEPOSITED MONEY AND GOVERNMENT OBLIGATIONS TO BE
               HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1505, the "Trustee") pursuant to Section 1504 in respect of the Outstanding First Mortgage Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such First Mortgage Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such First Mortgage Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and

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interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1504 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding First Mortgage Notes.

          Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations held by it as provided in Section 1504 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited for the purpose for which such money or U.S. Government Obligations were deposited.

                                 ARTICLE SIXTEEN

                  COVENANTS SPECIFIC TO THE COLLATERAL PROPERTY

SECTION 1601. GOOD TITLE; AUTHORITY; PRIORITY; MAINTENANCE OF TITLE; SUPPLEMENTAL INDENTURES; REGISTRATION, RECORDING AND FILING; CLOSING DOCUMENTS.

          (a) The Company represents, warrants and covenants that (i) it is and will be the sole owner of and has and will have good and indefeasible title in fee to the real property comprising part of each Collateral Property (except that the Company is and will be the sole holder of a leasehold interest in the portion of the Collateral Property located in Ontonagon, Michigan, as further described in the Mortgage relating to such Mortgaged Property) and good title to the balance of each such Collateral Property, and is now lawfully seized and possessed of the Collateral subject to the Liens created by the Security Documents (and any Permitted Collateral Liens); (ii) it has, and will have, good right and lawful authority to hypothecate, mortgage, pledge, assign, charge, cede and transfer all of the Collateral as provided in the Security Documents;
(iii) the Collateral is, and will be, free and clear of any Lien, except Permitted Collateral Liens; and (iv) each Security Document, as applicable, creates and constitutes, and will create and constitute a valid and enforceable uninterrupted and perfected first-ranking Lien (subject to Permitted Collateral Liens) on the Collateral.

          (b) The Company hereby does and will forever warrant and defend the title to the Collateral against the claims and demands of all Persons whomsoever and warrants that it will fully

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

and effectively maintain the security created by the applicable Security Documents. The Company further represents and warrants that each of the material contracts, leases and agreements described in the Security Documents is in full force and effect and no defaults, waivers or indulgences exist thereunder.

          (c) The Company shall promptly after the execution thereof properly file or record, as applicable, the Security Documents in the appropriate public records, where, in the opinion of the Trustee, the filing or registration thereof may be necessary or advisable, and shall as applicable, from time to time renew the same, if such renewal is necessary or advisable in the opinion of the Trustee, to maintain such security.

          (d) Except as permitted by the Security Documents or this Indenture, the Company shall keep in effect all material rights and appurtenances to or that constitute a part of the Collateral.

          (e) As a condition to the effectiveness of this Indenture and the issuance of the First Mortgage Notes hereunder, the Company shall have delivered to the Trustee the following documents relating to the Collateral in form and substance satisfactory to the Trustee and its counsel:

               (i) Security Documents and related lien searches for each Collateral Property;

              (ii) UCC filing, tax liens, judgments and litigation reports with respect to each Collateral Property;

             (iii) title insurance policies and surveys for each Collateral Property;

              (iv)  certificates of insurance;

               (v) environmental and engineer reports for each Collateral Property;

              (vi) evidence of compliance with zoning and other local laws (including possession of required permits) for each Collateral Property;

             (vii) opinion of local counsel in each jurisdiction where a Collateral Property is located;

            (viii) documents and opinions of counsel relating to the Company's due execution and delivery of the Security Documents; and

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

              (ix) such other documents as the Trustee or its counsel may reasonably request.

SECTION 1602.  FURTHER DOCUMENTATION TO ASSURE LIEN; FEES AND EXPENSES.


          (a) The Company shall, at its sole cost and expense, promptly do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, charges, mortgages, assignments, notices of assignment, transfers and assurances as the Trustee shall from time to time reasonably request, which may be necessary or advisable in the opinion of the Trustee from time to time to assure, perfect and maintain without interruption, convey, assign, transfer, hypothecate and confirm unto the Trustee the property and rights thereby conveyed, hypothecated or otherwise assigned, or which the Company hereunder or thereunder may be bound to convey, hypothecate or otherwise assign to the Trustee, or which may facilitate the performance of the terms of the first-ranking Lien (subject to Permitted Collateral Liens) and any other Liens created under applicable Security Documents, or the filing, registering or recording of such applicable Security Document.

          (b) The Company shall promptly (i) deliver to the Trustee such supplemental agreements, documents or notices containing further descriptions of properties (including replacements and additions to the Collateral) mortgaged or intended to be mortgaged by the applicable Security Document, as may, in the opinion of the Trustee, be necessary or advisable to give the Trustee valid and enforceable first-ranking Liens (subject to Permitted Collateral Liens) upon such properties as contemplated by the granting clauses or the charging provisions of such applicable Security Document, and (ii) cause at all times to be kept registered, recorded and filed the applicable Security Document, any and all supplemental trust deeds and instruments of hypothec, mortgage, pledge, assignment, charge, cession and transfer or further assurance, any required financing and continuation statements and all other required papers in such manner and in such places as may in the opinion of the Trustee be required by law, or which may be necessary or advisable, in order fully to perfect, preserve and protect the uninterrupted Liens (subject to Permitted Collateral Liens) of the applicable Security Document as a mortgage, pledge, assignment, charge, cession and transfer of immovables and movables and interest therein. The Company shall promptly pay or cause to be paid all taxes, fees and other charges in connection with such recording and/or filing.

          (c) The Company shall from time to time execute and do or cause to be executed and done all such assurances and things as the Trustee may reasonably require for facilitating the realization of the Collateral, for exercising all the powers,

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

authorities and discretion conferred upon the Trustee under such Security Document and for confirming to any purchaser of any of the Collateral, whether held by the Trustee under the applicable Security Documents or by judicial proceedings, the title to the properties so sold, and that it shall give or cause to be given all notices and directions as the Trustee may consider expedient.
          (d) If the government of any state in which any of the Collateral Property is located or any political subdivision thereof (including a municipality) shall levy, assess or charge any tax, imposition or assessment upon the Security Documents relating to the obligations or the interest of the Trustee, in any of the Collateral (other than income, franchise or similar taxes imposed on the Trustee or on the Holders), the Company shall pay all such taxes, assessments and impositions to, for or on account of the Trustee when due and payable and shall furnish promptly to the Trustee proof of such payment. Notwithstanding the foregoing, the Company may contest such amount paid or payable in accordance with the procedures set forth in Section 1606(d).

SECTION 1603.  IMPAIRMENT OF COLLATERAL.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (i) incur or suffer to exist any Lien upon any of the Collateral other than Permitted Collateral Liens, (ii) take any action or omit to take any action with respect to the Collateral that would or could be reasonably expected to have the result of adversely affecting, impairing or failing to maintain without interruption the security interests in the Collateral under this Indenture or the Security Documents, or (iii) grant any interest whatsoever (other than Permitted Collateral Liens) in any of the Collateral to any other Person (other than the Company or the Trustee), or suffer to exist any such interest.

SECTION 1604.  OBLIGATIONS WITH RESPECT TO
               LEASES AND MATERIAL CONTRACTS.

          (a) Without prejudice to Section 1603, if the Company shall be permitted to enter into any lease or sublease with respect to any of the Collateral Property, the Company shall not (i) execute any assignment of any such assigned lease or sublease or of the rents or any part thereof other than pursuant to the applicable Security Document, (ii) accept any prepayments of any installment of rents or other amounts to become due thereunder for a period exceeding one month (except for a security deposit), or (iii) enter into or modify any such assigned lease in any fashion which will (x) interfere in any material respect with the ordinary operation of such Collateral Property or (y) materially and adversely affect the value of such Collateral Property or the

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security provided by the applicable Security Document, without the prior written consent of the Trustee.

          (b) The Company shall furnish to the Trustee, upon the request thereof, within thirty (30) days after such request to do so, a written statement in respect of any or all of the leases that include any of the Collateral Properties, setting forth the space occupied, if any, the portion of the Collateral Property demised thereby, the rentals or other amounts payable thereunder, and such other information as the Trustee may reasonably request (to the extent reasonably available to the Company).

          (c) The Company shall notify the Trustee annually, within 90 days from the end of each of its fiscal years, of the existence of any and all leases or leasing contracts in respect of any part of the Collateral.

SECTION 1605.  USE AND CONFIGURATION; MAINTENANCE OF
               COLLATERAL PROPERTIES.

          (a) The Company represents and warrants that (i) the Collateral Properties are served by all utilities required or necessary for the current use thereof, (ii) all streets necessary to serve the Collateral Properties are substantially completed and serviceable and have been dedicated and accepted as such by each governmental authority having jurisdiction and (iii) the Company has access to the Collateral Properties from public roads or by way of recorded easements sufficient to allow the Company to conduct its business as conducted presently at such Collateral Properties.

          (b) The Company shall, at all times, make or cause to be made such expenditures by means of renewals, replacements, repairs, maintenance or otherwise as shall be necessary to maintain, preserve and keep the Collateral Properties in good working order, condition and repair (ordinary wear and tear excepted), in a state of good operating efficiency, and shall not commit any waste on or with respect to the Collateral Properties that has the effect of reducing materially the value of such Collateral or any other property of the Company or its Restricted Subsidiaries constituting Collateral. The Company (i) shall not alter or permit to be altered the occupancy of the Collateral Properties or use of all or any part of the Collateral Properties without the prior written consent of the Trustee if such alteration could reasonably be expected to reduce materially the value of the Collateral, and (ii) shall do all other acts which from the character or use of the Collateral Properties reasonably may be necessary, advisable or appropriate to comply with the terms of this Indenture and the Security Documents. Except as otherwise permitted by this Indenture or the Security Documents, the material improvements to the Collateral Properties and any material machinery and equipment shall not be demolished, nor

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

shall any such material improvements, machinery and equipment be removed without the prior written consent of the Trustee.

          (c) The Company shall duly observe and conform to all covenants, terms and conditions under or upon which any part of the Collateral is held.

SECTION 1606.  PAYMENT OF TAXES, ASSESSMENTS;
               COMPLIANCE WITH LAW.

          (a)  Unless contested in accordance with the provisions of Subsection
(d) below, the Company shall pay and discharge, from time to time when the same shall become due, all immoveable and other taxes, special assessments, levies, permits, inspection and license fees, all utility charges, including water and sewer rents and charges, and all other public charges, imposed upon or assessed against the Collateral or any part thereof or upon the revenues, rents, issues, income and profits of the Collateral or any part thereof, including, without limitation, those arising in respect of the occupancy, use or possession thereof.

          (b) From and after the occurrence and during the continuance of an Event of Default, the Company shall pay directly to the Trustee for deposit into the Cash Collateral Account, on the first day of each month, an amount reasonably estimated by the Trustee to be equal to one-twelfth (1/12th) of the annual taxes, assessments and other items required to be discharged by the Company under Subsection (a) above. Such amounts shall be held by the Trustee in the Cash Collateral Account and (at the time that any payment is due pursuant to Subsection (a) above) the Trustee, after receipt of an Officer's Certificate, shall release an amount to make such payment and to apply such amount to the payment that is due. If the amounts so deposited by the Company into the Cash Collateral Account under this Subsection (b) prove insufficient to pay the amounts required to be discharged by the Company, then, upon demand, the Company shall pay directly to the Trustee for deposit into the Cash Collateral Account such additional amounts. In the event that the First Mortgage Notes become immediately due and payable upon maturity or acceleration, or the Collateral becomes enforceable otherwise, the Trustee may apply all or any part of the sums held pursuant to this Subsection (b) to payment and performance of the Company's obligations in accordance with this Indenture and the applicable Security Document, until such time, if any, that such acceleration is rescinded in accordance with this Indenture.

          (c) The Company currently has and shall maintain in full force and effect all material Permits now or hereafter required by any Authority (including, without limitation, building ordinances and codes and zoning requirements to operate or use and occupy the Collateral Properties for their intended uses or that otherwise relate to the Collateral Property. Unless

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contested in accordance with the provisions of Subsection (d) below, the Company shall comply promptly in all respects with all requirements set forth in the permits and all requirements of any law, ordinance, rule, regulation or requirement of any Authority related to all or any part of the Collateral Property or the condition, use or occupancy of all or any part thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force, except in such cases where such noncompliance would not have a material adverse effect on the condition, use, operation or value of the relevant Collateral Property. The Company shall not initiate or consent to any change in the zoning or any other permitted use classification of any Land which could reasonably be expected to have a material adverse effect on the Lien under the applicable Security Document or the value of any Collateral Property without the written consent of the Trustee.

          (d) The Company may at its own expense contest the amount or applicability of any of the obligations described in Subsections (a) and (c) above by appropriate legal proceedings, prosecution of which operates to prevent the collection thereof and the sale or forfeiture of the Collateral or any part thereof to satisfy the same; PROVIDED, HOWEVER, that in connection with such contest, the Company shall (i) have made provision for the payment of such contested amount on the Company's books if and to the extent required by GAAP or
(ii) if deemed necessary or advisable in the opinion of the Trustee, pay directly to the Trustee for deposit into the Cash Collateral Account a sum sufficient to pay and discharge such obligation and the Trustee's estimate of all interest and penalties related thereto. Notwithstanding the foregoing provisions of this subsection (d), (1) no contest of any such obligations may be pursued by the Company if such contest would (y) expose the Trustee or any Holder to any criminal liability or, unless the Company shall have furnished a bond or other security therefor reasonably satisfactory to the Trustee, any additional civil liability for failure to comply with such obligations, or (z) have a material adverse effect on the Collateral and (2) if at any time payment of any obligation imposed upon the Company by this Section 1606 shall become necessary to prevent the delivery of a sale for tax conveying the Collateral or any portion thereof because of nonpayment, the Company shall pay the same in sufficient time to prevent the delivery of such sale by any Authority.

SECTION 1607.  ENVIRONMENTAL MATTERS.

          (a) The Company (i) shall be, and shall cause its Restricted Subsidiaries to be, at all times in compliance in all material respects with all applicable Environmental Laws and (ii) shall ensure, and shall cause its Restricted Subsidiaries to ensure, that the condition of all property forming part of the Collateral is in compliance in all material respects with Environmental Laws.

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          (b)  The Company shall, and shall cause its Restricted Subsidiaries to, promptly provide notice to the Trustee of any written notice received to the effect that any of them is or may reasonably be likely to become liable to any Person or governmental authority in an amount in excess of one million dollars ($1,000,000) as a result of: (i) any violation or alleged violation by any of them of any Environmental Laws, (ii) any administrative or judicial complaint or order filed against any of them alleging a violation of any Environmental Laws,
(iii) any breach or alleged breach of any environmental certificate, approval or permit relating to the installations or operations at the Collateral Properties, or (iv) any liability arising out of the Release or threatened Release of any Contaminant into the environment or for any damages resulting from such Release.

          (c) Upon reasonable request and at reasonable intervals, the Company shall, and shall cause its Restricted Subsidiaries to, provide the Trustee with updated information concerning any matter for which notice is provided under subparagraph (b) above. In addition, upon written request by the Trustee, but no more frequently than annually, the Company shall, and shall cause its Restricted Subsidiaries to, submit to the Trustee a report ("Environmental Report") providing an update of the status of each environmental, health or safety compliance, hazard or liability issue identified in any notice required pursuant to subparagraph (b), above.

          In the event the Company or the Restricted Subsidiaries receives any written notice from any governmental authority, or if there is a change in Environmental Laws, either of which is reasonably likely to give rise to a material adverse effect on any Collateral Property, the Trustee, in its discretion, acting reasonably, may require the Company to undertake an environmental assessment, evaluating potential costs to correct or meet such change in law, using qualified engineers or environmental consultants, for any property affected by such notice or change in law and forming part of the Collateral, which assessments shall be treated as confidential by Trustee.

          (d) The Company shall, and shall cause its Restricted Subsidiaries to, diligently undertake any Remedial Action required under Environmental Laws in the event of (i) any violation of any Environmental Laws, (ii) any Release of any Contaminant on any property forming part of the Collateral or owned by the Company or its Restricted Subsidiaries or (ii) any other Release or threatened Release of a Contaminant into the Environment occurring in the course of the operations of the Company or its Restricted Subsidiaries or originating from said property; provided, however, that the Company and its Restricted Subsidiaries shall have no obligations under this subparagraph (d) to the extent any of them is diligently

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prosecuting a defense or other legal challenge to any alleged liability or requirement for Remedial Action.

          (e) The Company hereby undertakes, to the extent permitted by applicable law, to indemnify the Holders, as well as the Trustee, their officers, directors, employees, agents and shareholders, and agrees to hold each of them harmless from and against any and all losses, liabilities, damages, reasonable costs, expenses and claims of any and every kind whatsoever, arising out of or related to:

            (i) defending and/or counter-claiming or claiming over against third parties in respect of any environmental action or matter relating to any property that forms part of the Collateral, and

           (ii) any cost, liability or damage arising out of the disposition or settlement of any environmental action entered into by the Trustee relating to any property that forms part of the Collateral, and which at any time or from time to time may be paid or incurred by, or asserted against the Trustee for, with respect to or as a direct or indirect result of (a) the presence in contravention of any Environmental Law (or any governmental directive given to the Company or any of its Restricted Subsidiaries) on or under, or the Release from any property that forms part of the Collateral, or any other property owned or occupied by the Company or any of its Restricted Subsidiaries, of any Contaminant into the environment and (b) a failure on the part of the Company or its Restricted Subsidiaries to comply with any Environmental Laws.

          The provisions of any undertakings and indemnifications set out in this Section 1607 shall survive the satisfaction of the Company's obligations under the First Mortgage Notes, and its release from all other obligations under this Indenture and the Security Documents. Notwithstanding the foregoing, the indemnity provided by the Company and its Restricted Subsidiaries pursuant to this Section 1607(e) shall not apply to any liabilities or costs arising out of the gross negligence or wilful misconduct of Trustee or to liabilities arising out of the actions or inactions of third parties after any transfer of any property forming a part of the Collateral.

SECTION 1608.  CONDEMNATION.

          If there shall occur any Condemnation or commencement of proceedings thereof with respect to Collateral that has a fair

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value exceeding five hundred thousand dollars ($500,000), the Company shall immediately notify the Trustee upon receiving notice of such Condemnation or commencement of proceedings therefor. Any such Condemnation Proceeds are hereby assigned to the Trustee and shall be deposited directly into the Cash Collateral Account to be held subject to the terms of this Indenture (including Section
1610) and the applicable Security Documents, provided that, so long as no Event of Default has occurred and is continuing, such Condemnation Proceeds need not be so deposited unless they exceed two million five hundred thousand dollars ($2,500,000). The Company shall take all steps necessary to notify the condemning authority of such assignment.

SECTION 1609.  REQUIRED INSURANCE POLICIES.

          The Company shall maintain in full force the insurance coverages in respect of the Collateral required by this Section 1609 as follows:

     (A)  POLICIES TO BE MAINTAINED:

          The Company shall take out and maintain at all times the following policies of insurance relating to the Collateral Properties and their operation with financially sound and reputable insurers:

          (1) "ALL RISKS" PROPERTY INSURANCE: Property insurance on an "all risks" basis against physical loss of, damage to or impairment of the material improvements, machinery and equipment, including coverage of the risks of earthquake and flood. All such insurance shall be for not less than full replacement cost value, with limits and sublimits, if any, consistent with Subsection (B) below. The policy will apply in connection with construction, renovation, replacement and expansion.

          (2) BUSINESS INTERRUPTION INSURANCE: Business interruption insurance written on a gross earnings form to cover the actual loss sustained, including loss of earnings, fixed costs and debt service, resulting from interruption of business operations due to physical loss of, damage to or impairment of the material improvements, machinery and equipment.

          (3) BOILER AND MACHINERY INSURANCE: Comprehensive broad form boiler and machinery insurance to cover physical loss or damage, which insurance shall be for not less than full replacement cost value, with limits and sublimits, if any, consistent with Subsection (B) below.

          (4) COMPREHENSIVE GENERAL LIABILITY INSURANCE: Comprehensive general liability insurance to cover all sums

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     which the Company or its Restricted Subsidiaries shall become obligated to pay by reason of liability imposed by law upon the insured or assumed by the insured under any contract for damages because of bodily injury or property damage, including in connection with any construction. Such insurance shall include the policy extensions commonly referred to as:

               (i)  Blanket written and oral contractual liability;

              (ii)  Owner's and contractor's protective liability;

             (iii)  Personal injury liability;

              (iv)  Employer's liability;

               (v)  Property damage on a broad form basis;

              (vi)  Non-owned automobile liability;

             (vii)  Non-owned watercraft liability;

            (viii) Named peril pollution liability, including legal liability for any evacuation; and

              (ix)  Products and completed operations liability.

          (5) AUTOMOBILE LIABILITY INSURANCE: Automobile liability insurance on all vehicles owned, leased, hired, operated or licensed by or in the name of the Company for bodily injury, death or property damage, including loss of use thereof.

          (6) UMBRELLA LIABILITY INSURANCE. Excess or umbrella liability insurance in respect of the insurance required by paragraphs (4) and (5) of this Subsection 1609(A) in the aggregate in excess of the underlying limits of the policies taken out pursuant to said paragraphs (4) and (5).

     (B)  DEDUCTIBLES AND MULTIPLE INSUREDS:

          Deductibles, limits and sublimits in connection with any insurance policies required under this Section 1609 shall be for such amounts as would be purchased by a prudent Person engaged in the pulp and paper industry in North America and similarly situated with the Company. If any such policies insure others as well as the Company, it will contain a cross-liability or severability of interests clause.

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     (C)  OTHER POLICIES TO BE MAINTAINED:

          Notwithstanding anything contained in this Section 1609, the Company shall take and maintain all such other insurance policies as may be required from time to time by any applicable statute, regulation, decree or court order. Moreover, the Trustee shall, after consultation with the Company, be entitled, acting reasonably, to require the Company to amend the scope or limits of insurance (including but not limited to decreases or increases in limits to take into account deflation or inflation) or to obtain such additional insurance, all as may be advisable in accordance with industry practice, and the Company shall comply with any request by the Trustee to do so within thirty days of such request (or such longer period as may be reasonably required to obtain such amendment or new insurance).

          If any insurance required to be maintained by the Company under this
Section 1609 is not available on a commercially reasonable basis as a result of changes in the insurance market occurring after the date hereof, the Company may so advise the Trustee, and the Company shall procure such insurance most closely approximating the required insurance which is not available at commercially reasonable rates as determined by a Person qualified to survey risks and to recommend insurance coverage for companies in the pulp and paper industry that is not an employee, officer or director or Affiliate of the Company or any of its Affiliates selected by the Company and approved by the Trustee, as specified in a certificate of such Person delivered to the Trustee, PROVIDED that this provision shall not relieve the Company of the obligation of maintaining the insurance as required in Section 1609 (A)(1), (2) or (3).

     (D)  POLICY REQUIREMENTS:

          (1) PARTIES PROTECTED. The interest of the Trustee under this Indenture and as mortgagee and secured creditor in the Collateral under the Security Documents shall be noted as loss payee upon all property policies taken out by the Company relating to the Collateral, whether or not required by this Section 1609. Each of the said policies will contain a mortgage clause and a breach of conditions endorsement or extension, in form and substance satisfactory to the Trustee. The interests of other hypothecary creditors may also be noted upon property policies or protected by a mortgage clause, PROVIDED that their encumbrances relate to property other than the Collateral.

          Each of the said policies will contain a waiver of subrogation by the insurer against the Trustee and against the other hypothecary creditors whose interests are noted, and all of their directors, officers and employees.

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          Each policy of insurance referred to in paragraphs (A) (1), (2), (3)
     and (4) shall provide for automatic assignment to the Trustee and coverage for a minimum of sixty days, regardless of the policy expiration date, after the Trustee shall have taken possession or become owner of the material improvements, machinery and/or equipment. Each liability policy written on a claims made basis shall provide that if it remains in force at the time the Security Documents is discharged, the claims reporting period will, on the request of the Trustee, be continued for one year after the expiry date of the policy.

          The Trustee shall be named as additional insureds under all liability policies taken out by the Company relating to the Collateral, including, without limitation, those referred to in paragraphs (A)(4) and (6).

          (2) NOTICE REQUIREMENTS IN POLICIES: All insurance policies shall provide for sixty days' prior written notice of cancellation, termination or material change to the Trustee and the other hypothecary creditors whose interests are noted.

          (3) INSURER, FORM OF POLICY: All insurance policies required by this Indenture or the Security Documents shall be taken out with reputable insurers and reinsurers which are acceptable to the Trustee, acting reasonably and in consultation with the Company's insurance broker, and which are licensed to do business as required. All such policies shall be in form acceptable to the Trustee, acting reasonably and in consultation with the Company's insurance broker.

          All insurance shall provide primary coverage for the risks insured, without right of contribution of any other insurance carried by or on behalf of the Trustee with respect to its interest in the material improvements, machinery and equipment.

          All insurance shall be endorsed to provide that, inasmuch as the policy is written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of insurers limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

          (4)  NO CO-INSURANCE:  No property policies shall permit co-insurance.

     (E)  COMPANY'S OBLIGATIONS CONCERNING INSURANCE:

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


          (1) PAYMENT OF PREMIUMS: The Company will pay punctually all premiums payable for all insurance taken out and maintained by it and will on request furnish the Trustee with proof of such payment.

          (2) DELIVERY OF POLICIES, RENEWALS AND AMENDMENTS: The Company shall promptly deliver to the Trustee copies of all certificates and policies of insurance taken out by it, certified by the insurer or its authorized representative in each case. The Company shall also provide evidence (which may include cover notes or binders) of every renewal or replacement of a policy at least ten days prior to its expiry date. If any policy is materially and adversely amended the Company shall promptly provide the Trustee with a certified copy of such amendment.

          (3) ANNUAL CERTIFICATE OF INSURANCE: The Company will on or before the renewal date of each policy in each year deliver to the Trustee certificates of insurance issued by each of its insurers, in form and substance satisfactory to the Trustee, certifying which policies of insurance have been obtained or renewed and listing all policies in force. In addition, the Company shall deliver a certificate stating the following in respect of each such policy:

             (i)    the policy limits;

            (ii) the insurance companies or underwriters carrying the insurance;

           (iii)    the effective and expiry dates of the policy; and

            (iv)    that the policy complies with the provisions of Section
                    1609(D).

          (4) COMPLIANCE WITH POLICY REQUIREMENTS: The Company shall comply with all material requirements of all policies of insurance and in particular will promptly inform each of its insurers of all material events and matters which it is necessary to disclose to such insurer to preserve or obtain coverage. Without limiting the generality of the foregoing, the Company shall not in its use and occupancy of the Collateral Properties (including, without limitation, in the making of any alteration thereto) take any action that could reasonably be expected to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under this Indenture or that could reasonably be expected to be the basis for a defense to any claim under any insurance policy maintained in respect of the Collateral.

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

          (5) AMOUNT OF COVERAGE: Wherever the Company is required to maintain insurance coverage for full replacement cost value or for full indemnity, it shall make due allowance for the anticipated effect of inflation or increases in costs, expenditures or revenues, as may be reasonably foreseeable.

          (6) NOTIFICATION OF TRUSTEE AND FILING OF PROOFS OF CLAIM: In the event of any total or partial loss with respect to any Collateral in excess of five hundred thousand dollars ($500,000) in the reasonable estimation of the Company, the Company shall notify the Trustee and any other hypothecary creditor whose interest is noted of such occurrence within thirty days of the date of the occurrence and shall do or cause to be done all such acts and things as may be necessary or advisable to obtain prompt payment of all insurance proceeds in relation thereto in accordance with the terms hereof, including (without limitation) the timely filing of interim and final proofs of loss with insurers subject, however, to the provisions of Section 1610.

     (F)  NO OBLIGATION ON TRUSTEE:

          The Trustee makes no representation or warranty as to the sufficiency or adequacy of the insurance coverage required to be maintained pursuant to this
Section 1609. The Trustee shall have no obligation to verify any information or statement contained in any certificate or policy delivered to it.

     (G)  TRUSTEE MAY INSURE:

          If the Company fails to take out or maintain insurance as required by this Section 1609, and if it fails to rectify such situation within forty-eight hours after notice from the Trustee, the Trustee shall have the right but not the obligation to take out and maintain such insurance at the cost of the Company. No insurance taken out by the Trustee shall relieve the Company of its obligation to insure hereunder and the Trustee shall not be liable for any loss or damage suffered by the Company in connection therewith.


     (H) Any and all Insurance Proceeds (except if no Event of Default has occurred and is continuing, and the total Insurance Proceeds received in connection with a Casualty do not exceed two million five hundred thousand dollars ($2,500,000)) received by the Company shall be paid to the Trustee to be deposited directly and held in the Cash Collateral Account subject to the terms of this Indenture, including Section 1610. Following an Event of Default, all proceeds of insurance for business interruptions of a Collateral Property shall be paid directly into the Cash Collateral Account, and shall be subject to the Lien (subject to

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Permitted Collateral Liens) of the applicable Security Document and shall be applied in accordance with the terms of this Indenture.

SECTION 1610.  WITHDRAWALS OF CONDEMNATION PROCEEDS
               AND INSURANCE PROCEEDS.

          (a) In the event of any Casualty or Condemnation not involving or constituting a Collateral Loss Event (for which no Event of Default has occurred and is continuing, and the Insurance Proceeds or Condemnation Proceeds exceed two million five hundred thousand dollars ($2,500,000) (a "Partial Collateral Loss")), (1) the Insurance Proceeds or Condemnation Proceeds therefrom shall be paid directly to the Trustee for deposit in the Cash Collateral Account and (2) the Company shall take such actions, at its sole expense, as may be required to ensure that the Trustee has from the date of such deposit a first-ranking Lien (subject to Permitted Collateral Liens) on such Insurance Proceeds or Condemnation Proceeds pursuant to the applicable Security Document or this Indenture. The Company shall apply all such Insurance Proceeds or Condemnation Proceeds to commencement and completion of Restoration of the Collateral affected by the relevant Casualty or Condemnation.

          (b) In connection with any Partial Collateral Loss, or any Collateral Loss Event with respect to which the Company has elected to apply the Insurance Proceeds or Condemnation Proceeds, as the case may be, to Restoration of the relevant Collateral pursuant to Section 1015(b)(iii)(B), the Company shall take such actions, at its sole expense, as shall be required to permit the Trustee to release such Insurance or Condemnation Proceeds from the Lien thereon. Upon the receipt of an appropriate Opinion of Counsel pursuant to Section 102 and in accordance with the Trust Indenture Act of 1939, and any related documentation, the Trustee shall release to the Company the Insurance Proceeds or Condemnation Proceeds from such Casualty or Condemnation on deposit in the Cash Collateral Account (less the cost of recovering and paying out such Insurance Proceeds or Condemnation Proceeds, including attorneys' fees and costs allocable to inspecting the Work (as defined below) and the plans and specifications therefor) in order to enable the Company to Restore the relevant Collateral to at least its general utility and value prior to the relevant Casualty or Condemnation, only in accordance with the following procedures:

          (1) if the cost of the work to be completed (the "Work"), estimated by the Company, shall exceed ten million dollars ($10,000,000), the Work shall be under the charge of an architect, engineer or construction manager (who may be an employee of the Company) and, before the Company commences any Work, other than temporary Work to protect property to prevent interference with business and

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     Restoration work up to five million dollars ($5,000,000), the Trustee and an independent consulting engineer selected by the Company and approved by the Trustee shall have approved the plans and specifications for the Work, which approval shall not be unreasonably withheld or delayed, it being nevertheless understood that said plans and specifications shall provide for such Work that, upon completion thereof, the improvements shall be at least equal in general utility and value to the Improvements that were on the site prior to the Condemnation or Casualty;

          (2) each request for payment shall be made on no less than 10 nor more than 30 days' prior notice to the Trustee and shall be accompanied by a certificate to be made by such architect, engineer or construction manager, if supervision is required by such a person under clause (1) of this Section 1610(b), and by an Officer's Certificate, stating (i) that all of the Work completed has been done substantially in compliance with the approved plans and specifications, if any is required under said clause
     (1), (ii) that the sum requested is required to pay, or to reimburse the Company for the cost incurred in connection with, such Work (giving a brief description of the services and materials provided in connection with such
     Work); (iii) that the sum requested, when added to all proceeds previously paid out by the Trustee, does not exceed the value of the Work done (including downpayments made to suppliers related to the Work in accordance with customary practice) as of the date of such certificate (less any retainer set forth in the relevant construction contract, if applicable, which shall contain customary provisions) and (iv) that the amount of Insurance Proceeds or Condemnation Proceeds, as the case may be, from the relevant Casualty or Condemnation remaining in the Cash Collateral Account, together with the Insurance Proceeds or Condemnation Proceeds which will thereafter become available in connection therewith (together with any funds of the Company other than Condemnation Proceeds or Insurance Proceeds deposited by the Company in the Cash Collateral Account for purposes of completion of such Work), will at all times be sufficient to complete the Restoration (giving in such reasonable detail as the Trustee may require an estimate of the cost of such completion);

          (3) each request shall be accompanied by waivers of Liens (conditional as to the current request and unconditional as to prior requests) satisfactory to the Trustee covering that part of the Work for which payment or reimbursement is being requested and by evidence satisfactory to the Trustee that there has not been filed with respect to the Collateral Property any mechanic's or other Lien or instrument for the retention of title in

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     respect of any part of the Work not discharged of record (other than
     Permitted Collateral Liens);

          (4) any Work shall, once commenced, be prosecuted diligently to completion in a good and workmanlike manner in material compliance with all applicable Legal Requirements;

          (5) each request shall be accompanied by an Officer's Certificate dated not more than 10 days prior to the date of such request to the effect that

               (i) no material contract, lease or license affecting the relevant Collateral Property immediately prior to the relevant Casualty or Condemnation shall have been canceled, or contain any still exercisable right to cancel, due to such Condemnation or Casualty;
               (ii) no Default or Event of Default shall have occurred and be continuing;

          (6) the request for any payment after the Work has been completed shall be accompanied by a copy of any certificate or certificates required by law to render occupancy of the relevant Collateral Property legal;

          (7) the buildings, equipment or other improvements or fixtures covered by the Work shall be subject to the Lien of and security interest created by the Security Documents (subject only to Permitted Collateral Liens) and the Trustee shall have received an Opinion of Counsel satisfactory to it to this effect;

          (8) each request shall be accompanied by the documentation required under Section 314(d) of the Trust Indenture Act;

          (9) during the performance of any such Work, the Company shall procure and maintain the insurance coverages required under Section 1609 hereof, including business interruption insurance covering the entire period of Restoration; and

          (10) the Company shall provide such other documents as the Trustee may reasonably require.

          (c) All Restoration shall be completed within 360 days from the receipt of the Insurance Proceeds or Condemnation Proceeds from the relevant Casualty or Condemnation, PROVIDED that, in the event that the Company enters into a binding Commitment to Restore the relevant Collateral within six months from such receipt, the Company shall have 24 months from such

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

receipt to complete the Restoration, which shall be carried out with due diligence.

          (d) In the event that any Condemnation Proceeds or Insurance Proceeds, as the case may be, remain on deposit in the Cash Collateral Account following payment of all costs in connection with the Restoration of a Collateral Property to substantially its prior value and general utility, such funds shall remain on deposit in the Cash Collateral Account and will be made available by the Trustee to the Company from time to time either (i) for the construction of improvements at any Collateral Property, which shall become subject to the first-ranking Lien of the Trustee (subject to Permitted Collateral Liens) in accordance with substantially the same procedures set forth in paragraph (b) above or (ii) for the purchase of additional Collateral to be made subject to a first-ranking Lien of the Trustee (subject to Permitted Collateral Liens) in accordance with substantially the same procedures set forth in Section 1015. In the event that any funds of the Company other than Insurance Proceeds or Condemnation Proceeds deposited by the Company in the Cash Collateral Account for purposes of completing the relevant Work in accordance with Section 1610(b)(2) hereof remain at such time, such funds shall be returned to the Company. In the event that, following a Partial Collateral Loss resulting from a Condemnation, it is determined by the engineering firm engaged pursuant to Section 1610(b)(1) that Restoration of the relevant Collateral Property is impossible or impracticable or that the Condemnation did not materially and adversely affect the then current or anticipated operations of the Collateral Property, the Condemnation Proceeds may be used in their entirety to purchase Replacement Collateral, in accordance with substantially the same procedures set forth in Section 1015.

          (e) EVENT OF DEFAULT: If an Event of Default has occurred and is continuing under this Indenture, the First Mortgage Notes or any Security Document, the Trustee may, notwithstanding anything herein contained, apply any Insurance Proceeds, Condemnation Proceeds, proceeds from business interruption insurance deposited in the Cash Collateral Account pursuant to Section 1609(H), or any amounts held by it or held in the Cash Collateral Account, to the satisfaction of the Company's obligations under this Indenture. If an event has occurred which, with the passage of time after notice, may become an Event of Default, the Trustee shall be entitled to hold any such proceeds or amounts pending expiry of the notice period.

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SECTION 1611.  INSPECTION.

          The Company shall, and shall cause each of its Restricted Subsidiaries to, permit authorized representatives of the Trustee (i) to inspect and obtain copies of all records and documents relating to the properties of the Company or its Subsidiaries constituting Collateral in the possession of any federal, state or municipal authorities and shall sign or cause to be signed any documents required for this purpose, and (ii) to visit and inspect the properties of the Company or its Restricted Subsidiaries constituting Collateral, and any or all books, records and documents in the possession of the Company relating to the Collateral, and to make copies and take extracts therefrom and to visit and inspect the Collateral, all upon reasonable prior notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

SECTION 1612.  FAILURE TO MAKE CERTAIN PAYMENTS.

          If the Company shall fail to perform any of the covenants contained in this Article Sixteen, including, without limitation, the Company's covenants to pay the premiums in respect of all required insurance coverages, and such failure shall continue after any applicable notice and grace period, the Trustee may, but shall not be obligated to, and shall have no liability whatsoever for its failure to, make advances to perform such covenant on the Company's behalf, and all sums so advanced shall be immediately due and payable by the Company and shall bear interest at a rate which shall equal the highest interest rate then applicable under this Indenture. Neither the provisions of this Section 1612 nor any action taken by the Trustee pursuant to the provisions of this Section 1612 shall prevent any such failure to observe any covenant contained in this Indenture or the Security Documents from constituting a Default or an Event of Default.

          This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                         STONE CONTAINER CORPORATION

                         By:
                            -------------------------
                           Name:
                           Title:


[SEAL]
Attest:




- - - - ----------------------------
Name:
Title:

                         NORWEST BANK MINNESOTA,
                           NATIONAL ASSOCIATION
                              AS TRUSTEE


                         By:
                            -------------------------------
                           Name:
                           Title:

[SEAL]

STATE OF ILLINOIS     )
                      )  SS.:
COUNTY OF COOK        )


          On the 12 day of October, 1994, before me personally came Amy K. Johnson, to me known, who, being by me duly sworn, did depose and say that she is Corporate Trust Officer of Norwest Bank Minnesota, National Association, one of the parties described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation; and that she signed his name thereto by like authority.




                            -------------------------------
                              My commission expires:

STATE OF ILLINOIS     )
                      )  SS.:
COUNTY OF COOK        )


          On the 12 day of October, 1994, before me personally came ____________, to me known, who, being by me duly sworn, did depose and say that he is _______________________ of Stone Container Corporation, one of the parties described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.




                         -------------------------------
                           My commission expires:

STATE OF NEW YORK     )
                      )  SS.:
COUNTY OF NEW YORK    )


          On the 12th day of October, 1994, before me personally came _____________, to me known, who, being by me duly sworn, did depose and say that he is _____________ of Norwest Bank Minnesota, National Association, one of the parties described in and which executed the foregoing instrument; that he knows the seal of said bank; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said bank; and that he signed his name thereto by like authority.




                         -------------------------------
                           My Commission Expires:

STATE OF NEW YORK     )
                      )  SS.:
COUNTY OF             )


          On the 12th day of October, 1994, before me personally came _____________, to me known, who, being by me duly sworn, did depose and say that he is _________ of Stone Container Corporation, one of the parties described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.




                         -------------------------------
                           My Commission Expires: